As filed with the Securities and Exchange Commission on April 11, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORLD SURVEILLANCE GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	3721	88-0292161
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

State Road 405, Building M6-306A, Room 1400

Kennedy Space Center, FL 32815

(321) 452-3545

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Glenn D. Estrella

Chief Executive Officer

World Surveillance Group Inc.

State Road 405, Building M6-306A, Room 1400

Kennedy Space Center, FL 32815

(321) 452-3545

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara M. Johnson, Esq. World Surveillance Group Inc. State Road 405, Building M6-306A, Room 1400 Kennedy Space Center, FL 32815 (321) 452-3545	Stephen M. Fleming, Esq. Fleming PLLC 49 Front Street, Suite 206 New York, NY 11570 (516) 442-3614

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value per share (3)	50,000,000	$0.04	$2,000,000	$229.20

(1)	In accordance with Rule 416 under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the OTCBB on April 4, 2012.
(3)	This Registration Statement covers the resale by a certain selling stockholder of up to 50,000,000 shares of common stock that may be acquired pursuant to a convertible debenture that was issued in a private placement that closed on February 2, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

dated April 11, 2012

50,000,000 Shares

Common Stock

This Prospectus relates to the offer and sale of up to 50,000,000 shares of our common stock, par value $0.00001 per share, which may be resold from time to time by the selling stockholder identified in this prospectus. The 50,000,000 shares may be acquired by the selling stockholder pursuant to a certain convertible debenture that was issued in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (Securities Act), and Rule 506 promulgated thereunder. The initial financing of $500,000 was paid at the closing to the Company and an additional aggregate investment in the Company of $5.0 million is required by the private placement documents. The selling stockholder also has the right to purchase an additional $5.0 million of our common stock at a purchase price of $0.21 per share for a period of three years. The private placement closed on February 2, 2012.

Pursuant to the private placement documents, we agreed to register for resale 50,000,000 shares of common stock that may be issued to the selling stockholder pursuant to a certain convertible debenture issued by the Company to the selling stockholder in the private placement.  We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares from time to time at the market price prevailing on the Over The Counter Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices, in negotiated transactions or in a combination of such methods of sale directly or through brokers. See “Plan of Distribution” beginning on page 46 for additional information on how the selling stockholder may conduct sales of its shares of common stock.

Other than commissions and legal fees of the selling stockholder, we shall bear all expenses incurred in connection with registration of the common stock offered by the selling stockholder.

Our common stock is traded on the OTCBB under the symbol “WSGI.”  On April 4, 2012, the closing price of our common stock was $0.04 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 for certain risks you should consider before purchasing any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2012

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. No offer to sell these securities shall be made in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  Our business, prospects, financial condition and results of operations may have changed.

This document may only be used where it is legal to sell these securities.  Certain jurisdictions may restrict the distribution of these documents and the offering of these securities. We require persons receiving these documents to inform themselves about, and to observe any, such restrictions.  We have not taken any action that would permit an offering of these securities or the distribution of this prospectus in any jurisdiction where action for that purpose is required.

Market, Industry and Other Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information or estimates. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. None of our estimates have been verified by any independent source.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk and are subject to change due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Investing in our common stock involves risks.  See “Risk Factors” beginning on page 3.

Our Company and Business

We design, develop and market, and intend to sell, autonomous lighter-than-air (LTA) unmanned aerial vehicles (UAVs) capable of carrying payloads that provide persistent security and/or wireless communications from air to ground solutions at low, mid and high altitudes.  Our airships and aerostats when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.  Our business focuses primarily on the design and development of innovative UAVs that provide situational awareness and other communications capabilities via the integration of wireless capabilities and customer payloads. We believe a very large market opportunity exists for lower cost UAVs that can fly on station for multiple days performing continuous remote sensing and communications relay missions in an affordable manner. Existing solutions such as communications satellites, manned aircraft, tethered aerostats or balloons and heavier-than-air fixed wing unmanned aircraft address some of this emerging demand, but either are imperfect in their capabilities and/or operate at relatively high financial and resource costs.

Through our wholly owned subsidiary Global Telesat Corp. (GTC), we provide mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. GTC specializes in services related to the Globalstar satellite constellation, including ground station construction, satellite telecommunications voice airtime and tracking services.  GTC has recently launched its e-commerce mobile satellite solutions portal and is an authorized reseller of satellite telecommunications equipment and services offered by other leading satellite network providers such as Inmarsat, Iridium and Thuraya. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

Corporate Information

On September 22, 2008 we filed a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to which our newly formed wholly-owned subsidiary, Sanswire Corp., a Delaware corporation, was merged into us and our corporate name was changed from GlobeTel Communications Corp. to Sanswire Corp. Effective April 19, 2011, we merged a newly created, wholly-owned Delaware subsidiary, World Surveillance Group Inc., with and into the Company, with the Company being the surviving corporation.  Our Restated Certificate of Incorporation is the charter of the surviving corporation except that our name has been changed to World Surveillance Group Inc.  In connection with the change of our corporate name, effective April 25th our stock ticker symbol, under which our common stock is now traded, was changed to “WSGI”.

On May 25, 2011 we completed our acquisition of privately-held Global Telesat Corp. We acquired 100% of the issued and outstanding securities of GTC, making GTC a wholly owned subsidiary of the Company. GTC supplies satellite based tracking and communication solutions to the U.S. Government, defense industry and commercial customers.

Our current principal office is at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815, our mailing address is Mail Code: SWC, Kennedy Space Center, FL 32899, and our telephone number at that location is (321) 452-3545.  Our internet address is www.wsgi.com.   Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. Unless otherwise indicated or unless the context otherwise requires, all references in this document to “we,” “us,” “our,” the “Company” and similar expressions are references to World Surveillance Group Inc. and, depending on the context, its subsidiaries.

World Surveillance Group, Global Telesat, GTC, Argus One, SkySat, Stratellite, the World Surveillance Group logo and other trademarks or service marks of World Surveillance Group appearing in this prospectus are the property of World Surveillance Group Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

1

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including, but not limited to, the risks that (i) if we are unable to raise additional capital, we would likely have to delay, curtail, scale back or terminate some or all of our operations, prematurely sell some or all of our assets, merge with or be acquired by another company or possibly shut down our operations, (ii) we have not yet sold any of our airships or aerostats in the commercial marketplace, and (iii) we generated limited revenue in the year ended December 31, 2011.  Additional risks relating to our business and the ownership of our common stock include those highlighted in the section titled “Risk Factors” immediately following this prospectus summary.

THE OFFERING

Common stock offered by us	None

Common stock offered by selling stockholder	50,000,000

OTCBB stock symbol	“WSGI”

Proceeds to us	None

Risk factors	Investing in our common stock involves certain risks. You should read “Risk Factors” beginning on page 3 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to purchase shares of our common stock.

2

RISK FACTORS

Investing in or purchasing shares of our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase or invest in shares of our common stock. If any of the following risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our common stock would likely decline, and you could lose part or all of your investment in our common stock.

Risks Related to Our Business and Industry

We need to raise a significant amount of additional capital to continue our operations which capital may be costly and difficult to obtain, and if we are unable to raise additional capital, we would likely have to delay, curtail, scale back or terminate some or all of our operations, prematurely sell some or all of our assets, merge with or be acquired by another company, or possibly shut down our operations.

We need to raise significant additional capital in order to meet our cash requirements to fully implement our business plan and continue our operations during the next twelve months.  As of December 31, 2011, we only had $5,532 of cash and cash equivalents, we had negative working capital of $16,837,985 and we had a net loss of $1,119,400.  We expect to use the funds raised, if any, to expand and accelerate our research and development efforts, increase our manufacturing facilities, hire additional sales and other personnel, implement additional corporate governance measures, attract independent board members and for other operating activities.  We will, as we deem necessary and prudent, continue to seek to raise additional capital through various financing alternatives, including the private or public sale of equity or debt securities, bank financing or corporate partnering arrangements.   Other than our agreement with La Jolla Cove Investors, we do not have any firm commitments for additional capital from third parties or from our officers, directors or shareholders.  Although our officers and directors or their affiliates have in the past provided us with or helped us obtain capital, they are not legally bound to do so.  We may not be able to raise additional capital on terms acceptable to us or at all.   In order to attract new investors and raise additional capital, we may be forced to provide rights and preferences to new investors that are not available to current stockholders and that may be adverse to existing investors.  If we do not receive adequate additional financing on terms satisfactory to us on a timely basis, or at all, we would not be able to meet our cash payment obligations or fully implement our business plan.  We would likely also have to delay, curtail, scale back or terminate some or all of our operations that could hurt our future performance, prematurely sell some or all of our assets on undesirable terms, merge with or be acquired by another company on unsatisfactory terms, or possibly shut down our operations.

We have a history of operating losses that we anticipate will continue for the foreseeable future.

We have a history of losses from operations and we anticipate that for the foreseeable future, we will continue to experience losses from operations.  Those losses have resulted principally from costs incurred in our research and development efforts, and from general and administrative costs associated with our business.  We had a net loss from continuing operations of $1,119,400 during 2011, $9,786,228 during 2010 and $9,414,507 during 2009.  Our accumulated deficit through December 31, 2011 was $145,632,499.  We expect to continue to incur net losses from operations for the next several quarters if not for all of 2012 as we continue to develop and seek to commercialize our products.

We have incurred substantial indebtedness and may be unable to service our debt.

Our indebtedness at December 31, 2011 was $16,647,378.  A portion of such indebtedness reflects judicial judgments against us that could result in liens being placed on our bank accounts or assets.   We are reviewing our ability to reduce this debt level due to the age and/or settlement of certain payables but we may not be able to do so.  This level of indebtedness could, among other things:

•	make it difficult for us to make payments on this debt and other obligations;
•	make it difficult for us to obtain future financing;
•	require us to redirect significant amounts of cash from operations to servicing the debt;
•	require us to take measures such as the reduction in scale of our operations that might hurt our future performance in order to satisfy our debt obligations; and
•	make us more vulnerable to bankruptcy or an unwanted acquisition on terms unsatisfactory to us.

Our independent auditors have issued a report stating that there is substantial doubt relating to our ability to continue as a going concern, which may impair our ability to raise additional financing.

The report of our independent auditors contained in our consolidated financial statements for the years ended December 31, 2011 and 2010 explains that we have incurred substantial operating losses and raises substantial doubt about our ability to continue as a going concern. Analysts and investors view reports of independent auditors questioning a company’s ability to continue as a going concern unfavorably. This report may make it difficult for us to raise additional debt or equity financing necessary to continue our business operations and the development of our airships. Potential investors should review this report before making a decision to invest in the Company.

3

We rely exclusively on our technical partner, Eastcor Engineering, and its chief technologist for the development and commercialization of our products.

We currently rely exclusively on our technical partner, Eastcor Engineering, and its chief technologist for the development and commercialization of our airships and aerostats.  We currently have no technical personnel as employees of the Company. While we believe the relationship with Eastcor and its chief technologist to be very strong, there is no assurance that it will always remain so. If this relationship were to break down or terminate or if we were to lose the services of Eastcor and its chief technologist, it would cause a significant delay in our ability to continue to develop, manufacture and sell our airships and aerostats, postpone commercial revenue to us and increase the costs related to such development and commercialization. We had an agreement with Eastcor which expired in accordance with its terms and we are presently negotiating a new agreement to establish responsibilities for the technical development of our products. There is no guarantee, however, that we will be able to enter into such an agreement.

The financial results of the combined company may materially differ from the historical pro forma financial information presented in the Current Report on Form 8-K that we filed with the SEC.

We completed the GTC acquisition because we believe that the acquisition will be beneficial to our company and our stockholders. The success of the acquisition will depend, in part, on our and GTC’s ability to realize the anticipated benefits and synergies from combining our businesses. To realize these anticipated benefits, we must successfully combine our businesses in an efficient and effective manner. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be realized fully, or at all, or may take longer to realize than expected, and the value of our common stock may be adversely affected.

The historical pro forma financial information presented in the Current Report on Form 8-K that we filed with the SEC reflects the estimates, assumptions and judgments made by management of the Company and GTC. These estimates, assumptions and judgments affect the reported amounts of assets and liabilities as of the dates presented as well as revenue and expenses reported for the periods presented. The resolution of differences between the two companies’ accounting policies and methods, including estimates, assumptions and judgments, may result in materially different financial information than is presented in the historical pro forma financial statements.

We may pursue other strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We entered into a joint venture in 2008 with our then technology partner TAO Technologies, but terminated all of the agreements between us and TAO and dissolved the joint venture in 2011. We will continue to consider potential strategic transactions, which could involve acquisitions or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as: (i) the need to integrate and manage the businesses and products acquired with our own business and products, (ii) additional demands on our resources, systems, procedures and controls, (iii) disruption of our ongoing business, and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of our company. Any such activity may not be successful in generating revenue, income or other returns to us, and the resources committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability: (i) to take advantage of growth opportunities for our business or for our products, or (ii) to address risks associated with acquisitions or investments in businesses, may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings.   These future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses, with our existing products and operations or combine personnel and cultures.  Failure to do so could deprive us of the intended benefits of those acquisitions.

Product development is a long, expensive and uncertain process.

The development of LTA UAVs is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment.  We make and will continue to make significant investments in research and development relating to our airships, aerostats and our other businesses.  Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products.  We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

4

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•	failure to obtain the required regulatory approvals for their use;
•	prohibitive production costs;
•	competing products;
•	lack of innovation of the product;
•	ineffective distribution and marketing;
•	lack of sufficient cooperation from our partners; and
•	demonstrations of the airships not aligning with or meeting customer needs.

We have not yet sold any of our airships or aerostats in the commercial marketplace and our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities.  Upon demonstration, our airships and aerostats may not have the capabilities they were designed to have or that we believed they would have.  Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products.  Significant revenue from new product investments may not be achieved for a number of years, if at all.

GTC has developed various custom designed commercial simplex satellite tracking devices that are capable of transmitting locational and other information from any location within the Globalstar satellite network. These devices were previously exclusively used by U.S. government customers and thus have satisfied stringent operational requirements for years. Users of these tracking products will be able to access their accounts online and view near-live location and status transmissions using GTC’s proprietary mapping web interface. Although GTC can sell to U.S. government customers without the need for any form of certification, GTC can not sell such tracking devices commercially without certification from Globalstar and the Federal Communications Commission for use in the U.S., and from comparable entities globally, like CE Mark. GTC has begun the process to apply for certification to sell these devices both in the U.S. and globally and GTC plans to have a worldwide target customer base with no cost basis on the monthly service plans sold with each device. Although, GTC believes the likelihood of obtaining these certifications is high due to its experience in producing these tracking devices for government customers combined with its knowledge and experience of the Globalstar network and their certification requirements, there is no guarantee that GTC will be, however, able to certify its tracking devices.  Moreover, in the past, the Company has dealt specifically with U.S. government customers but is now also focused on expanding this customer base and making maximum use of the free accounts to generate increased revenue.  We cannot assure you, however, that GTC will be successful doing so.

Our potential customers are likely to be government or government-related entities that are subject to appropriations by Congress and reduced funding for defense procurement and research and development programs would likely adversely impact our ability to generate revenues.

We anticipate that the majority of our revenue (for our airships, aerostats and GTC products other than website sales) at least in the foreseeable future will come from U.S. government and government-related entities, including both the Department of Defense and other departments and agencies.  Government programs that we may seek to participate in and contracts for the construction of satellite ground stations must compete with other programs for consideration during Congress’ budget and appropriations hearings, and may be affected by changes not only in political power and appointments but also general economic conditions and other factors beyond our control.  Reductions, extensions or terminations in a program that we are seeking to participate in or overall defense or other spending could adversely affect our ability to generate revenues and realize any profits.  We cannot predict whether potential changes in security, defense, communications and intelligence priorities will afford opportunities for our business in terms of research and development or product contracts, but any reduction in government spending on such programs could negatively impact our ability to generate revenues.

We may not qualify as a U.S. government contractor, and if we do, we will be subject to a number of procurement rules and regulations.

We have not yet been qualified to be a contractor, and have done no business yet, with the U.S. Government (although our recently acquired subsidiary GTC has done so) and if we fail to so qualify, our ability to generate revenues would be severely affected.   As the parent company of GTC, we are not, however, required to be qualified as a government contractor in order for GTC to qualify for new government contracts. If we do so qualify, to do business with the U.S. government, we will be required to comply with and will be affected by laws and regulations relating to the award, administration and performance of U.S. contracts, as is GTC.  Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.

5

Our airships are subject to significant governmental regulation including FAA regulations that currently prohibit us from performing any untethered flight testing of our UAVs in commercial airspace until we receive a clearance certification from the FAA which is difficult and time-consuming to obtain, and such regulations could significantly increase our research and development costs and could limit our ability to generate revenues.

Our airships are subject to regulation by the Federal Aviation Administration (FAA), which currently does not allow any untethered flights by UAVs in commercial airspace in the U.S. without prior FAA clearance certifications that are difficult and time-consuming to obtain.  In light of the recent law enacted regarding UAVs, the status of regulations regarding the testing, operations and safety of UAVs is in flux. Depending on the ultimate rules adopted by the FAA, the cost to test and fly our products and our ability to generate revenues may be significantly adversely affected.  International sales of our products may also be subject to U.S. laws, regulations and policies like the International Traffic in Arms Regulations (ITAR) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   If we are not allowed to export our airships or the clearance process is burdensome, our ability to generate revenue would be adversely affected.  The failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and intend to sell products where insurance or indemnification may not be available, including:

•	Designing and developing products using advanced and unproven technologies and airships and aerostats in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
•	Designing and developing products to collect, distribute and analyze various types of information.

Failure of our airships could result in loss of life or property damage.  Certain products may raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues.  Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others.  We are not able to maintain insurance to protect against all operational risks and uncertainties.   Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results.  Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We compete with companies that have significantly more resources than us and already have government contracts for the development of UAVs.

A number of our competitors have received considerable funding from government or government-related sources to develop and build a mid- or high-altitude UAV.  Most of these organizations and many of our other competitors have greater financial, technical, manufacturing, marketing and sales resources and capabilities than we do.  Our products will compete both with not only other lighter-than-air UAVs but also with heavier-than-air fixed wing aircraft, manned aircraft, communications satellites, and tethered aerostats and balloons.  We anticipate increasing competition as a result of defense industry consolidation, which has enabled companies to enhance their competitive position and ability to compete against us.  In addition, other companies may introduce competing airships, aerostats or solutions based on alternative technologies that may adversely affect our competitive position.  As a result, our products may become less or non-competitive or obsolete.  If we are not able to compete successfully against our current and future competitors, we may fail to generate revenues and our financial condition would be adversely affected.

We are subject to a number of lawsuits that could result in material judgments against us.

We are defendants in a number of litigation matters and are subject to various other claims and demands mostly related to the operation of the Company’s business by prior management.   These matters may divert financial and management resources that would otherwise be used to benefit our operations.  We intend to aggressively defend ourselves in each of these proceedings but no assurances can be give that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims or demands that cannot be predicted with certainty or potential settlements of such matters could adversely affect our business and financial condition, or could result in us having to issue freely tradable shares which could hurt our share price.  Any claims and litigation, even if fully reserved or insured for, could negatively impact our reputation among our customers and the public and make it more difficult for us to raise capital, secure contracts or to compete effectively.

6

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are one of the keys to our performance and ability to remain competitive and are necessary for the success of our products and our business. Patent protection can be limited and not all intellectual property is or can be patented. We rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.  We have little protection when we must rely on trade secrets and nondisclosure agreements.  We filed a provisional patent application on our Argus One airship in February 2011. In February 2012 we filed both a U.S. utility patent application and a patent application under the Patent Cooperation Treaty for an airship design and method of controlling the airship based on our Argus One UAV, but there is no assurance that a patent will issue from such applications. We intend to continue to expand the patent protection for our airships, aerostats and other products as we deem appropriate, but there can be no assurance that we will be able to secure any such patent protection.  Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues.  Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products.  Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe our airship or aerostat technologies infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us.  It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties.  If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products.  In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities.  If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

 For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel.  As of March 21, 2012 we employed five employees and relied heavily on outside partners and contractors.  The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms might impede our ability to continue to develop, commercialize and sell our products.  To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees.  The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business.  We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We have identified control deficiencies in our internal control over financial reporting as of the evaluation done by management as of December 31, 2011, including those related to (i) an ineffective global control environment such that control deficiencies in various other components of internal control could lead the auditor to conclude that a significant deficiency or material weakness exists in the control environment, (ii) absent or inadequate segregation of duties within a significant account or process, (iii) inadequate documentation of the components of internal control, and (iv) inadequate design of information technology general and application controls that prevent the information system from providing complete and accurate information consistent with financial reporting objectives and current needs.  If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the consolidated financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with GAAP for each of the periods presented.  We are implementing additional corporate governance and control measures to strengthen our control environment, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud.  We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

7

Risks Related To Ownership of Our Common Stock

Market volatility and fluctuations in our stock price and trading volume may cause sudden decreases in the value of an investment in our common stock.

The market for our common stock is illiquid and subject to wide fluctuations in response to a number of factors, including, but not limited to:

•	limited numbers of buyers and sellers in the market;
•	actual or anticipated variations in our results of operations;
•	our ability or inability to generate new revenues;
•	the development of our products; and
•	increased competition or technological innovations or new products by competitors.

The market price of our common stock has historically been, and we expect it to continue to be, volatile.  The price of our common stock has ranged from between $0.02 to $0.32 since January 1, 2010.  In addition to the extremely volatile nature of the stock market, our stock price has been affected by our own public announcements regarding such things as financings and product development.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance which include stock market fluctuations, general economic, political and overall global market conditions, such as recessions, interest rates or international currency fluctuations, in addition to market conditions in our industry. Consequently, events both within and beyond our control may adversely affect the market price and liquidity of our common stock.

Sales of substantial amounts of our common stock in the public market could harm the market price of our common stock.

The sale of a substantial number of shares of our common stock by stockholders could adversely affect the market price of our shares.  As of March 21, 2011, we had 701 registered stockholders and many more beneficial holders, many of whom have held their shares for the required holding periods under Rule 144 promulgated pursuant to the Securities Act and thus would hold freely tradable shares.  Pursuant to the private placement documents entered into in connection with the private placement we closed on February 2, 2012, we agreed to register for resale 50,000,000 shares of common stock which may be issuable to a certain selling stockholder pursuant to a convertible debenture issued in the private placement and such selling stockholder is not subject to a lock-up agreement.  Once the registration statement (the “April Registration Statement”) we file in connection with the private placement is declared effective by the SEC, the selling stockholder named therein will be able to resell publicly from time to time up to 50,000,000 shares of our common stock held by it.  Pursuant to registration rights agreements entered into in connection with the private placements we closed on May 4 and May 27, 2011, we registered (the “May Registration Statement”) for resale 22,588,332 shares of common stock issued to the selling stockholders in the private placements and none of the selling stockholders are subject to lock-up agreements.  The May Registration Statement has been declared effective by the SEC, thus the selling stockholders named therein are able to resell publicly from time to time up to 22,588,332 shares of our common stock held by such selling stockholders.  If such shares registered under the April or May Registration Statements are sold, or if it is perceived they will be sold, the trading price of our common stock could decline. Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the resale of these shares of common stock could impair our ability to raise capital in the near term.

There are a large number of shares underlying our convertible debenture and equity investment agreement that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of March 21, 2012, we had 440,240,028 shares of common stock issued and outstanding, a convertible debenture outstanding that may be converted into an estimated maximum 73,333,333 shares of common stock at current market prices with a conversion floor of $0.075, and an equity investment agreement to purchase 23,809,523 shares of common stock.     50,000,000 of the shares issuable upon conversion of the debenture may be sold without restriction upon effectiveness of a registration statement we filed with the SEC. The sale of these shares may adversely affect the market price of our common stock.

The issuance of shares upon conversion of the convertible debenture and exercise of the rights in the equity investment agreement may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible debenture and purchase of shares under the equity investment agreement may result in substantial dilution to the interests of other stockholders since the selling stockholder under our registration statement may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible debenture if such conversion would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit.

If we are required for any reason to repay our outstanding convertible debenture, we would be required to deplete our working capital, if available, or raise additional funds.  Our failure to repay the convertible debenture, if required, could result in legal action against us, which could require the sale of substantial assets.

8

In February 2012, we issued a convertible debenture which is due and payable, with 4 3/4% interest, three years from the date of issuance, unless sooner converted into shares of our common stock.  In addition, any event of default could require the early repayment of the convertible debenture at a price equal to 110% of the amount due under the debenture.  We anticipate that the full amount of the convertible debenture, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debenture. If we are required to repay the convertible debenture, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debenture when required, the debenture holder could commence legal action against us and foreclose on our assets to recover the amounts due. Any such action would likely require us to curtail our operations.

Future equity or convertible debenture financings will result in additional dilution of the ownership interest of our existing investors and may have an adverse impact on the price of our common stock.

We expect that we will need to raise additional capital in the future to continue our operations. In fact, we intend to raise capital for the construction by GTC of a ground station in India, among other reasons.  Historically the primary source of the additional capital we have raised has been equity and convertible debentures, and we expect that equity-related instruments will continue to be a source of additional capital. Any future equity or convertible debenture financings will dilute the ownership interest of our existing investors and may have an adverse impact on the price of our common stock.

In addition, the terms of various securities we have issued provide for anti-dilution adjustments to their exercise or conversion price in certain circumstances. Since their issuance, certain of our warrants have been re-priced numerous times due to later sales deemed dilutive issuances under their terms.  Additional dilutive issuances could trigger certain of these anti-dilution provisions that could negatively impact the price of our common stock.

We have authorized preferred stock which can be designated by our board of directors without shareholder approval.

We have authorized 10,000,000 shares of preferred stock.  The shares of preferred stock may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by our board of directors. Because our board of directors is able to designate the powers and preferences of the preferred stock without the vote of the holders of our common stock, the holders of our common stock will have no control over what designations and preferences our preferred stock will have. As a result of this, our board of directors could designate one or more series of preferred stock with superior rights to the rights of the holders of our common stock.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include:

●	the ability of the board of directors to designate the terms of, and to issue new, series of preferred stock;
●	advance notice requirements for nominations for election to the board of directors;
●	the ability of the board of directors to fix the number of directors and fill any vacancies or newly created directorships;
●	a classified board of directors;
●	Limitations on the removal of directors;
●	limitations on stockholders’ ability to call a special meeting of stockholders; and
●	special voting requirements for the amendment of certain provisions of our bylaws.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, certain provisions of our certificate of incorporation and bylaws, and certain provisions of Delaware law, may singularly and/or collectively make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

Since we have not paid dividends on our common stock, you may not receive income from your investment.

We have not paid dividends on our common stock and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future.  Earnings, if any, will be used to finance the development and expansion of our business.

9

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stock.

Our common stock is subject to the requirements of Rule 15g-9, promulgated under the Exchange Act, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the SEC defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. In addition, various state securities laws impose restrictions on transferring penny stocks.  Furthermore, certain brokers or on-line trading houses may not accept our common stock for brokerage accounts at their firms. Such requirements could severely limit the market liquidity of our securities and the ability of purchasers to sell our securities in the secondary market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements. All statements contained in this prospectus that refer to future events or other non-historical matters are forward-looking statements.  In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our need to raise significant additional capital to continue our operations;

•	our ability to generate revenue from product sales;

•	our history of operating losses and our ability to continue as a going concern;

•	our substantial indebtedness;

•	our exclusive or heavy reliance on our technical partner, Eastcor Engineering;

•	our ability to achieve the benefits and synergies of the GTC acquisition;

•	our ability to successfully commercialize our products, deal with government customers or expand into new markets;

•	various government regulations regarding our products;

•	our ability to successfully fight claims and litigations against us or to satisfy or settle existing judgments;

•	our ability to protect our intellectual property and not infringe on others intellectual property rights;

•	the attraction and retention of qualified employees and key personnel; and

•	other risk factors included under “Risk Factors” in this prospectus.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

10

DESCRIPTION OF PRIVATE PLACEMENT

On February 2, 2012, we closed on a securities purchase agreement with an accredited investor, referred to in this prospectus as the selling stockholder, relating to an aggregate $5.5 million financing. The $500,000 initial investment was paid at the closing to us for the issuance of a convertible debenture and an equity investment agreement (EIA) subject to the terms and conditions set forth therein (referred to as the private placement).

Pursuant to the EIA, the selling stockholder has agreed to invest in the Company an aggregate of $5.0 million in minimum monthly tranches of $250,000 beginning on the date that is earlier to occur of (i) the effectiveness of a registration statement, but in no event prior to 91 days after the closing date, or (ii) one hundred eighty (180) days following the closing and on each successive thirty (30) day anniversary of such initial investment date; provided, however, that such minimum investment shall increase from $250,000 to $500,000 as long as the VWAP of the common stock is above $0.09 for the period of ten (10) consecutive trading days prior to an investment date; and provided, further, however, that the selling stockholder shall invest an additional $500,000 on each investment date for each and every increase in the VWAP of the common stock of at least $0.02 above $0.09 for the period of ten (10) consecutive trading days prior to an investment date. Pursuant to the EIA, the selling stockholder also has a right to purchase up to an additional $5,000,000 of common stock, or an aggregate of 23,809,523 shares, at a purchase price equal to $0.21 as follows: on each investment date, the selling stockholder shall receive the right to purchase a number of shares of common stock equal to the amount invested on such investment date divided by $0.21. Under no circumstances will the common stock pursuant to this right be settled on a cashless exercise basis.

The debenture is in the principal amount of $500,000, has a three (3) year term, and has an interest rate of 4 ¾%. The debenture is convertible by the selling stockholder into shares of common stock beginning on the earlier to occur of (i) the effectiveness of a registration statement, but in no event prior to ninety-one (91) days following the closing, or (ii) one hundred eighty one (181) days following the closing as follows: from time to time during each thirty (30) day period from the closing, the selling stockholder may convert up to five percent (5%) of the face amount of the debenture if the VWAP of the common stock is at or below $0.09 or up to ten percent (10%) if the VWAP of the common stock is above $0.09 and for every $0.02 increase in the VWAP of the common stock above $0.09, the selling stockholder can convert an additional ten percent (10%) of the debenture. The number of shares of common stock into which the debenture can be converted is equal to the dollar amount of the debenture being converted divided by the quotient of the conversion price divided by 10, plus the debenture amount being converted divided by the conversion price. The conversion price is equal to the lesser of (i) $0.35 or (ii) 75% of the average of the VWAP of the common stock during the thirty (30) trading days prior to the date of the conversion notice, subject to a floor price of $0.075 (subject to adjustment), which if triggered gives us the option to convert the portion of the debenture at a conversion price of $0.075 per share plus pay a cash true-up payment on the difference in value of the common stock issued versus the common stock that would have been issued but for the floor price.

The debenture is secured by a personal guaranty of Michael K. Clark, our Chairman of the Board, and is backed by a mortgage on certain real estate property owned by Mr. Clark. The guaranty terminates on the earlier of nine (9) months, the conversion of the entire principal amount of the debenture by the selling stockholder, or the date that the selling stockholder has converted at least $350,000 of the debenture and the VWAP of our common stock has exceeded $0.09 for at least ten (10) consecutive trading days. Pursuant to the terms of the debenture, the selling stockholder also has a right of first refusal on future financings of the Company on the terms identified by us so long as at least 10% of the principal amount of the debenture is outstanding. The selling stockholder may require 120% of the principal amount, and accrued and unpaid interest, to become immediately due and payable on certain events of default, including but not limited to, our failure to make payments when due under the debenture or other material agreements, a breach of the transaction documents, a bankruptcy event, our failure to make our SEC filings, our common stock not being eligible to be traded on a trading market, or not being able to find a broker to trade shares of our common stock.

The debenture and EIA issued pursuant to the securities purchase agreement were issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act, and/or Section 4(2) of the Securities Act. Pursuant to the private placement documents, we agreed to file a registration statement with the SEC covering 50,000,000 shares of common stock (the Shares), which Shares may be issuable pursuant to the convertible debenture. The shares of common stock to be issued pursuant to the debenture and the EIA pursuant to the respective terms thereof shall be issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act and/or Section 4(2) of the Securities Act, unless the registration statement relating to the Shares has been declared effective by the SEC.

Vista Capital Investments, LLC acted as the sole broker in connection with the private placement and we agreed to pay Vista a commission in connection with the private placement as follows: a cash fee of 8% on the first $2 million of proceeds, 6% on the next $2 million, and 4% on any proceeds above $4 million, as well as warrants to purchase a number of shares equal to 10% multiplied by the proceeds. The warrants will have a three-year term, a purchase price of $0.21 and no cashless exercise feature. Such commissions will be paid as the proceeds of the financing are received by us.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, the debenture and the equity investment agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K, which was filed with the SEC on February 7, 2012, and are incorporated herein by reference.

11

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will belong to the selling stockholder who offers and sells its shares.  We will not receive any proceeds from the sale of the common stock by the selling stockholder.

MARKET INFORMATION/PRICE RANGE OF COMMON STOCK/DIVIDENDS

Market Information

From January 1, 2009 through August 6, 2009, our shares of common stock were quoted on the Pink Sheets quotation system under the symbol “SNSR;" from August 7, 2009 to April 24, 2011, our shares of common stock were quoted on the OTC Bulletin Board quotation system under the symbol “SNSR;" and effective April 25, 2011 our shares of common stock have been quoted on the OTC Bulletin Board quotation system under the symbol “WSGI.”

The following information sets forth the high and low bid price of our common stock during fiscal 2011, fiscal 2010 and 2009 and was obtained from the National Quotation Bureau. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	HIGH	LOW

2009
Quarter Ended March 31	$0.06	$0.02
Quarter Ended June 30	$0.19	$0.05
Quarter Ended September 30	$0.15	$0.11
Quarter Ended December 31	$0.15	$0.05

2010
Quarter Ended March 31	$0.09	$0.04
Quarter Ended June 30	$0.12	$0.04
Quarter Ended September 30	$0.12	$0.07
Quarter Ended December 31	$0.11	$0.07

2011
Quarter Ended March 31	$0. 10	$0.05
Quarter Ended June 30	$0. 31	$0.02
Quarter Ended September 30	$0. 12	$0.04
Quarter Ended December 31	$0.07	$0.04

On April 4, 2012, the last reported sale price of our common stock on the OTC Bulletin Board quotation system was $0.04 per share.

Holders

As of March 21, 2012, we had issued and outstanding 440,240,028 shares of common stock held by 701 holders of record.

Dividends

We have never paid or declared any cash dividends on our common stock and do not expect to pay any cash dividends on our common stock in the foreseeable future.  We currently intend to retain all of our future earnings for use in operations and to finance the development of our products and the expansion of our business.  Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of our board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding outstanding options, rights and shares reserved for future issuance under our compensation plans as of December 31, 2011.

12

	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	27,166,667	(1)	$0.078	20,000,000	(2)

Equity compensation plans not approved by security holders	13,750,000	(3)	$0.075	—
Total	40,916,667		$0.077	20,000,000

(1)	Consists of options outstanding under the Company’s 2004 employee stock option plan; no future options may be granted under this plan.
(2)	Consists of shares remaining available for issuance under the Company’s 2011 equity compensation incentive plan.
(3)	Consists of performance-based option grants to certain employees, officers, directors and partners.

Recent Sales of Unregistered Securities; Use of Proceeds

During the year ended December 31, 2011, we issued an aggregate of 104,345,601 shares of common stock for cash, the settlement of debt, board compensation, consulting agreements and for services to investors, board members, consultants and partners. Of the shares of common stock issued, 27,354,998 shares were issued for cash valued at $0.075, or $2,051,625 (net of offering costs) and 59,850,000 shares (30 million shares of which were issued in connection with the GTC acquisition), or 57% were issued to insiders and affiliates, as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, Rule 506, promulgated under the Securities Act of 1933. The common stock issued for cash was valued at  $0.075 while other issuances were valued at prices based on the closing market prices on the date the Board of Directors authorized the issuances.

During the year ended December 31, 2010, we issued an aggregate of 59,497,973 shares of common stock for cash, the settlement of debt, board compensation, consulting agreements and for services to investors, board members, consultants and partners. Of the shares of common stock issued, 23,111,159 shares were issued for cash valued at $0.075, or $1,703,129 (net of offering costs), and 21,666,667 shares, or 36%, were issued to insiders and affiliates, as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, Rule 506, promulgated under the Securities Act of 1933. The common stock issued for cash was valued   $0.075 while other issuances were valued at prices based on the closing market prices of our common stock on the date the Board of Directors authorized the issuances.

The above securities were offered and issued in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the Securities Act) and/or Rule 506 promulgated under the Securities Act.  The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.  In certain issuances of common stock for cash, the Company paid a placement agent a fee of either (i) ten percent (10%) in cash, or (ii) in other instances ten percent (10%) in cash and five percent (5%) in stock, of certain amounts of capital raised.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

During the years ended December 31, 2011 and December 31, 2010, the Company and the Affiliated Purchasers (as defined in Rule 10b-18(a)(3)) did not engage in any repurchases of our securities.

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs and involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview and 2011 Highlights

We design, develop, market and intend to sell technologically advanced autonomous lighter-than-air (LTA) unmanned aerial vehicles (UAVs) capable of carrying payloads that provide persistent security and/or wireless communications from air to ground solutions at low, mid and high altitudes.  Our airships and aerostats, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief, and maritime missions.

During 2011 and thus far in 2012, we have accomplished the following:

•	Raised over $2 million in equity financing in 2011, and closed a $5.5 million financing in February 2012.
•	Unveiled our new lighter-than-air unmanned aerial vehicle known as the Argus One equipped with our newly developed proprietary stabilization system which autonomously controls the level of rigidity of the airship as it flies and its newly designed and integrated payload bay.
•	Completed the acquisition of Global Telesat Corp.
•	Held our first annual shareholders meeting in many years.
•	Flight tested the Argus One in Easton, MD and, under sponsorship by the DoD, in Nevada.
•	Secured our first government contract for $200,000 with Space Florida.
•	Executed an agreement with Oklahoma State University – University Multispectral Laboratories for the collaboration in support of research, development, testing and evaluation activities associated with our LTA UAV platforms.
•	Filed both a U.S. and PCT patent application for a new unmanned, autonomous airship design with automated control for individual modules for improved flight stability and aerodynamic control based on technology developed for us by our technology partner, Eastcor Engineering.
•	Launched GTC’s e-commerce mobile satellite solutions portal.
•	Engaged premier business development and government affairs firm Gemini Global Group.

Fiscal Year Ended December 31, 2011 Compared to Fiscal Year Ended December 31, 2010

Revenues.  Net sales for the year ended 2011 were primarily sales by GTC of satellite phones and accessories, airtime and service plans to Global Telesat Communications Ltd (“GTCL”). GTCL is a United Kingdom-based company under ownership control of a current officer of GTC. Total sales to GTCL accounted for $184,789 or approximately 91% of WSGI’s net sales of $203,682 in 2011. (See Note 12 of Notes to Consolidated Financial Statements) Net sales of $250,000 for the year ended 2010 related to the sale of a 50% ownership interest in the SkySat airship to GTC.

Operating Expenses. Our total operating expenses for 2011 were $4,359,807 compared to $8,657,938 in 2010, a decrease of $4,298,131 or 50%.  The decrease reflects reductions in general and administrative expenses, professional fees, depreciation and amortization, and research and development costs. General and administrative expense is comprised of compensation for directors, management and administrative personnel, insurance, rents, travel costs and corporate reporting and filing expenses. General and administrative expenses decreased by $683,121 in 2011 as compared to 2010, due primarily to $1,075,000 of executive share-based bonuses awarded during 2010, which were partially offset by higher director fees, travel costs and corporate reporting costs incurred during 2011. Professional fees declined by $1,127,485 or 50% during 2011 as compared to 2010, reflecting a reduction in the use of outside consultants and other third party service providers during 2011. Depreciation and amortization was reduced by $845,250 or 87% during 2011 as compared to 2010, reflecting seven months of depreciation in 2011 on the GTC appliqués and ground stations acquired in May 2011 as compared to a full year of amortization of the intangible assets in 2010. Research and development costs declined by $1,737,275 or 80% in 2011 as compared to 2010, due primarily to a $1,545,490 charge to research and development in 2010 for a prototype airship to be used for further product development.

Loss From Operations. We had an operating loss of $4,339,911 in 2011 compared to $8,407,938 in 2010, a decrease of $4,068,027 or 48%, due primarily to the reductions in operating expenses described above.

14

Other Income (Expense). During 2011, we had net other income of $3,220,511 compared to net other expense of $1,378,290 in 2010. The net other income in 2011 is attributed to a $2,474,753 gain on the settlement of liabilities with a former joint venture partner and a $1,204,069 gain from the change in the fair value of derivative liabilities, which was partially offset by interest expense of $458,311. The net other expense of $1,378,290 in 2010 includes a $1,210,875 charge for impaired intangible assets in 2010, and the gains on the settlement of liabilities of $363,366, and change in fair value of derivatives of $77,176 were offset by higher interest expense of $607,957 during 2010. Interest expense for 2011 was $458,311 compared to $607,957 in 2010, reflecting a decrease of $149,646 or 25%, due to additional interest expense incurred on several settlements in 2010.

Loss From Discontinued Operations. We had a loss from discontinued operations of $9,782 in 2010 due to the additional expenses assessed by the IRS related to withholding taxes. (See Note 2 of the Notes to Consolidated Financial Statements)

Net Loss. We had a net loss of $1,119,400 in 2011 compared to a net loss of $9,796,010 in 2010, a decline of $8,676,610 or 89%. The decline in net loss is primarily attributable to the reduction in the operating expenses and net other income (expense) discussed above.

Fiscal Year Ended December 31, 2010 Compared to Fiscal Year Ended December 31, 2009

Revenues.  In 2010, we had revenue related to the sale of a 50% interest in our SkySat airship of $250,000 and we had no revenue during 2009.

Operating Expenses. Our operating expenses consist primarily of compensation, professional and consulting services, stock based compensation, research and development, as well as expenses for executive and administrative personnel, insurance, facilities expenses, travel and related expenses, amortization and other general corporate expenses. Our operating expenses for 2010 were $8,657,938 compared to $7,570,707 in 2009 an increase of $1,087,231 or 14%.  The increase was primarily due to a $2,162,837 increase in research and development as a result of our determining that our prototype airship as then configured required additional development and our decision to utilize the airship to further product development rather than hold it out for sale in its then current form, which resulted in us charging the amount formerly in work in process inventory to research and development costs, and higher labor and hard costs related to the additional development of our airship products, higher professional fees related to the negotiation and settlement of outstanding claims, and increased general and administrative expenses due to the hiring of a new management team, offset in part by a $1,718,392 decrease in stock based compensation issued to our employees.

Loss From Operations. We had an operating loss of $8,407,938 in 2010 compared to an operating loss $7,570,707 for 2009, an increase of $837,231 or 11%, primarily due to increased operating expenses as described above, offset slightly by $250,000 of revenue in 2010.

Net Other Income (Expense). We had net other expenses totaling $1,378,290 in 2010 compared to net other expenses totaling $1,843,800 during 2009, a decrease of $465,510 or 25%. This variance was due primarily to a decrease of $577,422 in interest expense. A gain from the change in fair value of our derivatives of $77,176 in 2010 compared to a charge of $1,287,984 in 2009, an increase of $1,365,160 or 106% was largely offset by the $1,210,875 impairment charge on intangible assets taken in 2010 as a result of our determination to base our business going forward exclusively on the technology developed for us by Eastcor Engineering in the United States.  The extinguishment of derivative liabilities of $629,563 in 2009 compared to no activity on 2010 is offset in part by a net gain on settlement of liabilities in 2010 of $363,366 due to our efforts in 2010 to negotiate and settle outstanding claims compared to no activity in 2009.

Interest expense for 2010 was $607,957 compared to $1,185,379 in 2009, a decrease of $577,422 or 49%, primarily due to lower financing charges associated with fewer convertible debentures being outstanding in 2010 as notes were converted or retired.

Loss From Discontinued Operations. We had a loss of $9,782 in 2010 compared to no activity during 2009 related to our discontinued operations due to the additional expenses assessed by the IRS related to withholding taxes. See Note 2 of the Notes to Consolidated Financial Statements for more information regarding the discontinued operations.

Net Loss. We had a net loss of $9,796,010 in 2010 compared to a net loss of $9,414,507 in 2009, an increase of $381,503 or 4%. The increase in net loss is primarily attributable to the increase in the operating expenses as discussed above.

Liquidity and Capital Resources

Assets.  Historically we have funded our operations and capital expenditures through the sale of common stock and debt financings. At December 31, 2011, we had a cash balance of $5,532 compared to $29,491 at December 31, 2010. Current assets at December 31, 2011 were $139,473 compared to $35,897 at December 31, 2010, an increase of $103,576 or 288%, reflecting a $23,959 reduction of cash offset by accounts receivable of $20,886, inventory of $4,500 and prepaid expenses of $102,149. At December 31, 2011, we had total assets of $2,775,439 compared to $36,247 at December 31, 2010, an increase of $2,739,192, reflecting the slight increase in current assets and a $2,635,966 increase in net property and equipment consisting primarily of appliqués and ground stations acquired in the GTC acquisition.

Liabilities. At December 31, 2011, we had total liabilities of $16,977,458 compared to total liabilities of $19,399,174 at December 31, 2010, reflecting a decline of $2,421,716 or 12%, principally from the extinguishment of $2,474,753 in liabilities due a former joint venture partner, and a $1,204,069 decrease in derivative liabilities, offset in part by higher notes payable and deferred revenues.

15

Cash Flows. Our cash used in operating activities for 2011 was $1,736,218 compared to $1,684,450 in 2010, an increase of $51,768 or 3%. The increase was primarily due to the changes in our current assets and liabilities, decreased operating expenses and non-cash adjustments resulting from depreciation and amortization, share-based compensation, change in the fair value of the derivative liabilities and the gain on the extinguishment of liabilities to a former joint venture partner.

Net cash used in investing activities during 2011 was $339,365 relating primarily to the GTC acquisition. Net cash provided by investing activities during 2010 was $10,800 from a refunded security deposit relating to an expired office lease.

Net cash provided by financing activities was $2,051,624 in 2011 compared to $1,703,129 in 2010, reflecting an increase of $348,495 or 20% in funds received from the sale of our common stock during 2011.

Pursuant to the Stock Purchase Agreement relating to our acquisition of GTC, the purchase price includes an earn-out equal to 5% of the gross revenues related to the construction by GTC of certain potential satellite ground stations.  These earn-out payments are unlikely to materially impact our liquidity and capital resources since payments are required to be made to the former shareholder of GTC by us only upon the actual receipt of cash from a customer related to a ground station construction contract.  The earn-out payments would have the effect of reducing our margin on any such contract.  We are obligated to make these earn-out payments until the earlier of May 25, 2036 or the date on which GTC no longer has the right to construct ground stations under the applicable agreement with Globalstar.

Our consolidated financial statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. However, as reflected in our consolidated financial statements, we had a net loss of $1,119,400, negative cash flow from operations of $1,736,218 for the year ended December 31, 2011, a working capital deficit of $16,837,985, and a stockholders’ deficit of $14,202,019 at December 31, 2011, respectively.  We had an accumulated deficit of $145,632,499 at December 31, 2011.  These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional funds either through investments or by generating revenue from the sale of our products to continue our business operations and implement our strategic plan, which includes, among other things, continued development of our UAVs, the pursuit or continued development of strategic relationships and expansion of our subsidiary GTC’s business. Our business plan, which if successfully implemented, will allow us to sell UAVs and other products for a profit thereby reducing our dependence on raising additional funds from outside sources. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  We anticipate a net loss to continue for the next several quarters if not for all of the year 2012.

Additional cash will be needed to support our ongoing operations until such time that operations provide sufficient cash flow to cover expenditures.  We are currently pursuing both short and long-term financing options from private investors as well as through institutional investors.  We are also working to commercialize our Argus One airship, our aerostats and GTC products to begin generating revenue from customers.  The costs associated with our strategic plan are variable and contingent on our ability to raise capital or begin generating revenues from customer contracts, but we expect to need funding of approximately $3 million over the next twelve months.  We have an agreement with La Jolla Cove Investors for an additional $5 million of funding, however, the timing of such financing is dependent on the effectiveness of a registration statement we filed with the SEC. While we believe we will be able to continue to raise capital from various funding sources in such amounts sufficient to sustain operations at our current levels through at least December 31, 2012, there is no guarantee we will be successful in our financing efforts.  If we are not able to do so and if we are not able to generate revenue through the sale of our products, we would likely need to modify our strategy or cut back or terminate some of our operations. If we are able to raise additional funds through the issuance of equity securities, substantial dilution to existing shareholders may result.  However, if our plans are not achieved and/or if significant unanticipated events occur or if we are unable to obtain the necessary additional funding on favorable terms or at all, we will likely have to modify our business plan and reduce, delay or discontinue some or all of our operations to continue as a going concern or seek a buyer for all or a portion of our assets. As of the date hereof, we continue to raise capital to sustain our current operations.

Critical Accounting Policies and Use of Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operation is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.GAAP”). The preparation of our consolidated financial statements in accordance with U.S. GAAP requires us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts and classification of revenues and expense during the periods presented, and the disclosure of contingent assets and liabilities.  We evaluate our estimates and assumptions on an ongoing basis and material changes in these estimates or assumptions could occur in the future. Changes in estimates are recorded in the period in which they become known.  We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances and at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates if past experience or other assumptions do not turn out to be substantially accurate.

16

We believe that the accounting policies described below are critical to understanding our business, results of operations, and financial condition because they involve significant judgments and estimates used in the preparation of our consolidated financial statements.  An accounting policy is deemed to be critical if it requires a judgment or accounting estimate to be made based on assumptions about matters that are highly uncertain, and if different estimates that could have been used, or if changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact our consolidated financial statements.  Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also critical to understanding our consolidated financial statements.  The notes to our consolidated financial statements contain additional information related to our accounting policies and should be read in conjunction with this discussion.

Revenue Recognition

We develop and intend to sell lighter-than-air unmanned aerial vehicles and we develop and sell satellite tracking products and services through our subsidiary GTC.  We recognize revenue when all four of the following criteria are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred and title has transferred or services have been rendered; 3) our price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.

Going Concern

Our consolidated financial statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. However, as reflected in our consolidated financial statements, we had a net loss of $1,119,400, negative cash flow from operations of $1,736,218 for the year ended December 31, 2011, a working capital deficit of $16,837,985, and a stockholders’ deficit of $14,202,019 at December 31, 2011, respectively.  We had an accumulated deficit of $145,632,499 at December 31, 2011.  These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional funds either through investments or by generating revenue from the sale of our products to continue our business operations and implement our strategic plan, which includes, among other things, continued development of our UAVs, the pursuit or continued development of strategic relationships and expansion of our subsidiary GTC’s business. Our business plan, which if successfully implemented, will allow us to sell UAVs and other products for a profit thereby reducing our dependence on raising additional funds from outside sources. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  We anticipate a net loss to continue for the next several quarters if not for all of the year 2012.

Additional cash will be needed to support our ongoing operations until such time that operations provide sufficient cash flow to cover expenditures.  We are currently pursuing both short and long-term financing options from private investors as well as through institutional investors.  We are also working to commercialize our Argus One airship, our aerostats and GTC products to begin generating revenue from customers.  The costs associated with our strategic plan are variable and contingent on our ability to raise capital or begin generating revenues from customer contracts, but we expect to need funding of approximately $3 million over the next twelve months.  We have an agreement with La Jolla Cove Investors for an additional $5 million of funding, however, the timing of such financing is dependent on the effectiveness of a registration statement we filed with the SEC. While we believe we will be able to continue to raise capital from various funding sources in such amounts sufficient to sustain operations at our current levels through at least December 31, 2012, there is no guarantee we will be successful in our financing efforts.  If we are not able to do so and if we are not able to generate revenue through the sale of our products, we would likely need to modify our strategy or cut back or terminate some of our operations. If we are able to raise additional funds through the issuance of equity securities, substantial dilution to existing shareholders may result.  However, if our plans are not achieved and/or if significant unanticipated events occur or if we are unable to obtain the necessary additional funding on favorable terms or at all, we will likely have to modify our business plan and reduce, delay or discontinue some or all of our operations to continue as a going concern or seek a buyer for all or a portion of our assets. As of the date hereof, we continue to raise capital to sustain our current operations.

Share-Based Compensation

We offer share-based compensation programs to our officers, directors and employees that consist of employee stock options, common stock and restricted stock awards. Common stock and restricted stock awards are issued at the closing price of our common stock on the date of grant. We recognize compensation expense ratably over the vesting periods for restricted stock awards using the grant date fair value of the stock awarded.  We use the Black-Scholes option pricing model to value stock options and recognize compensation expense ratably over the requisite service vesting period.  Stock options typically have contractual terms of three to seven years.

Derivative Financial Instruments

Derivative liabilities primarily relate to warrants to purchase our common stock issued in conjunction with certain debt and equity financings.  Each reporting period we determine the fair value of the stock warrants using the Black-Scholes option pricing model at the balance sheet date.  Changes in the fair value of the stock warrants are recognized each period in current earnings. (See Note 8 of Notes to Consolidated Financial Statements)

17

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation.  Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method.   Expenditures that increase the value or productive capacity of assets are capitalized.  Fully depreciated assets are retained in property and equipment and accumulated depreciation accounts until they are removed from service.  When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.  Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

•	Appliques	15 – 25 years
•	Machinery and equipment	3 – 12 years
•	Office furniture and fixtures	3 – 10 years
•	Computer hardware and software	3 – 7 years
•	Transportation vehicles	3 – 6 years

 Other Long-Lived Assets

We follow the authoritative guidance for impairment testing of property and equipment, which requires that a triggering event occur before impairment testing an asset or group of assets is appropriate. Triggering events include but are not limited to a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the acquired business, and a significant change in the operations of an acquired business. Once a triggering event has occurred, we perform the impairment test based on our intention to hold or sell the asset or asset group. If we intend to hold the asset or group of assets for continued use, we compare the asset or asset group’s carrying value to the sum of their estimated undiscounted future cash flows. If the carrying value of the asset or asset group exceeds the sum of their estimated undiscounted future cash flows, the asset or asset group is deemed impaired and we recognize an impairment loss for the difference. If we intend to sell the asset or asset group and certain other criteria are met (i.e., the asset can be disposed of currently, appropriate levels of authority have approved the sale, and there is an actively pursuing buyer), we compare the asset’s or asset group’s carrying value to its fair value less costs to sell. We generally determine fair value by using the discounted cash flow method. If the carrying value of the asset or group of assets is greater than the fair value less costs to sell, the asset or asset group is deemed impaired and we recognize an impairment loss for the difference. Generally, we perform our testing of the asset or asset group at the lowest level for which identifiable cash flows are available. Assets held for sale are separately presented on the balance sheet and are no longer depreciated. (See Note 7 of Notes to Consolidated Statements)

Research and Development Costs

Research and development costs relating to both future and current products are expensed as incurred.

Off Balance Sheet Arrangements

Off balance sheet arrangements are transactions, agreements, or other contractual arrangements with an unconsolidated entity for which we have an obligation to the entity that is not recorded in our consolidated financial statements. In the normal course of our business, we do not enter into off balance sheet arrangements as a matter of practice. We have several non-cancellable annual lease agreements for office space that are recorded as operating leases in accordance with U.S. GAAP, because the lease terms do not meet the criteria for capitalization.

Commitments and Contractual Obligations

We have entered into the following contractual obligations with minimum annual payments for the indicated fiscal periods as follows:

	Payments Due by Period
	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Long-term debt obligations	-	-	-	-	-
Capital lease obligations	-	-	-	-	-
Non-cancellable operating leases	43,338	43,338		-	-
Purchase commitments	-	-	-	-	-
TOTAL	$43,338	$43,338	-	-	-

We have no long-term debt obligations or capital leases.  The primary operating leases relate to our corporate headquarters at the Kennedy Space Center, FL that runs through December 31, 2012 and GTC’s office in Aventura, FL that runs through June 14, 2012.

18

Recently Issued and Adopted Accounting Pronouncements

In December 2010, the FASB amended the existing guidance to require a public entity, which presents comparative financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.  The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings.  The amendments were effective for us beginning July 1, 2011.  We believe the adoption of the provisions of this amendment will not have a material impact on our financial condition or results of operations.

In January 2010, FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820),” that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements.  The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation, inputs and valuation techniques.  The new and revised disclosures are required to be implemented for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements of Level 3 activity.  Those disclosures are effective for interim and annual periods beginning after December 15, 2010.  The adoption of FASB ASU 2010-06 has not had a material impact on our financial condition or results of operations.

19

BUSINESS

General

We design, develop and market, and intend to sell, autonomous lighter-than-air (LTA) unmanned aerial vehicles (UAVs) capable of carrying payloads that provide persistent security and/or wireless communications from air to ground solutions at low, mid and high altitudes.  Our airships and aerostats when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.  Our business focuses primarily on the design and development of innovative UAVs that provide situational awareness and other communications capabilities via the integration of wireless capabilities and customer payloads. We believe a very large market opportunity exists for lower cost UAVs that can fly on station for multiple days performing continuous remote sensing and communications relay missions in an affordable manner. Existing solutions such as communications satellites, manned aircraft, tethered aerostats or balloons and heavier-than-air fixed wing unmanned aircraft address some of this emerging demand, but either are imperfect in their capabilities and/or operate at relatively high financial and resource costs.

Through our wholly owned subsidiary Global Telesat Corp. (GTC), we provide mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. GTC specializes in services related to the Globalstar satellite constellation, including ground station construction, satellite telecommunications voice airtime and tracking services.  GTC has recently launched its e-commerce mobile satellite solutions portal and is an authorized reseller of satellite telecommunications equipment and services offered by other leading satellite network providers such as Inmarsat, Iridium and Thuraya. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

Corporate Information

On September 22, 2008 we filed a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to which our newly formed wholly-owned subsidiary, Sanswire Corp., a Delaware corporation, was merged into us and our corporate name was changed from GlobeTel Communications Corp. to Sanswire Corp. Effective April 19, 2011, we merged a newly created, wholly-owned Delaware subsidiary, World Surveillance Group Inc., with and into the Company, with the Company being the surviving corporation.  Our Restated Certificate of Incorporation is the charter of the surviving corporation except that our name has been changed to World Surveillance Group Inc.  In connection with the change of our corporate name, effective April 25th our stock ticker symbol, under which our common stock is now traded, was changed to “WSGI”.

On May 25, 2011 we completed our acquisition of privately-held Global Telesat Corp. We acquired 100% of the issued and outstanding securities of GTC, making GTC a wholly owned subsidiary of the Company. GTC supplies satellite based tracking and communication solutions to the U.S. Government, defense industry and commercial customers.

Our current principal office is at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815, and our telephone number at that location is (321) 452-3545.  Our internet address is www.wsgi.com.   Information contained on our website is not a part of this report and the inclusion of our website address in this report is an inactive textual reference only. Unless otherwise indicated or unless the context otherwise requires, all references in this document to “we,” “us,” “our,” the “Company” and similar expressions are references to World Surveillance Group Inc. and, depending on the context, its subsidiaries.

Business of WSGI

Our mid-altitude (10,000 to 20,000 foot) LTA UAV, the Argus One, represents a new airship design and is equipped with our newly developed stabilization system that autonomously controls the level of rigidity of the airship in flight and an integrated payload bay capable of initially carrying up to approximately 30 pounds of high technology sensors, cameras or electronics packages.  Argus One is an unmanned autonomous airship with automated control for individual body modules for improved flight stability and aerodynamic control.  The design features the ability to control the rigidity between each module and the ability to pivot.  The modules are operated by microcontrollers based on aerodynamic requirements.  The airship’s altitude, overall response and handling characteristics and flight control utilizes a system of ballonets contained within each individual module, thereby creating a dynamically adjustable airship.  The design of the Argus One differs significantly from many of the LTA rigid platforms that have been in operation for over a century.

The Argus One, named after the Greek god Argus who was the all seeing god with one hundred eyes, is designed to be a customer’s “eyes in the sky” even in remote locations.  It is designed to meet certain requirements for intelligence, surveillance and reconnaissance (ISR) applications for U.S. military and other governmental agencies.  Argus One is designed to fly over areas of interest for extended durations carrying various payloads intended to allow for ISR, communications and other applications.  Argus One was specifically developed by us using U.S. technologies that take advantage of the microelectronics and command and control technologies protected under the International Traffic in Arms Regulation (ITAR) for potential U.S. government and commercial customers.  The Argus One can wirelessly transmit critical live video and other information generated by its payload of electro-optical or infrared sensors, cameras or other high technology electronics directly to a ground control station or system.  The ground control system allows the operator to control the Argus One either manually or remotely by programming it for GPS–based autonomous navigation using operator-designated waypoints.

20

The Argus One has significant competitive advantages over the existing manned aircraft, heavier-than-air fixed wing UAVs, tethered aerostats and balloons, or low orbit satellite alternatives.  The Argus One has a flexible, non-rigid envelope which allows for easy storage and transport to remote locations. There is no need for large hangars or airport infrastructure, as the Argus One can be assembled and tactically launched in hours from virtually anywhere, including remote, mountainous territory.  The Argus One is designed to have a several day endurance capability and can stay on station with its module designed body, propulsion system and its sensor operated rigidity stabilization system, even in rough weather. The Argus One has a low radar footprint making it virtual stealth since the payload bay located on the forward module of the airship is the only radar reflecting material on the airship.  Combined with the fact that the Argus One has significantly lower acquisition, maintenance and operation costs as a result of the above characteristics when compared especially to manned airships and fixed-wing UAVs, we believe the Argus One provides government and commercial customers a significantly different alternative for their UAV needs.

We are continuing the development of our UAV technologies as they relate to the Argus One and future airships and we have tested the Argus One airship in Easton, MD and, under sponsorship of the Department of Defense (DoD), in Nevada.  In conjunction with our sponsors and partners, we intend to continue to do extended testing of the Argus One at different altitudes and weather conditions over the next several months as well as demonstrating the capabilities of the Argus One to potential customers in Nevada and potentially at other select locations.  The objective of such testing and demonstrations is to further advance the technological capabilities of the Argus One airship using the data gathered from the tests and to accelerate the commercialization of our airships.  We expect to generate revenue from the sale of our airships at least within the next 12 months.

We are also focused on the development of a series of tethered aerostats, either based on the design of our Argus One UAV (called the Argus MTS), or the SkySat, which is a semi-rigid, cigar based, non-modulating design.  The SkySat is a more traditional airship design that complements the Argus One family of airships and is designed to carry heavier payloads for longer durations.  We believe a large market exists especially for an aerostat based on our Argus One design, which aerostat is specifically designed for quick deployment and superior weather handling. The Argus MTS in its deflated form can be transported in a container on top of a vehicle (for example a HUMVEE for military applications). After attaching the payload to the tether line, an automatic sequence can be started which inflates the aerostat and releases the tether until a pre-selected altitude has been reached. The Argus MTS can be outfitted with various payloads, including for example electro-optical (daytime) or night vision cameras that would have an effective surveillance diameter of about 150 miles at the aerostat’s operating altitude. Certain advantages of the Argus MTS include its relatively low cost, its ability to be prepackaged and integrated into a standard HUMVEE, its ability to be deployed within 30 minutes by two people, its ability to hover at 3,000 feet for weeks thereby providing a persistent security capability, and its flexible, aerodynamic articulating body that is able to handle the weather more effectively.

We plan on designing and developing larger LTA UAVs, based on the design of and building on the technologies incorporated in the Argus One, to extend the endurance of and increase the payload capacity on the airships as well as to increase the altitude at which these airships perform.  Using and enhancing upon the technologies developed for the Argus One line of airships, we ultimately believe we will be able to develop a high altitude airship (HAA, or as it is also referred, a High Altitude Platform (HAP) or a high altitude long endurance airship (HALE)) that will be designed to stay on location in the stratosphere for durations of 30 days or more.  The “sweet spot” in the stratosphere for UAVs is 65,000 feet since it is at this altitude that a UAV is above the jet stream and thus optimal wind conditions exist that allow the UAV to stay on station for extended periods with minimal power usage.  HAAs could provide commercial and governmental customers advanced seamless wireless broadband capabilities without the need for satellites, terrestrial lines or towers.  Better line of sight and signal strength also result from such an aerial platform thus improving sound quality and reliability, in addition to the fact that HAA technology would eliminate the environmental and bureaucratic impediments to the building of land-based infrastructure.  Such an HAA also solves the infrastructure issues that plague many parts of the world, including the so-called “last mile” issues (building expensive ground based infrastructure for very low density areas).

We are focused on the ultimate design and development of such a HAA that will be based on the same technologies and design structure incorporated in our Argus One line of airships.  To date, no one has developed and commercially sold a HAA, and while we expect significant technological challenges, we believe that the airship design of our Argus One will allow us to develop a HAA that will be able to travel through the jet stream and sit on station in the stratosphere for very long durations.  We refer to our future Argus One-like HAA as the StratelliteTM as it offers the functionality of a satellite in the stratosphere.

Business of GTC

On February 14, 2011, GTC launched a new e-commerce website offering a range of portable satellite voice, data and tracking solutions, known as Mobile Satellite Services (MSS). GTC's MSS products include handheld satellite phones, personal and asset tracking devices, and portable high speed broadband terminals, all of which work virtually anywhere in the world. Aside from GTC’s Globalstar related services, GTC is also an authorized reseller of satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. While GTC has in the past concentrated on sales of such services to government buyers, GTC's solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. GTC launched its new website to appeal to a global, technologically advanced customer base. It delivers a rich, user-friendly interface so that customers can research solutions suitable for their individual requirements and instantly purchase online any of the products or services supplied by GTC and/or its network providers, including Iridium, Inmarsat, Thuraya and Globalstar. Through these networks, GTC's website offers voice, data and tracking MSS solutions with 100% global coverage. Additionally, GTC's new website debuts a line of its own custom developed commercial tracking products that were previously used exclusively by U.S. government customers and thus have satisfied stringent operating requirements for years. GTC's tracking devices will operate and be certified for use on the Globalstar satellite constellation. Users of these GTC tracking products will be able to access their accounts online and view near-live location and status transmissions using GTC's proprietary mapping web interface.

21

As a certified Government contractor, GTC plans to further increase MSS revenue opportunities through registration with the U.S. General Services Administration (GSA) Schedule Program. The GSA Schedule Program enables billions of dollars in federal spending and helps eligible users, including all branches of Federal, State and Local governments, more easily meet their procurement needs. The U.S. Federal government spends over $40 billion each fiscal year on contracts through the GSA Schedule Program, including MSS contracts.

GTC is also pursuing various contracts for the construction of satellite ground stations in Afghanistan, Africa and other locations. If GTC is awarded these contracts it will produce a highly profitable revenue stream over the next 18-24 months, as the cost of each ground station is approximately $5 million and the net profit is expected to be approximately 15%.  It is likely that Globalstar will require access to these ground stations to enhance their satellite network coverage. In return for allowing access to these ground stations GTC has historically negotiated the use of a large number of accounts with Globalstar. GTC has already negotiated terms with Globalstar that allows Globalstar access to a certain ground station in return for GTC having use of up to 10,000 accounts (1,000 of which GTC is required to transfer to a former affiliated company) on the Globalstar network and GTC would anticipate negotiating similar agreements with Globalstar in connection with additional ground stations.  These accounts involve GTC having free use of satellite telecommunications simplex messages through the Globalstar network and can be sold to government, commercial or individual users without cost to GTC to further increase revenue and profitability relating to the ground stations. There is no guarantee that GTC will be awarded such contracts in the future and a failure to secure these contracts will result in significantly lower than anticipated revenue streams over the coming years. It will also affect GTC’s ability to use the free accounts agreed with Globalstar, further reducing the potential revenue streams over the longer term.

In addition to securing government funded contracts to construct various ground stations, GTC hopes to raise capital from investors, commercial entities and partners for the construction of a ground station in India. This ground station would be used to offer satellite telecommunications and simplex tracking services to customers in India. GTC anticipates partnering with Globalstar on this project and would allow Globalstar access to the ground station in order to increase its commercial coverage. In return for allowing access to these ground stations GTC may be able to negotiate the use of a large number of accounts with Globalstar. These accounts could involve GTC having free use of satellite telecommunications airtime or simplex messages through the Globalstar network which can be sold to government, commercial or individual users. In addition to sourcing funding on suitable terms, GTC would also need to find an Indian partner to proceed with this project and obtain the necessary licenses to operate in India. There is no guarantee that GTC will secure funding, agree suitable terms with an Indian partner or obtain the necessary licenses to operate such a ground station.

Under the terms of previous contracts with Globalstar, GTC currently has the rights to use up to 2,430 simplex or one-way transmission tracking accounts without charge for at least another 13 years and has a contract with Globalstar that allows for an additional 10,000 unlimited usage accounts to be available to GTC (1,000 of which GTC is required to transfer to a former affiliated company) over a 25 year period upon completion of a certain satellite tracking ground station. GTC can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Under the terms of contracts between GTC and Globalstar, GTC will pay no activation fee, monthly fee or per message fee to Globalstar for each account used during the term of the contracts. This simplex service addresses the existing and ever growing market demand for a small and cost effective solution for receiving and processing data from remote locations and is used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. This is a rapidly growing market and GTC believes it is well positioned to take advantage of this growth. In the past, GTC has dealt specifically with US government customers but is now also focused on expanding this customer base and making maximum use of the free accounts to generate increased revenue.

GTC has developed various custom designed commercial simplex satellite tracking devices that are capable of transmitting locational and other information from any location within the Globalstar satellite network. These devices were previously exclusively used by U.S. government customers and thus have satisfied stringent operational requirements for years. Users of these tracking products will be able to access their accounts online and view near-live location and status transmissions using GTC’s proprietary mapping web interface. Although GTC can sell to U.S. government customers without the need for any form of certification, GTC can not sell such tracking devices commercially without certification from Globalstar and the Federal Communications Commission for use in the U.S., and from comparable entities globally, like CE Mark. GTC has begun the process to apply for certification to sell these devices both in the U.S. and globally and GTC plans to have a worldwide target customer base with no cost basis on the monthly service plans sold with each device. Although, GTC believes the likelihood of obtaining these certifications is high due to its experience in producing these tracking devices for government customers combined with its knowledge and experience of the Globalstar network and their certification requirements, there is no guarantee that GTC will be able to certify its tracking devices.

22

Market

The market for UAVs is expected to almost double over the next decade from current worldwide UAV expenditures of $5.9 billion annually to $11.3 billion, totaling just over $94 billion in the next ten years (source: Teal Group).  Over $2 billion in lighter-than-air UAV contracts have been issued solely from the Department of Defense.  The U.S. is expected to account for 69% of the worldwide spending on UAV technology, with Asia-Pacific being the second strongest market followed closely by Europe (source: Teal Group).  The commercial markets for our UAVs, however, will only open once rules are established for the safe and effective operation of UAVs in national airspace, which is regulated by the Federal Aviation Administration (FAA).

The market for our UAVs, including our aerostats, has grown significantly over the last several years, especially following the terrorist attacks of September 11, 2001 due to the demands associated with the current global threat environment.  UAVs were proven to be very valuable in the Iraq and Afghanistan wars and thus are expected to be an increasing military priority in the coming years. The military has transformed into a smaller, more agile fighting force in need of a network of technologies to provide improved observation, communication and precision targeting of combat troop locations, which are often embedded in dense population centers or dispersed in remote locations.  Our Argus One airship and aerostats are intended to provide critical observation and communications capabilities serving the increased demand for ISR, including real-time tactical reconnaissance, tracking, combat assessment and geographic data, while reducing the risks to our U.S. troops in theatre.  The ability to observe adversaries on a continuous basis in all manner of locations with high-resolution cameras, sensors and other electronic equipment remains a critical need for our military.

The market for our Argus One family of mid-altitude airships and our aerostats on a stand-alone basis and/or combined with GTC’s or other company’s payloads relates to the following applications, among others:

Government:

•	International, Federal, state and local governments as well as US and foreign government agencies, including DoD, DEA, Homeland Security, Customs
–	Military
–	Intelligence, reconnaissance and surveillance
–	Border monitoring
–	Drug enforcement
–	High value asset tracking

Commercial Applications :

•	Mobile communications system
•	ISR platform
•	Natural disaster instant infrastructure
•	Nautical tracking for maritime shipping companies
•	Oil pipeline monitoring and exploration
•	Fleet vehicle diagnostic, maintenance, fuel theft, tracking
•	Fleet generator operation diagnostic tracking
•	Power grid infrastructure management
•	Solar power infrastructure management
•	Local vegetation production facility monitoring

The market for the Stratellite is different than the market for our mid-altitude UAVs and is potentially much larger.  The Stratellite is a high altitude long endurance airship intended to populate “near space” with telecommunications capability.  A presence in near space with high tech sensors and communications suites offers enormous potential for both commercial and government applications.  Whether hovering at 65,000 feet or flying a variety of mission profiles, the Stratellite offers many of the features of satellites with cost savings, refurbishment ability, and the opportunity for regular system upgrades.  The ability to promptly provide a communications infrastructure platform to locations where it is lacking either as a result of natural disaster or financial constraints is a critical need for both governmental and commercial customers.

The need for information-transmission in the future performed by HAAs or HALEs is vast and is especially critical in the following applications:

•	Mobile broadband communications
•	Emergencies or use in disaster areas
•	Marine radio service
•	New traffic engineering systems
•	Weather observation
•	Water surveillance (pollution)
•	Ozone and smog monitoring
•	Radiation monitoring (UV and radioactive)

23

•	Astronomic and terrestrial observation
•	Documentation of conditions in the upper atmosphere
•	Border control, coastal surveillance
•	Private communication services e.g. cellular phones
•	Transmission of radio- and television programmers

GTC’s markets differ depending on the services provided.  The market for the construction of satellite ground stations has historically been and is expected to continue to be government and government-related entities, although GTC is interested in raising money sufficient to fund its construction of a ground station in India either on its own or with certain partners.

There is an existing and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing data from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. GTC’s solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users. This is a rapidly growing market and GTC believes it is well positioned to take advantage of this growth, especially with the recent launch of its e-commerce website through which it offers a range of portable satellite voice, data and tracking solutions that provide communications services to areas of the world where other methods of communication do not exist or are currently limited, including remote land and ocean areas, the polar regions, and areas where an existing telecommunications infrastructure has been negatively affected by political conflicts, natural disasters, or other such events. Under the terms of previous contracts with Globalstar, GTC currently has the rights to use up to 2,430 simplex or one-way transmission, tracking accounts which can be used without charge for at least another 13 years and has a contract with Globalstar that allows for an additional 10,000 unlimited usage accounts to be available to GTC (1,000 of which GTC is required to transfer to a former affiliated company) over a 25 year period upon completion of a certain satellite tracking ground station. GTC can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Under the terms of contracts between GTC and Globalstar, GTC will pay no activation fee, monthly fee or per message fee to Globalstar for each account used during the term of the contracts. In the past, GTC has dealt specifically with U.S. government customers but is now also focused on expanding this customer base and making maximum use of the free accounts to generate increased revenue.

Competition

We believe that the principal competitive factors in the markets for our airships and our aerostats include product performance, features, acquisition cost, lifetime operating cost, including maintenance and support, ease of use, integration with existing equipment, quality, reliability, customer support, brand and reputation.  The current market competitors to LTA UAVs like our Argus One line of airships and aerostats are not only other LTA UAVS, but also manned aircraft, heavier-than-air fixed wing unmanned aircraft, tethered aerostats and balloons, and low earth orbit satellites.

The markets for our mid- and high-altitude products are evolving rapidly and subject to changing technologies, shifting customer needs and expectations, and the potential introduction of new products.  Nearly all mid-altitude UAVs operating today are fixed wing, heavier-than-air platforms.  Existing contractors that provide mid-altitude long endurance UAVs include Northrop Grumman with its Global Hawk, General Atomics with its Predator, Reaper and Grey Eagle, the Boeing Company with its Scan Eagle, and Elbit Systems with its Hermes aircraft. Several large aerospace and defense contractors are pursuing this market opportunity with proposed long duration heavier-than-air fixed wing UAVs, including The Boeing Company, QinetiQ, Aurora Flight Sciences, Lockheed Martin and Northrop Grumman. Companies pursuing LTA UAVs as a solution for this market include Lockheed Martin, Northrop Grumman and Raytheon. Companies pursuing low earth orbit satellites as a solution for this market include The Boeing Company, Lockheed Martin, General Dynamics, the European Aeronautic Defence and Space Company, Ball Aerospace Technologies and Orbital Sciences. There are a large number of companies that offer various competing aerostats, including TCOM LP, Lockheed Martin, Raytheon, and American Blimp Corporation. The market for high altitude long endurance UAVs is in its early stages of development and to date, no one has developed an operational HAA. As a result, this category is not well defined and is characterized by multiple potential solutions.

A number of our competitors have received considerable funding from government or government-related sources to develop and build a mid- or high-altitude UAV.  Most of these organizations and many of our other competitors have greater financial, technical, manufacturing, marketing and sales resources and capabilities than we do. We anticipate increasing competition as a result of defense industry consolidation, which has enabled companies to enhance their competitive position and ability to compete against us.  In addition, other companies may introduce competing airships, aerostats or solutions based on alternative technologies that may adversely affect our competitive position.  As a result, our products may become less or non-competitive or obsolete.

The competitors for GTC’s satellite telecommunications services are other leading satellite networks such as Iridium, Inmarsat, Thuraya and even Globalstar, and their various resellers.  GTC expects the competition for these and its satellite tracking and monitoring services to increase significantly as the market demand accelerates.  GTC believes it will be well positioned to compete for this business largely on a cost basis since it currently has the rights to use up to 2,430 simplex or one-way transmission tracking accounts which can be used free of charge for at least another 13 years due to agreements GTC has with Globalstar and GTC has a contract with Globalstar that allows for an additional 10,000 unlimited usage accounts to be available to GTC (1,000 of which GTC is required to transfer to a former affiliated company) over a 25 year period upon completion of a certain satellite tracking ground station. GTC can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Under the terms of contracts between GTC and Globalstar, GTC will pay no activation fee, monthly fee or per message fee to Globalstar for each account used during the term of the contracts.  GTC does not believe it has any significant competition in the construction of ground stations around the world although such construction is dependent on government funding.

24

Technology, Research and Development

We develop technology utilizing relationships with partners who specialize in the design and development of technology related to our products. We currently rely exclusively on our technical partner, Eastcor Engineering, and its chief technologist for the development and commercialization of our airships and aerostats. Eastcor also develops tracking devices and other technology for GTC.  We currently have no technical personnel as employees of the Company responsible for this function.  We expect this to change as we progress and begin to sell our airships, aerostats and GTC products and services and plan on developing an internal research and development capacity to work with and complement our technological partners in the coming year. While we believe the relationship with Eastcor and its chief technologist to be very strong, there is no assurance that it will always remain so. If this relationship were to break down or terminate or if we were to lose the services of Eastcor and its chief technologist, it would cause a significant delay in our ability to continue to develop, manufacture and sell our airships and aerostats, postpone commercial revenue to us and increase the costs related to such development and commercialization.

In part to reduce our dependence on Eastcor and its chief technologist, in 2011 we entered into a three year agreement with Oklahoma State University – University Multispectral Laboratories, LLC (UML) to collaborate in support of research, development, testing and evaluation activities associated with our LTA UAV platforms. According to the terms of the agreement, both parties agree to cooperate and conduct RDT&E, technical, engineering and scientific activities using the facilities, staff, methods and technologies of each party to rapidly advance technology, from concept to operation, in the following areas: chemical, biological, radiological, nuclear, explosive, command, control, computers, communication, intelligence, surveillance, reconnaissance, and unmanned aerial systems. We intend to continue to develop and expand this relationship especially in connection with technical development relating to our products.

The technology for the Argus One was developed for us under contract by Eastcor Engineering, a U.S. Department of Defense prime contractor, specializing in high technology engineering products and services and the Company owns such technology.  The inventor of the technology subject to our patent applications has assigned all of his rights in such applications to us.  The Argus One was specifically developed in the U.S. using technologies that take full advantage of the microelectronics and command and control technologies protected under the International Traffic in Arms Regulations for potential U.S. governmental customers.

Our research and development efforts are focused on our LTA UAV product line, including our aerostats.  Unlike many of our competitors who are focused solely on development of a HAA, we have adopted a spiral or staged development approach that allows for similar technology to be tested and matured on LTA UAVs designed for low- and mid-altitudes and our aerostats, as we continue to develop our Stratellite HAA.  Our research and development activities are focused, among other things, on envelope design and construction, propulsion systems, solar/fuel cell capabilities, payload and systems integration, sensor stabilization, automated modular controls for aerodynamic stability and other related technologies.  The focus of our development of our airships is to achieve the goal of persistence with regard to its vulnerability to the environment, its ability to accept different payloads and perform differing missions, maintaining sufficient power for both longevity and agility, sufficient payload capacity consistent with altitude and payload configuration, and both technical and engineering design to enable prolonged on-station operations.  The operational platform mobility and its capability to sustain the rigors of varying environments have profound implications to overall platform mission operations.  These attributes are mission agility, tactical responsiveness, all weather operations, airspace management, and area of coverage.

GTC has developed various custom designed commercial simplex satellite tracking devices which are capable of transmitting locational and other information from any location within the Globalstar satellite network. These devices were previously exclusively used by U.S. government customers and thus have satisfied stringent operational requirements for years. Users of these tracking products will be able to access their accounts online and view near-live location and status transmissions using GTC’s proprietary mapping web interface. GTC intends to apply for certification to sell these devices globally.  GTC expects to continue to develop technology for various types of tracking and monitoring devices to address the increasing market demand for such tracking and monitoring services especially in remote locations.

We spent $425,562 on research and development in 2011.

Partners

Eastcor Engineering and its chief technologist is currently our exclusive technical partner that we rely on for the development and commercialization of our airships. Eastcor and its chief technologist is responsible for the design, construction, testing and demonstration of our airships and aerostats and we own all intellectual property rights relating to such products.  We also have a technological relationship with UML to collaborate in support of research, development, testing and evaluation activities associated with our LTA UAV platforms which we intend to expand in the coming year.  WSGI and Eastcor Engineering intend to conduct additional testing and demonstrations of our Argus One UAV to potential Government and commercial customers in Nevada and potentially at other select locations.

25

GTC has a broad, longstanding relationship with Globalstar. GTC specializes in services offered through the Globalstar satellite network and is also a reseller of Globalstar’s satellite mobile and data communications services globally via satellite.  Finally GTC has various contracts with Globalstar, the terms of which provide GTC with the rights to use up to 2,430 simplex or one-way transmission, tracking accounts which can be used without charge for at least another 13 years and GTC has a contract with Globalstar that allows for an additional 10,000 unlimited usage accounts to be available to GTC (1,000 of which GTC is required to transfer to a former affiliated company) over a 25 year period upon completion of a certain satellite tracking ground station. GTC can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Under the terms of contracts between GTC and Globalstar, GTC will pay no activation fee, monthly fee or per message fee to Globalstar for each account used during the term of the contracts. GTC’s  free accounts can be sold to customers requiring simplex service through the Globalstar network. In the past, GTC has dealt specifically with U.S. government customers but intends to attempt to expand this customer base and make maximum use of these free accounts to generate increased revenue.  The contracts with Globalstar also allow GTC to construct an additional five satellite ground stations anywhere in the world.

In February 2012, we entered into an agreement with Gemini Global Group, one of the nation’s premier business development firms. With offices in Washington, D.C. and Austin, Texas, Gemini is a leader in providing procurement assistance, identification of commercial and government business opportunities, political advocacy and regulatory assistance to a global customer base. We together with Gemini have jointly developed a business procurement strategy for us and GTC and have begun to implement a number of initiatives to execute on such strategy.

Intellectual Property

Our success and ability to compete depends on our ability to develop and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. On February 17, 2011, we filed a provisional patent in the U.S. relating to our Argus One UAV for an unmanned autonomous airship with automated control for individual modules for improved flight stability and aerodynamic body control. In February 2012 we filed both a U.S. utility patent application and a patent application under the Patent Cooperation Treaty for an airship design and method of controlling the airship based on our Argus One UAV. As our development of the Argus One line of airships and aerostats continues, we intend to expand and strengthen our portfolio of intellectual property by relying on patents, trade secrets, copyrights, trademarks, non-disclosure agreements and other contractual provisions. We have applied for trademark registration on the name Stratellite.  In certain cases, when appropriate, we opt to protect our intellectual property through trade secrets as opposed to filing for patent protection in order to preserve confidentiality.  All of our employees are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights.

Dependence on a Few Customers and Regulatory Matters

We believe that our airship and aerostat products will at least initially be sold to a limited number of U.S. government and government-related entities. The majority of GTC’s products and services have been sold to U.S. government and government-related entities as well, although GTC has begun to also focus on the broader commercial market for its tracking and monitoring services; customers for ground station construction will largely remain government and government-related entities.  We anticipate that the majority of our revenue at least in the foreseeable future will come from U.S. government and government-related entities, including both the Department of Defense and other departments and agencies.  Government programs that we may seek to participate in must compete with other programs for consideration during Congress’ budget and appropriations hearings, and may be affected by changes not only in political power and appointments but also general economic conditions and other factors beyond our control.  Reductions, extensions or terminations in a program that we are seeking to participate in or overall defense spending could adversely affect our ability to generate revenues and realize any profits.  We cannot predict whether potential changes in security, defense and intelligence priorities will afford opportunities for our business in terms of research and development or product contracts, but any reduction in government spending on such programs could negatively impact our ability to generate revenues.

We have not yet been qualified to be a contractor, and have done no business yet, with the U.S. Government (although our recently acquired subsidiary GTC has done so) and if we fail to so qualify, our ability to generate revenues would be severely affected. As the parent company of GTC, we are not, however, required to be qualified as a government contractor for GTC to qualify for new contracts.  If we do so qualify, to do business with the U.S. government, we will be required to comply with and will be affected by laws and regulations relating to the award, administration and performance of U.S. contracts.  Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.

Our UAVs are subject to regulation by the FAA, which currently does not allow any untethered flights by UAVs in commercial airspace in the U.S. without prior FAA clearance certifications that are difficult and time-consuming to obtain.  However, on February 14, 2012, a new law was passed that requires the FAA to (i) develop a safe, detailed plan to integrate civil unmanned aerial systems into the national airspace within 270 days and to implement the recommendations of such plan within 180 days thereafter, (ii) determine if certain UAVs may operate safely in national airspace and, if so, to establish requirements for such safe operation within 180 days, (iii) establish a program to integrate UAVs into national airspace at no less than 4 test ranges within one year, and (iv) establish a process to develop certification and flight standards for UAVs and their operators within 270 days. While we do not currently know the rules that will ultimately be issued by the FAA, or the cost of complying with them, we intend to closely follow all progress made by the FAA to implement this new law. We believe our reliance on the U.S. government and government-related entities as our primary customers will change dramatically once the FAA determines the rules and regulations required for the safe flight and operation of UAVs in our national airspace, since we will then be able to sell our airships to a much broader commercial market where the demand is increasing rapidly.

26

International sales of our products may also be subject to U.S. laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, ITAR and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   This may limit our ability to sell our airships abroad and the failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.  Our UAVs may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission which regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our LTA UAVs, such as the envelope and the gas bags, are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause significant delays in delivery of the airships if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

As of March 21, 2012, we had 5 full-time employees, including our executive officers. GTC hires contract employees on an as needed basis, and has not historically had any problems finding qualified personnel.  We do not believe that we will have difficulty in hiring and retaining qualified individuals for our general operations. We believe that our relations with our employees are good.  None of our employees are represented by a collective bargaining agreement, nor do we have collective bargaining arrangements with any of our employees.

Facilities

Our corporate offices are now located at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815. Base rent is $1,552 per month plus 6% state sales tax. The lease is for a period of 13 months and terminates on December 31, 2012.  GTC has an office at 17501 Biscayne Blvd., Suite 440, Aventura, FL 33160.   The base rent is $2,600 per month plus sales tax and the lease is for a period of 12 months and terminates June 14, 2012.  GTC also leases on a month-to-month basis an engineering, storage and customer demonstration facility in Easton, MD with a base rent of $1,854 per month.  We believe that our facilities are adequate for our current and near-term needs. We have a hangar for our airships located on the grounds of the airport in Easton, Maryland near our technical partner, Eastcor Engineering.  Our corporate offices were previously located at 17501 Biscayne Blvd., Aventura, FL 33160 which was vacated on January 31, 2011 as the lease expired

Legal Proceedings

In the ordinary conduct of business, we are subject to periodic lawsuits, investigations and litigation claims, which we account for where appropriate. We cannot predict with certainty the ultimate resolution of such lawsuits, investigations and claims asserted against us.  As of the date hereof, we had the following material contingencies:

Brio Capital

Brio Capital, the holder of a warrant, filed an action against us on February 25, 2011 in the New York Supreme Court, County of New York, for the issuance of approximately 6.2 million shares of common stock upon the exercise of certain warrants. The Court granted a non-final Summary Judgment Order on a portion of the action in favor of Brio in December 2011 requiring the Company, among other things, to issue 6.2 million shares of common stock. The Company has issued the shares required by the Court order. We have also entered into a settlement agreement to pay $57,661 in legal fees as required by the Court order.

Tsunami Communications v. GlobeTel

On March 3, 2006, Civil Action File No. 06A-02368-5 was filed in Superior Court for Gwinnett County, Georgia by Tsunami Communications and several of its former shareholders. We asserted affirmative defenses and a trial was held in November 2009. By Order of the Court entered on September 2, 2010, an Order was entered against GlobeTel and several other co-defendants for the breach by Sanswire Technologies, Inc. (“ST”) (a then unrelated party) of its asset purchase agreement with the plaintiff Tsunami based on a deemed de facto merger resulting from a subsequent asset purchase agreement between ST and GlobeTel.  As damages, we were ordered to issue 530,015 shares of common stock to former shareholders of Tsunami and pay $229,180 to a former Tsunami shareholder with respect to two outstanding promissory notes. Subsequent to the Order, the plaintiffs filed a Motion for Reconsideration asking the Court to both reconsider its decision to deny several of the plaintiffs’ claims and to substantially increase the award of damages and a Claim for Attorney’s Fees, which has been denied by the Court. We have issued the share portion of the Order, but we are in settlement discussions with the plaintiff relating to the cash portion of the Order.

27

Peter Khoury

The Company’s former CEO Peter Khoury filed an arbitration proceeding against us on October 10, 2010, and filed an action against us in Miami-Dade County in October 2010 which was amended in November 2011 but which was not served on us until December 2011, asserting claims for payment of amounts alleged to be due in connection with his services provided to the Company totaling over $400,000 in cash, 1.8 million shares of common stock and an additional $250,000 in shares of common stock.  We reached a settlement with Mr. Khoury resolving this matter, without admitting or denying the allegations. Under the terms of the settlement, we are required to pay him $50,000 over a four month period and issue 2.75 million shares of our common stock.

The DeCarlo Group

A lawsuit was filed by the DeCarlo Group on November 24, 2010 in Miami-Dade County Courthouse for over $400,000 claimed in connection with CFO and accounting services allegedly rendered to the Company.  It is our position that the Company was overcharged in connection with the services rendered and that no amounts are due. DeCarlo is again seeking a new attorney to represent him in this matter. We have filed a motion to dismiss on various grounds and intend to otherwise defend ourselves vigorously in this matter, but the outcome of the action cannot be predicted.

Siegel

A lawsuit was filed by Frances Siegel, the mother of a former officer and director of the Company, on January 20, 2011 in Miami-Dade County Courthouse for $300,000 plus interest claimed in connection with an alleged investment in the Company back in 2003. The parties have begun preliminary discovery and participated in a mediation session. We intend to defend ourselves vigorously in this matter, but the outcome of the action cannot be predicted.

GlobeTel Wireless Europe GmbH

A lawsuit was filed by Rechtsanwalt Harry Kressel, Court Appointed Insolvency Administrator of the Assets of GlobeTel Wireless Europe GmbH, on March 8, 2011 in the Circuit Court in Brevard County, FL for $165,000 plus interest claimed in connection with the default of the Company on a parent company guaranty with GlobeTel Wireless Europe. We reached a settlement with GlobeTel Wireless Europe resolving this lawsuit, without admitting or denying the allegations. Under the terms of the settlement, we are required to pay them $80,000 over a twelve month period; provided, however, that the total amount is reduced to $65,000 if such amount is paid on or before July 6, 2012.

Dohan

We filed a lawsuit on November 3, 2008, in the Florida Circuit Court for the Eleventh Circuit in Miami-Dade County, FL against our former auditors, Dohan Brown Salum + Ferro CPA PA n/k/a Dohan Salum + Company CPA PA and the individual auditors who performed work for us.  The claim asserts that but for the professional negligence of the audit firm in failing to observe GAAP and other accounting and auditing standards, we would not have incurred the substantial fees and professional expenses necessary to restate our financials and defend allegations of wrongdoing asserted by the SEC against us. We have filed an amended complaint to add claims. Dohan and Company, P.A., C.P.A.’s filed a related lawsuit against us on July 29, 2011 in the same court alleging unpaid professional accounting fees of $126,820, which case has now been combined with our lawsuit.  The parties have begun preliminary discovery. We intend to respond to these allegations and defend ourselves vigorously in this matter, but the outcome of the action cannot be predicted.

IRS

During 2010 and 2009, we, under our former name Sanswire Corp., incurred and reported to the Internal Revenue Service (“IRS”) payroll tax liabilities (and deposited the appropriate withholding amounts) during the normal course of business at each payroll cycle.  The Company has reported its payroll tax liabilities for all the tax periods in 2007 and 2008, however, it failed to deposit the appropriate withholding amounts for those periods We recognized this issue and, accordingly, contacted the IRS to make arrangements to pay any taxes due. One such matter has been resolved with the IRS, and we currently estimate the amount involved in the second matter to be approximately $200,000.  We may be subject to additional penalties and interest from the IRS in connection with these payroll tax matters.   We are engaged in discussions with the IRS to settle this matter and filed an Offer in Compromise with the IRS. The IRS has not agreed to our offer to settle the tax liability as of the date hereof and the matter is before the IRS Appeals Office.

We provide indemnification, to the extent permitted by law, to our officers, directors, employees and agents for liabilities arising from certain events or occurrences while the officer, director, employee, or agent is or was serving at our request in such capacity.

28

MANAGEMENT

Directors

The Company’s Board of Directors currently consists of five members, two of whom are independent, non-employee directors. The Board of Directors is divided into three classes.  Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years.  The present term of the Class I Director, Wayne P. Jackson, expires at our Annual Meeting of Stockholders in 2014.   Michael K. Clark and Kevin S. Pruett are Class II Directors whose terms expire at our Annual Meeting of Stockholders in 2012 and Glenn D. Estrella and Anita S. Hulo are Class III Directors whose terms expire at our Annual Meeting of Stockholders in 2013.

Information with Respect to Directors

Name of Director	Age	Year First Became Director	Position with Company

Michael K. Clark	54	2010	Director (Chairman)

Glenn D. Estrella	49	2010	Director, President and CEO

Anita S. Hulo	47	2011	Director

Kevin S. Pruett (1)(2)	54	2011	Director

Wayne P. Jackson (1)(2)	83	2009	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Set forth below are descriptions of the backgrounds of each of our directors and their principal occupations for at least the past five years and their public company directorships, if any, as well as those held during the past five years. With respect to each director, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as director in light of our business and structure.

Michael K. Clark, 54, has served as the Chairman of our Board of Directors since June 2010. He has been the Vice Chairman of Standard Charter Bank since October 2011. He was the CEO of Butterfield Fulcrum from July 2010 to September 2011. Prior to that, Mr. Clark was the President of the Institutional Products Group at Fidelity Investments, from 2007 to 2009. Earlier he held a series of senior positions at JPMorgan Chase Bank, including Global Head of Sales and Product, Trust and Clearing Services; Chief Executive Officer, Trust and Clearing Services; and Chief Executive Officer, Worldwide Securities Services from 1994 to 2007. Prior to JPMorgan Chase, Mr. Clark was Head of Broker Dealer Clearance at Bankers Trust and served in other positions there from 1981-1994.

As reflected in the biographical information summarized above, Mr. Clark contributes valuable international business experience, extensive financial expertise and contacts in the financial community throughout the United States and abroad.  For these reasons, we believe Mr. Clark has the requisite set of skills and experience to serve as a valuable member of our board of directors and as its chairman.

Glenn D. Estrella, 49, has served as a director of the Company since November 2010. In addition, commencing June 2010, Mr. Estrella has served as the Company’s Chief Executive Officer and he was appointed President of the Company in October 2010.  Mr. Estrella served as Chief Financial Officer and Treasurer from June 2010 until February 2011. From 2008 to 2009, Mr. Estrella served as Chief Administrative Officer and Senior Vice President at Fidelity Investments. From 1983 to 2008, Mr. Estrella held a variety of positions at JP Morgan, including Senior Vice President and Head of JP Morgan Chase’s Latin America and Australia Trust Company; Chairman and Chief Executive Officer of JP Morgan Systems and Services Technology; and Global Head of Client Services and Managing Director of JPMorgan Clearance and Agency Company. Prior to that, Mr. Estrella served in several roles at Chase Manhattan Bank. Mr. Estrella contributes valuable executive and operating experience, in addition to providing global experience turning around businesses by driving profitable growth.

As reflected in the biographical information summarized above, Mr. Estrella contributes valuable executive and operating experience, in addition to providing global experience turning around businesses by driving profitable growth.  For these reasons, we believe Mr. Estrella has the requisite set of skills and experience to serve as a valuable member of our board of directors.

29

Anita S. Hulo, 47, has served as a director of the Company since June 2011. Ms. Hulo has served as general manager of EastCor Engineering, LLC, a small engineering company located in Maryland since June 4, 2007 where she is responsible not only for personnel but all contracts, security and the overall operations of the company. Prior to her position at Eastcor, she was a deputy program director for L-3 Titan Corporation from July 2003 to June 2007.  Before L-3, she served 4 years in the US Army where she spent most of her time in leadership roles.  While in the Army, she coordinated station briefs and represented the foreign relations office by providing over 350 station overview briefs for individual visitors to include 15 flag officers, and civilian and foreign dignitaries. She directed the operation of 17 parabolic dish antennas and redirected collection posture in response to national and time-sensitive changes in tasking.  Before the Army, she directed three outpatient counseling offices in southwest Louisiana.  Ms. Hulo has a Bachelors degree in Psychology from the University of Louisiana at Lafayette and a Masters in Technology Management from University of Maryland.

As reflected in the biographical information summarized above, Ms. Hulo contributes valuable management skills as well as having numerous contacts in the defense and military industries.  For these reasons, we believe Ms. Hulo has the requisite set of skills and experience to serve as a valuable member of our board of directors.

Kevin S. Pruett, 54, has served as a director of the Company since June 2011 and is a member of our Audit and Compensation Committees; Mr. Pruett is the Chairman of our Audit Committee. Mr. Pruett has a successful 25-year record of accomplishment managing government and commercial technology businesses. He is currently Vice President for the Aerospace Sciences and Engineering Division of ENSCO, Inc. in Cocoa Beach, Florida. In this capacity, he manages multiple space launch engineering and analysis programs as well as overseeing the company’s meteorological science business with clients such as NASA, National Weather Service, US Air Force and United Airlines.  Prior to joining ENSCO in 2004, Mr. Pruett spent 18 years with Harris Corporation. Harris consistently promoted him to positions of increasing responsibility in the financial management, contract management and business development areas working with clients such as the US Air Force, Federal Aviation Administration and the Department of Homeland Security. During 1996 and 1997, he received multiple awards for consistent outstanding performance as a top Harris Business Development professional. Mr. Pruett was also the Program Director for wireless asset tracking products at Terion, Inc., a venture start-up formed by Harris and Penske Corporation. Mr. Pruett began his career with Rockwell International in Downey, California as a Cost Analyst on the Space Shuttle Program in 1982.  Mr. Pruett received a BSBA degree from the University of Florida in 1981 and earned his MBA, with a concentration in contract management, from Florida Tech in 1987. Mr. Pruett also achieved a professional designation as a Certified Professional Contract Manager (CPCM) from the National Contract Management Association (NCMA) in 1992.  Mr. Pruett is a member of the Board of Directors for Health-First Inc. He is also a member of the Board of Director for Health-First Health Plans Inc. Mr. Pruett is currently serving his third term as City Commissioner for Cocoa Beach, Florida. Prior to his election, he served two years as chairperson for the Cocoa Beach Board of Adjustment. He is also a member of the Brevard County Civilian-Military (CivMil) Relations Council.

As reflected in the biographical information summarized above, Mr. Pruett contributes valuable executive and operating experience, in addition to extensive financial and accounting skills, making him qualified to be our Audit Committee Financial Expert.  For these reasons, we believe Mr. Pruett has the requisite set of skills and experience to serve as a valuable member of our board of directors.

Wayne P. Jackson, 83, has served as a Director of the Company since April 2009, and is a member of the Audit and Compensation Committees; General Jackson is the Chairman of the Compensation Committee. Major General Jackson had a 37-year career with the United States Army, Air Force and Navy, retiring in 1984. For the past five years, General Jackson has served as a board member of Forgotten Soldiers Outreach, a non-profit corporation focused on support for our country’s soldiers stationed abroad.  General Jackson has also served as a Host Committee member and fund raiser for the past three years for the Wounded Warriors Second Chance Program, which assists wounded service members and their families transition to civilian life.  During his military career, General Jackson served in various overseas theaters of operations and in a variety of assignments. He commanded Aviation, Civil Affairs, Infantry, Military Intelligence, Signal Corps and Special Forces units, as well as holding two General Office Commands and a position as the Director of Counterintelligence and Security, Headquarters Department of the Army. In addition, General Jackson also served as Chief, Division of Probation Administrative Office of the United States Court, Washington, D.C. General Jackson has been awarded the Parachute Badge, the Expert Infantry Badge and the Master Aviator Badge. His decorations include the Distinguished Service Medal, the Meritorious Service Medal, the Army Commendation Medal and several other military awards and decorations. General Jackson has remained an active member of the defense and intelligence communities and contributes extensive military industry experience relevant to the needs and requirements for the Company’s products by the Company’s primary initial target customer.

As reflected in the biographical information summarized above, General Jackson has remained an active member of the defense and intelligence communities and contributes extensive military industry experience relevant to the needs and requirements for the Company’s products by the Company’s primary initial target customer.  For these reasons, we believe General Jackson has the requisite set of skills and experience to serve as a valuable member of our board of directors and its committees on which he serves.

Arrangements or Understandings Regarding the Selection of Certain Directors

None of our current directors were appointed pursuant to any arrangements or understandings regarding the selection or appointment of our directors.  Pursuant to the stock purchase agreement we entered into in connection with the acquisition of GTC, Growth Enterprise Fund, S.A. has the right to appoint two (2) additional directors to our board of directors, each of whom must satisfy the independence requirements of the SEC and NASDAQ until the earlier of the date the purchase price, including the earn-out payments, is paid in full or the third (3rd) anniversary of the closing date (as such terms are defined in the stock purchase agreement).  Growth Enterprise has not yet designated anyone for appointment to the board of directors.

30

Determination of Director Independence

The Board of Directors has determined that General Jackson and Mr. Pruett are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act. In making this determination, the board of directors affirmatively determined that neither has any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Availability of Corporate Governance Documents

We have adopted a Code of Ethics and Business Conduct that is applicable to all our directors and all employees, including executive officers.  A copy of the ethics policy is available on our website at www.wsgi.com under the “Governance Documents” section.  We intend to disclose any changes to and waivers from our ethics policy by posting such information on our website or by filing a Current Report on Form 8-K within four business days of any such amendment or waiver.

Board Leadership Structure and the Chairman of the Board

The Board oversees our Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. While our Chief Executive Officer serves as a director, the Board has appointed Michael K. Clark as the Chairman of the Board of Directors and the Board includes two independent members. The Board has adopted this structure to strike an effective balance between management and leadership participation in the Board process and to enhance the ability of the Board to carry out its roles and responsibilities on behalf of stockholders. The function of the Chairman of the Board is to facilitate and improve communication between the independent directors and the Company by serving as the interface between our senior management and the independent directors. The Chairman of the Board works with the independent directors to establish goals for the Chief Executive Officer each fiscal year, and with the independent directors, conducts the annual Chief Executive Officer evaluation.

Board Oversight of Risk

The Board oversees our business and strategic risks, as well as the risks associated with our corporate governance practices and the process governing the nomination of members of the Board, since the Board does not yet have a standing Corporate Governance and Nominating Committee. The Audit Committee oversees financial reporting and financial compliance risks confronting us.  The Compensation Committee oversees the risks associated with our compensation policies and practices (including performance-based compensation and change of control and termination of employment plans and risks).  While the Board and its committees oversee risk management strategy, management is responsible for implementing, and supervising day-to-day risk management processes and reporting to the Board on such matters.

We provide a detailed description of the risk factors impacting our business in this prospectus under “Risk Factors.”

Board Committees

The Board has standing Audit and Compensation Committees but does not yet have a standing Nominating and Corporate Governance Committee. The full Board carries out the duties and responsibilities normally carried out by a corporate governance committee.  We intend to add independent members to our board of directors in 2012. At such time as the number of directors on the Board that qualify as independent has increased, we intend on establishing a Nominating and Corporate Governance Committee, which shall have a separate charter detailing its role, responsibilities and governance.

Audit Committee

The Audit Committee was established in January 2011 and currently has two members, Wayne P. Jackson and Kevin S. Pruett, who each meets the independence requirements of the SEC as described above.  Mr. Pruett is the Chairman of the Audit Committee.  The Board appointed General Jackson and Mr. Pruett to the Audit Committee after determining that each is also financially literate.  The Audit Committee is currently governed by a committee specific charter that details its role, responsibilities and governance.  Mr. Pruett qualifies as an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act.  The Audit Committee’s oversight responsibilities include matters relating to our financial disclosure and reporting process, including the system of internal controls, the performance of our internal audit function, compliance with legal and regulatory requirements, the approval of related party transactions, and the appointment and activities of (including the pre-approval of all services offered or performed by) our independent registered public accounting firm. Actions taken by the Audit Committee are reported to the Board, usually at the next Board meeting following a committee meeting. The Audit Committee met five times during fiscal 2011.

31

Nominating and Corporate Governance Committee

We do not yet have a standing Nominating and Corporate Governance Committee, but plan to establish such a committee upon the appointment of additional members of the Board who are independent. None of Mr. Clark, Mr. Estrella or Ms. Hulo is an independent director.  The Board currently performs the functions that such a committee would perform and each director participates in identifying qualified individuals to become directors, making recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitoring the process to assess the Board’s effectiveness, considering director nominees and overseeing our corporate governance policies.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Board takes into account many factors, including whether the individual meets the requirements for independence, professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Board evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of our business and represent stockholder interests. The Board does not assign specific weights to particular criteria for prospective nominees.  We believe that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

Compensation Committee

The Compensation Committee was established in July 2011 and currently has two members, Wayne P. Jackson and Kevin S. Pruett, who each meets the independence requirements of the SEC as described above.  General Jackson is the Chairman of the Compensation Committee.  None of Mr. Clark, Mr. Estrella or Ms. Hulo is an independent director. The Compensation Committee is currently governed by a committee specific charter that details its role, responsibilities and governance. The Compensation Committee reviews the compensation arrangements for our executive officers, including the CEO, administers our equity compensation arrangements and reviews the compensation of the Board. Actions taken by the Compensation Committee are reported to the Board, usually at the next Board meeting following a committee meeting. The Compensation Committee met four times during fiscal 2011.

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to this philosophy. The Compensation Committee is responsible for designing an executive compensation program that rewards the achievement of financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation provides a structure in which executives are rewarded for achieving results that the Compensation Committee believes will enhance stockholder value.  The Compensation Committee believes that stockholder interests are best served by compensating employees at industry competitive rates, enabling us to attract and retain the best available talent and recognize superior performance while providing incentives to achieve overall business and financial objectives. By doing so, the Compensation Committee believes that our ability to achieve financial and non-financial goals is enhanced.

When making compensation decisions, the Compensation Committee begins with a review of each compensation component for our Chief Executive Officer. This review includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related goals for performance-based compensation. The overall purpose of this is to review all of the elements of fixed and contingent compensation, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual and projected compensation.

The Compensation Committee discusses this review with the Chief Executive Officer, who provides input to the Compensation Committee on the reasonableness, feasibility and effectiveness of the compensation components proposed by the Compensation Committee. The Chief Executive Officer then creates similar compensation component reviews for the other executive officers, presenting compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics. These recommendations are then reviewed and, once agreed upon, approved by the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended compensation to executives and exercises this discretion in active consultation with the Chief Executive Officer.

The Compensation Committee endeavors to establish a compensation program that is internally consistent and equitable in order for us to achieve our overall corporate objectives.

Compensation Committee Interlocks and Insider Participation

Mr. Pruett and General Jackson served as members of our Compensation Committee in fiscal 2011. Glenn D. Estrella, our President and Chief Executive Officer and a member of the Board, participated in discussions of the Board concerning executive officer compensation in 2011. No member of the Compensation Committee was an officer or employee of the Company or a former officer of the Company, and except as disclosed in “Certain Relationships and Related Transactions” below, had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.  None of our executive officers (i) served as a member of the compensation committee (or other committee performing equivalent functions) of another entity, one of whose executive officers served as a either a director or a member of the Compensation Committee of the Company, or (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee.

32

Compensation of Directors

During the fiscal year ended December 31, 2011, directors who were employees of the Company received no cash or stock compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. During the third quarter of fiscal 2011, we entered into new director compensation agreements for our non-employee directors: each director other than the Chairman of the Board, Mr. Clark, is entitled to 100,000 shares of common stock per quarter and no cash compensation for their services as a director, and each Chairman of a Board committee is entitled to an additional 50,000 shares of common stock per quarter.  We entered into a new compensation agreement with Mr. Clark in January 2012 whereby he is entitled, among other things, to 500,000 shares of common stock per quarter beginning retroactively to the third quarter of 2011 for his service as our Chairman of the Board and he is entitled to a bonus of 500,000 shares per quarter depending on our stock price (no bonus was achieved in 2011). Mr. Clark’s agreement also entitles him to an additional five million shares of common stock if five specific milestones are achieved (each milestone entitles Mr. Clark to one million shares of common stock).

Director Compensation

Fiscal Year 2011

	Fees Earned
	Or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name (1)	($)	($)(2)	($)(3)	($)	($)
Michael K. Clark (4)	-	60,000	264,000	-	324,000

Wayne P. Jackson	10,000	58,950	-	-	68,950

Anita S. Hulo	-	11,800	-	-	11,800

Kevin S. Pruett	-	17,700	-	-	17,700

(1)	Mr. Estrella, who joined the Board in November 2010 and who is an executive officer of the Company, did not receive any additional compensation for his services as a director.

(2)	The amounts reported in the “Stock Awards” column of the table above reflects the aggregate grant date fair value. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements.

(3)	The amounts reported in the “Option Awards” column of the table above reflect the aggregate grant date fair value based on a Black Scholes model valuation as of the grant date. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements.

(4)	Mr. Clark rescinded his 2011 performance-based stock option grant for 4.0 million shares of common stock in connection with the execution of a new compensation agreement he signed with us in January 2012.

Executive Officers

In addition to Mr. Estrella, our Chief Executive Officer, President and Director, whose biographical information is set forth elsewhere in this prospectus, our executive officers are:

33

Executive Officer’s	Position and Principal Occupation and
Name	Business Experience During the Past Five Years

Barbara M. Johnson	Vice President, General Counsel and Secretary

Barbara M. Johnson, 46, joined the Company on October 6, 2010 as the Vice President, General Counsel and Secretary. From 2006-2008, Ms. Johnson was a Partner in the Business & Technology Group at Choate Hall & Stewart, LLP and prior to that, Ms. Johnson served from 1993 to 2008 as a Partner and Associate in the Business Practice Group at Testa, Hurwitz & Thibeault, LLP, both large, full service law firms. Ms. Johnson advised early and later stage multi-national and international public and private companies and specialized in working with such companies to negotiate and consummate various public and private equity and debt financings, implement corporate governance, SEC reporting and ethics compliance programs, and consummate acquisitions and dispositions of companies through mergers, sale or purchase of assets or other strategic combinations.

W. Jeffrey Sawyers	Chief Financial Officer and Treasurer

W. Jeffrey Sawyers, 56, joined the Company on February 8, 2011 as the Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Sawyers served from 2008 to 2010 as the Corporate Controller for Tijuana Flats, a restaurant chain, where he was responsible for all the external financial accounting and reporting systems, audit and tax management, and banking relationships. Prior to that from 2004 to 2008, Mr. Sawyers served as Director of Finance and Special Projects at Curascript, Inc. and before that was the Assistant Controller at Priority Healthcare which was acquired by Express Scripts and combined with their subsidiary Curascript, Inc.

Our executive officers are appointed by, and serve at the discretion of, the Board, and serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.  Each executive officer is a full time employee of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by us in fiscal 2011 and 2010 for services rendered by (i) our principal executive officer, and (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2011 (the “Named Executive Officers”).

Grants or awards of certain performance-based compensation are generally made after fiscal year-end. The amounts reflected in the Summary Compensation Table under the heading “Stock Awards” and “Option Awards” for a given fiscal year, include the grants or awards made after fiscal year-end that relate to or are earned in the prior year.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($) (1)	($) (2)	($) (3)	($)	($) (4)	($)
Glenn D. Estrella	2011	250,000	-	346,850	158,400	-	-	755,250
President, Chief
Executive Officer	2010	129,594	20,000	-	540,733	-	-	690,327
And Director (5)

Barbara M. Johnson	2011	175,000	-	222,600	79,200	-	-	476,800
Vice President, General
Counsel and Secretary (6)	2010	36,181	-	94,000	133,460	-	-	263,641

W. Jeffrey Sawyers	2011	86,735	-	58,625	76,462	-	-	221,822
Chief Financial
Officer (7)	2010	-	-	-	-	-	-	-

(1)	This amount represents a signing bonus paid to Mr. Estrella in 2010.
(2)	The amounts reported in the “Stock Awards” column of the table above reflect the aggregate grant date fair value. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. Includes performance-based grants of restricted stock that were not yet earned or vested as of December 31, 2011.
(3)	The amounts reported in the “Option Awards” column of the table above reflect the aggregate grant date fair value based on a Black Scholes model valuation as of the grant date. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. Includes performance-based grants of stock options that were not yet earned or vested as of December 31, 2011.

34

(4)	Amounts reported only if in excess of $10,000.
(5)	Mr. Estrella joined us in June 2010 and was our Chief Financial Officer from June 23, 2010 until February 8, 2011. Salary includes $95,833 and $34,722 of accrued unpaid wages as of December 31, 2011 and 2010, respectively. Mr. Estrella received 666,667 shares of common stock and warrants to purchase 666,667 shares of common stock at an exercise price of $0.21 per share in lieu of $50,000 of accrued unpaid wages in 2011.
(6)	Ms. Johnson joined us in October 2010. Salary includes $72,084 and $9,722 of accrued unpaid wages as of December 31, 2011 and 2010, respectively. Ms. Johnson received 400,000 shares of common stock and warrants to purchase 400,000 shares of common stock at an exercise price of $0.21 per share in lieu of $30,000 of accrued unpaid wages in 2011.
(7)	Mr. Sawyers joined us in February 2011. Salary includes $2,333 of accrued unpaid wages as of December 31, 2011.

Summary of Agreements with Named Executive Officers

On December 27, 2010, we entered into an Amended and Restated Employment Agreement with Mr. Estrella outlining the terms pursuant to which Mr. Estrella shall serve as our President, Chief Executive Officer and Chief Financial Officer. Mr. Estrella resigned as Chief Financial Officer on February 8, 2011 when we hired a new CFO.  Mr. Estrella also entered into an agreement with us whereby the parties mutually agreed to rescind the issuance of 5,000,000 shares of Common Stock that had been issued to Mr. Estrella in June 2010.  The Amended and Restated Employment Agreement, Mr. Estrella contemplated the payment to Mr. Estrella of a signing bonus of $20,000, which was paid to him in June 2010 when he joined. Mr. Estrella receives a salary of $250,000 per year and is eligible to receive an annual bonus as determined by the Board. In the event that we are acquired as a result of a transfer (by merger or by sale of assets or stock or other combination) of all or substantially all of our assets or stock to an unrelated third party (a “ Business Combination ”), the above compensation that remains to be paid during the initial three year term of the agreement will be accelerated so that upon the completion of such Business Combination, Mr. Estrella will receive 100% of the unpaid portion thereof regardless of the amount of time he has been with the Company. Mr. Estrella is also entitled to a housing and car allowance of up to $2,800 and $500 per month, respectively.  Upon a termination by us of Mr. Estrella’s employment other than for Cause or as a result of death or Disability, or upon a termination by Mr. Estrella of his employment for Good Reason (each as defined in the agreement), Mr. Estrella shall receive six months of his base salary, a pro-rated annual bonus as determined by the Board of Directors, and all health benefits for Mr. Estrella and his family for six months; provided, however , that if Executive’s employment is terminated during the initial term of the agreement, Mr. Estrella will instead be entitled to 100% of the unpaid portion of the base salary that would have been paid to him during the initial term. The initial term of the agreement is for three years from June 23, 2010 with automatic renewal for one year unless a party notifies the other that it is not being renewed or unless the agreement is earlier terminated.  Mr. Estrella also received an option for the purchase of 7,222,222 shares of Common Stock that were fully vested on the date of grant at an exercise price of $0.09 per share.

On October 6, 2010, we entered into an Employment Agreement with Ms. Johnson outlining the terms pursuant to which Ms. Johnson shall serve as our Vice President, General Counsel and Secretary.  Pursuant to the agreement, Ms. Johnson received 1,000,000 shares of restricted stock that vested 50% in 6 months and 50% in one year and an option for 1,300,000 shares of Common Stock that vested in full after three months at an exercise price of $0.094 per share.  Ms. Johnson’s salary has been set by the Board at $175,000 per year and she is eligible to receive an annual bonus as determined by the Board. Upon a termination by us of Ms. Johnson’s employment other than for Cause or as a result of death or Disability, or upon a termination by Ms. Johnson of her employment for Good Reason (each as defined in the agreement), Ms. Johnson shall receive six months of her base salary, a pro-rated annual bonus as determined by the Board of Directors, and all health benefits for Ms. Johnson and her family for six months.

On February 8, 2011, in connection with the commencement of Mr. Sawyers’ employment with us, Mr. Sawyers entered into an employment agreement, dated as of February 8, 2011, pursuant to which Mr. Sawyers receives a salary of $100,000 per year and is eligible to receive an annual bonus as determined by the Board. Mr. Sawyers received an option for 1,500,000 shares of common stock that vest 500,000 shares on signing with the remainder to vest ratably over an 18 month period. Mr. Sawyers’ options will accelerate upon a change of control and he will be entitled to six months severance upon termination of his employment by us without Cause (other than as the result of death or Disability) as such terms are defined in his agreement, including base salary and health care continuation, subject to his execution of a release in favor of the Company.

In March 2011, Mr. Estrella and Ms. Johnson entered into performance-based non-qualified stock option agreements with us for 4.0 million and 2.0 million shares of common stock, respectively, that vest on five separate criteria.

In November 2011, Mr. Estrella and Ms. Johnson converted certain sums of accrued unpaid wages into shares of common stock and warrants to purchase shares of common stock on the same terms as the then existing private placement. Mr. Estrella received 666,667 shares of common stock and warrants to purchase 666,667 shares of common stock at an exercise price of $0.21 per share in lieu of $50,000 in accrued unpaid wages and Ms. Johnson received 400,000 shares of common stock and warrants to purchase 400,000 shares of common stock at an exercise price of $0.21 per share in lieu of $30,000 in accrued unpaid wages.

In September and December 2011, Messrs. Estrella and Sawyers and Ms. Johnson entered into restricted stock agreements with us relating to the grant to them of certain shares of restricted common stock.

35

We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify, defend and hold harmless each such person to the fullest extent permitted by law against all damages and expenses incurred by such person relating to any action taken or omitted to be taken in his or her capacity as such executive officer or director, subject to certain limitations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2011, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Glenn D. Estrella (3)	7,222,222	-	0.09	12/26/13	7,766,667	295,133
	1,000,000	-	0.075	3/1/14
	2,400,000	1,600,000	0.075	3/29/18

Barbara M. Johnson (3)	1,300,000	-	0.094	10/5/13	4,900,000	186,200
	750,000	-	0.075	3/1/14
	1,200,000	800,000	0.075	3/29/18

W. Jeffrey Sawyers (3)	1,093,237	406,763	0.07	2/17/14	1,250,000	47,500
	300,000	200,000	0.075	3/29/18	-	-

(1)	All options in the table above were granted under our 2004 Employee Stock Option Plan except for the 3/29/11 grants, which were non-qualified options outside the Plan.
(2)	These columns show the number of shares of common stock represented by unvested restricted stock at December 31, 2011. The dollar amount shown in the last column is determined by multiplying (x) the number of shares reported in the prior column by (y) $0.038 (the closing price of our common stock on December 31, 2011, the last trading day of 2011).
(3)	The 3/29/11 grants were of performance-based options that were not yet fully earned or vested as of December 31, 2011. The restricted stock grants include both performance-based grants that were not yet fully earned or vested as of December 31, 2011 and time-based restricted stock grants that had not lapsed before December 31, 2011.

Option Exercises and Stock Vested Table

The following table sets forth summary information regarding the options exercised by and the vesting of stock held by each of the Named Executive Officers during the fiscal year ended December 31, 2011.

Option Exercises and Stock Vested
	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Glenn D. Estrella	-	-	-	-

Barbara M. Johnson	-	-	1,000,000	65,000

W. Jeffrey Sawyers	-	-	-	-

36

(1)	The amounts reported in the “Stock Awards” column of the table above reflect the aggregate fair value on the vesting date(s). The dollar amount shown is determined by multiplying (x) the number of shares vested on a given date by (y) the closing price of our common stock on such vesting date. 500,000 shares vested on April 5, 2011 (closing stock price of $0.07) and 500,000 shares vested on October 5, 2011 (closing stock price of $0.06).

Potential Payments upon Termination or Change of Control

As discussed above, the Company has entered into certain employment agreements with Mssrs. Estrella and Sawyers and Ms. Johnson that contain severance provisions and restricted stock and option agreements that contain change in control acceleration of vesting provisions regarding such options and restricted stock. Upon a change of control, Messrs. Estrella’s and Sawyers’ and Ms. Johnson’s unvested stock options will automatically vest and become immediately exercisable, and the shares of performance-based restricted stock then held by Messrs. Estrella and Sawyers and Ms. Johnson shall fully vest and become immediately transferable free of restriction, other than those restrictions imposed by applicable securities laws.

In the event of a termination of the executive’s employment by the Company without Cause (other than as the result of death or Disability), or by the executive for Good Reason (as defined in their employment agreements), the executive shall be entitled to the following:

•	(i) for Mr. Estrella, his annual base salary plus a prorated portion of his annual bonus determined in good faith by the Board for six months following such termination unless such termination occurs prior to June 22, 2013 (the “Expiration Date”), in which case Mr. Estrella would be entitled to his annual base salary through the Expiration Date, (ii) for Ms. Johnson, her annual base salary plus a prorated portion of her annual bonus determined in good faith by the Board for six months following such termination, and (iii) for Mr. Sawyers, his annual base salary for six months following such termination;

•	for a period of six months following such termination, continued health benefits for the executive and his or her family; and

•	accrued vacation pay.

As a condition to the receipt by the executive of any payment or benefit under their employment agreement, the executive must first execute a valid, binding and irrevocable general release in favor of the Company in a form reasonably acceptable to the Company.

The following table shows the payments to which the Named Executive Officers would have been entitled pursuant to his or her employment agreement and certain restricted stock agreements had (i) his or her employment been terminated as of December 31, 2011 and (ii) a change of control occurred on December 31, 2011.

Potential Payments Upon Termination or Change of Control

Name	Salary ($) (1)	Non-Equity Incentive Plan Compensation ($)	Equity Incentive Plan Compensation ($)	Benefit s ($) (2)	Equity Awards ($) (3)
Glenn D. Estrella (4)	$375,000	-	-	8,282	-
Glenn D. Estrella (5)	-	-	-	-	190,000
Barbara M. Johnson (4)	$87,500	-	-	-	-
Barbara M. Johnson (5)	-	-	-	-	95,000
W. Jeffrey Sawyers (4)	$50,000	-	-	4,773	-
W. Jeffrey Sawyers (5)	-	-	-	-	28,500

(1)	For Mr. Estrella, reflects a termination of employment on December 31, 2011; if he is terminated after June 22, 2013, this salary number would be equal to $125,000 reflecting six months of his base salary. For Ms. Johnson and Mr. Sawyers, reflects six months of their respective base salaries. No bonus payment is included for Ms. Johnson since any bonus payment on a termination of employment is to be determined at the discretion of the Board.
(2)	Reflects the continuation of medical benefits under group benefit plans. Ms. Johnson is not currently covered by our medical plan.
(3)	Reflects the value of all unvested stock options and restricted stock shares that would vest as a result of a termination or change of control. The amounts are based on in the case of accelerated restricted stock shares, the closing price of the common stock as of December 31, 2011 multiplied by the number of unvested restricted stock shares as of December 31, 2011. The grant date fair value of restricted stock share awards have previously been disclosed in the Summary Compensation Table. The December 31, 2011 closing price for our common stock is greater than the exercise price of all the options held by the above persons, so no amount is recorded in connection with the acceleration of any options on a change of control effective December 31, 2011.
(4)	Reflects the termination of his or her employment as of December 31, 2011.
(5)	Reflects the occurrence of a change of control as of December 31, 2011.

37

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that any transactions in which the aggregate amount involved is reasonably expected to exceed $120,000 between us and our executive officers, directors, and greater than 5% stockholders and immediate family members of any such persons will be approved by the Audit Committee of the Board of Directors.  In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account all relevant information including, among other factors, whether such transaction is on terms no less favorable to us than could be obtained from unaffiliated third parties under the same or similar circumstances, whether the transaction is in the ordinary course of our business, the dollar value of the transaction, the purpose of and potential benefit to us, and the extent of the related person’s interest in such transaction.

In January, April, May and November 2011, Glenn D. Estrella, our President and Chief Executive Officer and a director, and Michael K. Clark, our Chairman of the Board, purchased shares of our common stock and warrants to purchase shares of common stock in private placements on terms identical to other purchasers.

In September 2011, our outside directors, Ms. Hulo, General Jackson and Mr. Pruett, entered into agreements with us related to their compensation and service as members of our Board of Directors. Such agreements provide for compensation of 100,000 shares of our common stock per quarter and an additional 50,000 shares per quarter for each director serving as the Chairman of one of the Board’s committees.

In November 2011, Mr. Estrella, Barbara M. Johnson, WSGI’s Vice President, General Counsel and Secretary, David Phipps, the President of Global Telesat Corp., a wholly owned subsidiary of WSGI, and Daniyel Erdberg, WSGI’s Director of Business Development, converted certain sums of accrued unpaid wages into shares of common stock and warrants to purchase shares of common stock on the same terms as the then existing private placement.

In September and December 2011, Messrs. Estrella, Sawyers, and Phipps and Ms. Johnson entered into restricted stock agreements with us relating to the grant to them of certain shares of restricted common stock.

Ms. Hulo, a member of our board of directors, is the general manager of Eastcor Engineering, LLC, our technical partner, to whom we paid $230,865 in fiscal 2011.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2012 by:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock (based solely on our review of SEC filings);

•	each of our directors;

•	and of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the address of each person or entity named in the table is c/o World Surveillance Group Inc., State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of March 21, 2012. However, the shares of common stock underlying such options or warrants exercisable by a person or entity are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 440,240,028 shares of our common stock outstanding as of March 21, 2012.

	Amount and	Percent of
	Nature of	Common
	Beneficial	Stock
Name of Beneficial Owner	Ownership(1)	Outstanding
Raymer F. Maguire III (2)	29,201,708	6.6%
David Phipps (3)	22,132,602	5.0
Michael K. Clark (4)	23,775,191	5.3
Wayne P. Jackson	2,800,000	*
Anita S. Hulo	200,000	*
Kevin S. Pruett	300,000	*
Glenn D. Estrella	23,775,147	5.2
Barbara M. Johnson	10,350,000	2.3
W. Jeffrey Sawyers	3,009,904	*
All executive officers and directors as a group (7 persons) (5)	64,210,242	13.8%

*	Less than 1%

(1)	Includes shares of common stock which have not been issued but are subject to options and warrants which either are presently exercisable or will become exercisable within 60 days of March 21, 2012, as follows: Mr. Maguire – 5,428,570 shares; Mr. Phipps – 3,877,322 shares; Mr. Clark – 4,500,000 shares; General Jackson – 250,000 shares; Mr. Estrella – 13,855,556 shares; Ms. Johnson – 4,450,000 shares; and Mr. Sawyers – 1,759,904 shares.

(2)	Information solely from Form 13D filed by Mr. Maguire with the SEC on February 8, 2012. In the Form 13D, Mr. Maguire disclaims beneficial ownership with respect to all but 6,643,947 shares (Mr. Maguire’s wife owns 6,227,652 shares, his two sons own 1,048,804 and 1,230,763 shares respectively, and the Raymer F. Maguire Trust owns 14,000,542 shares).

(3)	Based on information provided to us for this prospectus.

(4)	Includes 60,000 shares of common stock owned by his daughter over which shares Mr. Clark exercises voting power and/or investment power.

(5)	This group is comprised of all our current executive officers and directors. Includes an aggregate of 24,815,460 shares of common stock underlying options and warrants that are presently exercisable or will become exercisable within 60 days of March 21, 2012 by the executive officers and directors as a group.

39

SELLING STOCKHOLDER

We are registering the shares of common stock identified in the table below in order to permit the selling stockholder to offer the shares for resale from time to time.  All 50,000,000 shares may be acquired by the selling stockholder pursuant to a certain convertible debenture that was issued in a private placement in reliance on Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder.  For additional information regarding the private placement, please see “Description of Private Placement” beginning on page 11 of this prospectus.

The selling stockholder has not had a material relationship with us within the past three years.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We have received proceeds from the sale of the convertible debenture. Assuming all the shares registered below are sold by the selling stockholder, it will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Debenture	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering*	Beneficial Percentage of Common Stock Owned Before Offering*	Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)
La Jolla Cove Investors,	73,333,333(3)	17.3%	Up to	23,121,753	4.99%	--	--
Inc. (2)			50,000,000
			shares of
			common stock

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debenture is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

40

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debenture utilizing the conversion mechanics described below and a floor price of $0.075. Because the number of shares of common stock issuable upon conversion of the convertible debenture is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time but in no event will the conversion price be less than $0.075.   The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debenture by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.  However the selling stockholder has contractually agreed to restrict their ability to convert their convertible debenture and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible debenture.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party.  In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 73,333,333 shares of common stock underlying our $500,000 convertible debenture.

(4) Assumes that all securities registered will be sold, which does not represent all of the shares of common stock potentially issuable upon conversion of the convertible debenture held by La Jolla Cove Investors Inc. at current market prices.

Description of La Jolla Cove Investors Financing

On February 2, 2012 (the “Closing Date”), the Company closed on a Securities Purchase Agreement (the “Agreement”) with La Jolla Cove Investors, Inc. (“La Jolla”) relating to an aggregate $5.5 million financing, the initial investment of $500,000 of which was paid at closing, for the issuance by the Company of a 4 ¾% Secured Convertible Debenture (the “Debenture”) and an Equity Investment Agreement (the “EIA”) subject to the terms and conditions set forth therein (the “Financing”).

Pursuant to the EIA, La Jolla has agreed to invest in the Company an aggregate of $5.0 million in minimum monthly tranches of $250,000 beginning on the date that is earlier to occur of (i) the effectiveness of the Registration Statement but in no event prior to 91 days after the Closing Date, or (ii) one hundred eighty (180) days following the Closing Date and on each successive thirty (30) day anniversary of such initial investment date; provided, however, that such minimum investment shall increase from $250,000 to $500,000 as long as the VWAP of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) is above $0.09 for the period of ten (10) consecutive Trading Days prior to an investment date; and provided, further, however, that La Jolla shall invest an additional $500,000 on each investment date for each and every increase in the VWAP of the Company’s Common Stock of at least $0.02 above $0.09 for the period of ten (10) consecutive Trading Days prior to an investment date. Pursuant to the EIA, La Jolla also has a right to purchase up to an additional $5,000,000 of Common Stock of the Company, or an aggregate of 23,809,523 shares, at a purchase price equal to $0.21 as follows: on each investment date, La Jolla shall receive the right to purchase a number of shares of Common Stock equal to the amount invested on such investment date divided by $0.21. Under no circumstances will the Common Stock pursuant to this right be settled on a cashless exercise basis.

The Debenture is in the principal amount of $500,000, has a three (3) year term, and has an interest rate of 4 ¾%. The Debenture is convertible by La Jolla into shares of Common Stock beginning on the earlier to occur of (i) the effectiveness of the Registration Statement, but in no event prior to ninety-one (91) days following the Closing Date, or (ii) one hundred eighty one (181) days following the Closing Date as follows: from time to time during each thirty (30) day period from the Closing, La Jolla may convert up to five percent (5%) of the face amount of the Debenture if the VWAP of the Company’s Common Stock is at or below $0.09 or up to ten percent (10%) if the VWAP of the Company’s Common Stock is above $0.09 and for every $0.02 increase in the VWAP of the Company’s Common Stock above $0.09, La Jolla can convert an additional ten percent (10%) of the Debenture. The number of shares of Common Stock into which the Debenture can be converted is equal to the dollar amount of the Debenture being converted divided by the quotient of the Conversion Price divided by 10, plus the Debenture amount being converted divided by the Conversion Price. The Conversion Price is equal to the lesser of (i) $0.35 or (ii) 75% of the average of the VWAP of the Company’s Common Stock during the thirty (30) Trading Days prior to the date of the Conversion Notice, subject to a floor price of $0.075 (subject to adjustment), which if triggered gives the Company the option to convert the portion of the Debenture at a conversion price of $0.075 per share plus pay a cash True-Up Payment on the difference in value of the Common Stock issued versus the Common Stock that would have been issued but for the Floor Price.

41

The Debenture is secured by a personal guaranty of Michael K. Clark, our Chairman of the Board, and is backed by a mortgage on certain real estate property owned by Mr. Clark. The guaranty terminates on the earlier of nine (9) months, the conversion of the entire principal amount of the Debenture by La Jolla, or the date that La Jolla has converted at least $350,000 of the Debenture and the VWAP of our Common Stock has exceeded $0.09 for at least ten (10) consecutive Trading Days. Pursuant to the terms of the Debenture, La Jolla also has a right of first refusal on future financings of the Company on the terms identified by the Company so long as at least 10% of the Principal Amount of the Debenture is outstanding. La Jolla may require 120% of the principal amount, and accrued and unpaid interest, to become immediately due and payable on certain Events of Default, including but not limited to, the Company’s failure to make payments when due under the Debenture or other material agreements, a breach of the Transaction Documents, a Bankruptcy Event, the Company’s failure to make its SEC filings, the Company’s Common Stock not being eligible to be traded on a Trading Market, or not being able to find a broker to trade shares of the Company’s stock.

The Debenture and EIA issued pursuant to the Agreement were issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act. Pursuant to the Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering 50,000,000 shares of Common Stock of the Company (the “Shares”), which Shares may be issuable pursuant to the Debenture.

The Shares to be issued pursuant to the Debenture and the EIA pursuant to the respective terms thereof shall be issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act and/or Section 4(2) of the Securities Act, unless the Registration Statement covering shares issued under the Debenture has been declared effective by the SEC.

A commission will be paid in connection with the Financing as follows: a cash fee of 8% on the first $2 million of proceeds, 6% on the next $2 million, and 4% on any proceeds above $4 million, as well as warrants to purchase a number of shares equal to 10% multiplied by the proceeds. The warrants will have a three-year term, a purchase price of $0.21 and no cashless exercise feature. Such commissions will be paid as the proceeds of the Financing are received by the Company.

42

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description summarizes the terms of our capital stock.  Because it is only a summary, it does not contain all of the information that may be important to you.  For a complete description you should refer to our restated certificate of incorporation and our amended and restated bylaws, each as amended to date, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law or DGCL.

Common Stock

As of March 21, 2012, we had issued and outstanding 440,240,028 shares of common stock held by 701 holders of record. All outstanding shares of common stock are fully paid and nonassessable.

The following summarizes the rights of holders of our common stock:

•   each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors;

•   unless otherwise specified in our restated certificate of incorporation or amended and restated bylaws, the affirmative vote of a majority of the shares present in person or represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders;

•   holders of common stock are not entitled to cumulate votes in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election;

•   subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of assets legally available for dividends;

43

•   upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to receive on a pro rata basis all of our assets remaining for distribution;

•   there are no redemption or sinking fund provisions applicable to our common stock; and

•   there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our restated certificate of incorporation authorizes our Board of Directors, without further action by the stockholders, to create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•   the number of shares constituting the series and the distinctive designation of the series;

•   the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•   whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•   whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

•   whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

•   whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

•   the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

As of March 21, 2012, there were no shares of preferred stock issued and outstanding.  Although we presently have no plans to issue any shares of preferred stock, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal and make removal of management more difficult. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. The issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of our common stock.

Options and Warrants

As of March 21, 2012, we had outstanding options to acquire 27,166,667 shares of common stock under our existing 2004 option plan, and outstanding warrants to acquire 46,917,624 shares of common stock.  Also as of March 21, 2012, we had additional outstanding options to purchase 9,750,000 shares of common stock with performance-based vesting requirements.  As of March 21, 2012, we have remaining available for issuance 20,000,000 shares of common stock pursuant to the 2011 Equity Compensation Incentive Plan that was approved by our stockholders at the annual meeting on July 26, 2011, since 5,000,000 shares of restricted common stock have been issued pursuant thereto.

Registration Rights

We are registering for resale an aggregate of 50,000,000 shares of our outstanding common stock, so that the shares may be resold publicly. After this registration statement is declared effective by the SEC, these shares will have been registered and will be freely tradable by the selling stockholder listed in the section of this prospectus entitled “Selling Stockholder.” We have registered for resale an aggregate of 22,588,332 shares of our outstanding common stock, which registration statement has been declared effective, so that the shares are freely tradable by the selling stockholders listed in such registration statement.

Piggyback Registration Rights

In connection with our acquisition of GTC, the holder of an aggregate of 30,000,000 shares of common stock was entitled to, and waived, its rights to notice of this offering and to include its shares of registrable securities in this offering. In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing the holders to include its shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to certain registrations, the holders of these shares is entitled to notice of the registration and has the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include its shares in the registration.

44

Anti-Takeover Provisions of Delaware Law, Our Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Provisions of the DGCL, as well as our restated certificate of incorporation and amended and restated bylaws, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

  Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Amendments

Our amended and restated bylaws provide that the affirmative vote of the holders of at least 75% of our voting stock then outstanding is required to amend certain provisions of our amended and restated bylaws relating to the calling of special meetings of stockholders, advance notice procedures, action of stockholders without a meeting, provisions regarding our board of directors, and amendments to the bylaws.

Size of Board and Vacancies

Our amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Classified Board of Directors

Our amended and restated bylaws provide for a classified board of directors. The board is divided into three classes, Class I, Class II and Class III, with directors in each class serving for a term of three years and with the terms of office of the directors in the respective classes expiring in successive years.

Removal of Director

Our amended and restated bylaws provide that a director can be removed only for cause by the affirmative vote of the holders of at least 75% of our voting stock then outstanding.

Special Stockholder Meetings

Our amended and restated bylaws provide that only the Chairman of the board of directors, a majority of the board of directors, or the President may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

45

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that is possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

  Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The combination of the provisions summarized above will make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.  Therefore, these provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

Over-The-Counter Bulletin Board Listing

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “WSGI.”

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

46

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 15% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We will pay all fees and expenses incident to the registration of the shares.

47

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume limitations pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Fleming PLLC, New York, NY will pass upon certain legal matters for us in connection with the offered securities.

EXPERTS

Rosen Seymour Shapss Martin & Company LLP, an independent registered public accounting firm, has audited our consolidated annual financial statements included in this prospectus, as stated in their report, and such consolidated financial statements have been included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits or schedules to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits and schedules for additional information. When we make references or statements in this prospectus to any of our contracts or any other documents or agreements, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual agreements, contracts or other documents and all such references and statements are qualified in their entirety by reference to the full text of those agreements, contracts and other documents.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement and its exhibits may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the SEC’s Internet website on the World Wide Web at www.sec.gov , as well as on our own website at www.wsgi.com.

48

WORLD SURVEILLANCE GROUP INC.

AUDITED ANNUAL FINANCIAL STATEMENTS OF WSGI – 2011 and 2010

AUDITED ANNUAL FINANCIAL STATEMENTS OF GTC

UNAUDITED FINANCIAL STATEMENTS OF GTC

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF WSGI

Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2010	F-63
Notes to Pro Forma Condensed Consolidated Statements of Operations	F-64
Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2011	F-65
Notes to Pro Forma Condensed Consolidated Statements of Operations	F-66

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

World Surveillance Group Inc. f/k/a Sanswire Corp.:

We have audited the accompanying consolidated balance sheets of World Surveillance Group Inc. f/k/a Sanswire Corp. and Subsidiaries (the “Company”), as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of World Surveillance Group Inc., f/k/a Sanswire Corp. and Subsidiaries as of December 31, 2010 and 2009 and the consolidated results of their operations and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has experienced significant losses and negative cash flows, resulting in decreased capital and increased accumulated deficits. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

March 30, 2011

F-2

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2010	DECEMBER 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,491	$12
Inventories	—	1,545,490
Assets from discontinued operations	6,406	6,406
TOTAL CURRENT ASSETS	35,897	1,551,908
Deposits	350	11,150
Intangible assets, net of accumulated amortization of $1,049,425 at December 31, 2009	—	2,179,574
TOTAL NONCURRENT ASSETS	350	2,190,724
TOTAL ASSETS	$36,247	$3,742,632

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES

CURRENT LIABILITIES
Accounts payable (including $289,753 and $396,625 due to joint venture partner at December 31, 2010 and 2009)	$5,315,659	$4,220,167
Notes payable	7,811,510	7,391,718
Other accrued liabilities (including $2,185,000 due to joint venture partner at December 31, 2010 and 2009)	3,576,587	3,311,025
Derivative liabilities	1,329,489	1,406,665
Liabilities from discontinued operations	1,365,929	1,387,406
TOTAL CURRENT LIABILITIES	19,399,174	17,716,981
TOTAL LIABILITIES	19,399,174	17,716,981

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT

Common stock, $.00001 par value, 500,000,000 shares authorized; 322,538,559 and 263,040,586 shares issued and outstanding	3,226	2,631
Additional paid-in capital	125,146,946	120,114,115
Series E Preferred Stock, $.001 par value, 100,000 shares authorized; 0 and 100,000 shares issued and outstanding	—	100
Additional paid-in capital - Series E Preferred stock	—	625,894
Preferred Stock, $.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Accumulated deficit	(144,513,099)	(134,717,089)
TOTAL STOCKHOLDERS’ DEFICIT	(19,362,927)	(13,974,349)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$36,247	$3,742,632

See accompanying notes to consolidated financial statements

F-3

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2010	2009

REVENUES	$250,000	$—

EXPENSES
General and administrative	3,277,319	4,749,910
Professional fees	2,249,082	1,771,372
Amortization of intangibles	968,700	1,049,425
Research and development	2,162,837	—
TOTAL EXPENSES	8,657,938	7,570,707
LOSS FROM OPERATIONS	(8,407,938)	(7,570,707)
OTHER INCOME (EXPENSE)
Net gain on settlement of liabilities	363,366	—
Extinguishment of derivative liabilities	—	629,563
Change in fair value of derivative liabilities	77,176	(1,287,984)
Impairment of intangible assets	(1,210,875)	—
Interest expense, net	(607,957)	(1,185,379)
NET OTHER EXPENSE	(1,378,290)	(1,843,800)
LOSS FROM CONTINUING OPERATIONS	(9,786,228)	(9,414,507)

LOSS FROM DISCONTINUED OPERATIONS	(9,782)	—
NET LOSS	$(9,796,010)	$(9,414,507)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC and DILUTED	293,619,380	216,936,864

LOSS PER SHARE FROM CONTINUING OPERATIONS
BASIC and DILUTED	$(0.03)	$(0.04)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS
BASIC and DILUTED	$(0.00)	—
NET LOSS PER SHARE
BASIC and DILUTED	$(0.03)	$(0.04)

See accompanying notes to consolidated financial statements

F-4

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	COMMON STOCK
			ADDITIONAL
			PAID-IN
Description	SHARES	AMOUNT	CAPITAL
BALANCE, DECEMBER 31, 2008 (as Restated)	184,704,015	$1,848	$109,848,580
Shares issued for cash	18,123,014	181	1,882,173
Shares issued for conversion of notes	25,683,212	257	2,702,942
Shares issued for settlement of debt	2,720,346	27	131,753
Shares issued for services	31,484,999	314	2,933,686
Shares issued for options exercised	75,000	1	(1)
Shares issued for interest	250,000	3	9,497
Fair value of vested options issued for officers’ and directors’ compensation	—	—	2,134,120
Warrants issued with convertible notes	—	—	28,060
Modification of warrants	—	—	443,305
Preferred Series E shares issued for accrued expenses	—	—	—
Preferred Series E shares issued for accounts payable	—	—	—
Net loss	—	—	—
BALANCE, DECEMBER 31, 2009	263,040,586	$2,631	$120,114,115
Shares issued for cash	23,111,159	231	1,702,898
Shares issued for settlement of debt	14,354,809	144	952,334
Shares issued for services	22,032,005	220	1,571,699
Fair value of vested options issued for officers’ and directors’ compensation	—	—	776,638
Modification of warrants	—	—	29,262
Preferred Series E shares cancelled and returned to accrued expenses	—	—	—
Preferred Series E shares cancelled and returned to accounts payable	—	—	—
Net loss	—	—	—
BALANCE, DECEMBER 31, 2010	322,538,559	$3,226	$125,146,946

(continued)

See accompanying notes to consolidated financial statements

F-5

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES (continued)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	SERIES E PREFERRED STOCK
			ADDITIONAL		TOTAL
			PAID-IN	ACCUMULATED	STOCKHOLDERS'
Description	SHARES	AMOUNT	CAPITAL	DEFICIT	DEFICIT
BALANCE, DECEMBER 31, 2008 (as Restated)				(125,302,582)	(15,452,154)
Shares issued for cash	—	—	—	—	1,882,354
Shares issued for conversion of notes	—	—	—	—	2,703,199
Shares issued for settlement of debt	—	—	—	—	131,780
Shares issued for services	—	—	—	—	2,934,000
Shares issued for options exercised	—	—	—	—	—
Shares issued for interest	—	—	—	—	9,500
Fair value of vested options issued for officers’ and directors’ compensation	—	—	—	—	2,134,120
Warrants issued with convertible notes	—	—	—	—	28,060
Modification of warrants	—	—	—	—	443,305
Preferred Series E shares issued for accrued expenses	70,385	70	440,537	—	440,607
Preferred Series E shares issued for accounts payable	29,615	30	185,357	—	185,387
Net loss	—	—	—	(9,414,507)	(9,414,507)

BALANCE, DECEMBER 31, 2009	100,000	$100	$625,894	$(134,717,089)	$(13,974,349)
Shares issued for cash	—	—	—	—	1,703,129
Shares issued for settlement of debt	—	—	—	—	952,478
Shares issued for services	—	—	—	—	1,571,919
Fair value of vested options issued for officers’ and directors’ compensation	—	—	—	—	776,638
Modification of warrants	—	—	—	—	29,262
Preferred Series E shares cancelled and returned to accrued expenses	(70,385)	(70)	(440,537)	—	(440,607)
Preferred Series E shares cancelled and returned to accounts payable	(29,615)	(30)	(185,357)	—	(185,387)
Net loss	—	—	—	(9,796,010)	(9,796,010)

BALANCE, DECEMBER 31, 2010	—	$—	$—	$(144,513,099)	$(19,362,927)

See accompanying notes to consolidated financial statements

F-6

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,796,010)	$(9,414,507)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of debt discount	—	176,465
Amortization of intangible asset	968,700	1,049,425
Fair value of stock based compensation	1,571,919	3,102,725
Fair value of vested options	889,445	2,134,120
Change in fair value of derivative liabilities	(77,176)	1,287,984
Extinguishment of derivative liabilities	—	(629,563)
Fair value of modification of warrants	29,262	443,305
Impairment of intangible assets	1,210,875	—
Accrued interest on notes payable	419,792	482,966
Change in operating assets and liabilities:
Inventories	1,545,490	(1,545,490)
Accounts payable	1,438,582	615,808
Other accrued liabilities	136,148	306,172
Other accrued liabilities – Discontinued Operations	(21,477)	—
NET CASH USED IN OPERATING ACTIVITIES	(1,684,450)	(1,990,590)
CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	10,800	(11,150)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	10,800	(11,150)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	—	(25,411)
Proceeds from notes and loans payable	—	140,000
Proceeds from sale of common stock	1,703,129	1,882,354
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,703,129	1,996,943
NET CHANGE IN CASH AND EQUIVALENTS	29,479	(4,797)
CASH AND EQUIVALENTS – BEGINNING OF YEAR	12	4,809
CASH AND EQUIVALENTS – END OF YEAR	$29,491	$12
SUPPLEMENTAL DISCLOSURES
Cash paid during the period for:
Interest	$290	$2,903
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock for accounts payable	528,478	13,031
Common stock for accrued expenses	424,000	43,750
Stock options for accrued expenses	81,119	—
Conversion of notes payable to common stock	—	2,618,973
Non-cash equity-warrant valuation and intrinsic value of beneficial conversion associated with convertible notes	—	28,060
Preferred stock issued (cancelled and returned) for (to) accrued expenses	(440,607)	440,607
Preferred stock issued (cancelled and returned) for (to) accounts payable	(185,387)	185,387

See accompanying notes to consolidated financial statements

F-7

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1

Description of Business and Significant Accounting Policies

Description of Business

Sanswire Corp. (the “Company”) designs, develops, markets and sells technologically advanced autonomous lighter-than-air (LTA) unmanned aerial vehicles (UAVs) capable of carrying payloads that provide persistent security and/or wireless communication from air to ground solutions at low, mid and high altitudes. The Company’s airships, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company, its majority owned subsidiaries and variable interest entity where the Company is the primary beneficiary, after elimination of intercompany transactions.

Use of Estimates

The preparation of these financial statements requires the use of certain estimates by management in determining the Company’s assets, liabilities, revenues and expenses and related disclosure. Actual results could differ from those estimates.

Reclassifications

Certain 2009 amounts have been reclassified to conform to the 2010 presentation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. However, as reflected in the accompanying consolidated financial statements, the Company had a net loss of $9,796,010 and negative cash flow from operations of $1,684,450 for the year ended December 31, 2010, and had a working capital deficit of $19,363,277 and a stockholders’ deficit of $19,362,927 at December 31, 2010.  The Company had an accumulated deficit of $144,513,099 at December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funds either through investments or by generating revenue from the sale of our products to continue its business operations and implement its strategic plan, which includes, among other things, continued development of its UAVs and the pursuit or continued development of strategic relationships.

The Company’s business plan, which if successfully implemented, will allow it to sell UAVs for a profit, which in turn will reduce the Company’s dependence on raising additional funds from outside sources. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company anticipates a net loss to continue for the next several quarters if not for all of the year 2011.

F-8

Additional cash will be needed to support the Company’s ongoing operations until such time that operations provide sufficient cash flow to cover expenditures. The Company is currently pursuing both short and long-term financing options from private investors as well as through institutional investors. The Company is also working to commercialize its Argus One airship to begin generating revenue from customers. The costs associated with its strategic plan are variable and contingent on its ability to raise capital or begin generating revenues from customer contracts. While the Company believes it will be able to continue to raise capital from various funding sources in such amounts sufficient to sustain operations at its current levels through at least December 31, 2011, if the Company is not able to do so and if it is not able to generate revenue through the sale of its products, the Company would likely need to modify its strategy by curtailing certain development or marketing initiatives or by cutting back or terminating some of its  operations. The Company currently has a funding commitment letter for $1.5 million from a third party, but it is subject to a number of conditions, including completion of due diligence, Board approvals, financial market conditions, no material adverse change in our business, properties or financial condition and governmental and other approvals. There can be no assurance that this funding will occur. If the Company is able to raise additional funds through the issuance of equity securities, substantial dilution to existing shareholders may result. However, if the Company’s plans are not achieved and/or if significant unanticipated events occur or if the Company is unable to obtain the necessary additional funding on favorable terms or at all, the Company will likely have to modify its business plan, and reduce, delay or discontinue some or all of its operations to continue as a going concern or seek a buyer for all or a portion of its assets.

Concentration of Credit Risk

The Company continues to focus on the development and commercialization of its airships. To date, the Company has not made any significant airship sales and, therefore, has no significant concentrations of credit risk.

Revenue Recognition

The Company recognizes revenue when title passes and all substantial risks of ownership change, which generally occurs either upon shipment or upon delivery based upon contractual terms.

Cash and Cash Equivalents

Cash and cash equivalents include cash on-hand and highly liquid investments that have a maturity of three months or less when purchased.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. The Company reduces its inventory value for estimated obsolete and slow moving inventory in an amount equal to the difference between the cost of inventory and the net realizable value based upon estimates about future demand and market conditions. As of December 31, 2010 and 2009, the Company had no reserve established for excess and obsolete inventory. (See Note 5 for additional information)

Other Long-Lived Assets

The Company tests its other long-lived assets for impairment in accordance with relevant authoritative guidance. The Company evaluates if impairment indicators related to its other long-lived assets are present. These impairment indicators may include a significant decrease in the market price of a long-lived asset or asset group, a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition, or a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group. If impairment indicators are present, the Company estimates the future cash flows for the asset or group of assets. The sum of the undiscounted future cash flows attributable to the asset or group of assets is compared to their carrying amount. The cash flows are estimated utilizing various projections of revenues and expenses, working capital and proceeds from asset disposals on a basis consistent with the Company’s strategic plan. If the carrying amount exceeds the sum of the undiscounted future cash flows, the Company determines the asset’s fair value by discounting the future cash flows using a discount rate required for a similar investment of like risk and records an impairment charge as the difference between the fair value and the carrying value of the asset group. Generally, the Company performs its testing of the asset group at the lowest level for which identifiable cash flows are available.

Intangible Assets

Intangible assets are related to the Company’s intellectual property rights. Intangible assets with finite lives are amortized over their estimated useful lives, which are three years for patents and intellectual property. In addition to amortization, intangible assets are tested at least annually for impairment, or whenever events or changes in circumstances indicate that the carrying amount should be assessed. An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Company generally measures fair value by considering sales prices for similar assets or by discounting estimated future net cash flows from such assets using a discount rate reflecting our average cost of capital. (See Note 4 for impairment of the intangible assets in 2010)

F-9

Stock-Based Compensation

The Company issues stock-based compensation to its officers, directors and employees that consist of stock options, common stock and restricted stock awards. Common stock and restricted stock awards are issued at the closing price of the Company’s common stock on the date of grant. The Company recognizes compensation expense on the date of grant for common stock awards and ratably over the vesting periods for restricted stock awards. The Company uses the Black-Scholes option pricing model to value stock options and recognizes compensation expense ratably over the requisite service vesting period. Stock options typically have contractual terms of three years.

Research and Development Costs

Research and development costs relating to both future and current products are expensed as incurred. These costs totaled $2,162,837 and $0 in 2010 and 2009, respectively.

Derivative Financial Instruments

Derivative liabilities primarily relate to warrants to purchase common stock of the Company issued in conjunction with certain debt and equity financings. Each year the Company determines the fair value of the stock warrants using the Black-Scholes option pricing model at the balance sheet date. Changes in the fair value of the stock warrants are recognized each period in current earnings.

Disclosures about Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts payable, notes payable and derivative instruments. The carrying values for the current financial assets and liabilities, including cash and cash equivalents, accounts payable and notes payable approximate fair value due to their short maturity. The fair values of the Company’s derivative instruments are recorded in the consolidated balance sheets and disclosed in Note 8.

Income Taxes

The Company accounts for deferred income taxes using the asset and liability approach. Under this approach, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding during each period. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. If all outstanding options, warrants and convertible shares were converted or exercised as of December 31, 2010, the shares outstanding would be 394,595,057. As of March 21, 2011, the Company had 329,852,704 shares of common stock outstanding. The Company is obligated under various existing agreements, options and warrants to issue additional shares of its common stock.

Recent Accounting Pronouncements

In June 2009, the FASB issued authoritative guidance changing the way entities account for securitizations and other transfers of financial instruments. In addition to increased disclosure, this guidance eliminates the concept of qualifying special purpose entities and changes the test for consolidation of variable interest entities. This guidance was effective for the Company on January 1, 2010. The adoption of the authoritative guidance did not have a material impact on the Company’s consolidated financial statements.

F-10

NOTE 2

Discontinued Operations

During 2007, the Company discontinued operations relating to its telecom and wireless activities. The loss from discontinued operations reported in 2010 related to payroll and payroll-related expenses.

The following table summarizes the results of businesses reported as discontinued operations of the Company for the years ended December 31,

	2010	2009
GlobeTel Wireless
Loss from discontinued operations (payroll related costs)	$(9,782)	$—
Loss from discontinued operations	$(9,782)	$—

The following assets and liabilities from discontinued operations were included in the Company’s consolidated balance sheet as of December 31,

2010	Telecom	GlobeTel Wireless	Total
Cash	$6,406	$—	$6,406
Total assets	$6,406	$—	$6,406

Accounts payable	$140,116	$1,216,208	$1,356,324
Accrued liabilities	9,605	—	9,605
Total current liabilities	149,721	1,216,208	1,365,929

Net liabilities of discontinued operations	$143,315	$1,216,208	$1,372,335

2009	Telecom	GlobeTel Wireless	Total
Cash	$6,406	$—	$6,406
Total assets	$6,406	$—	$6,406

Accounts payable	$140,116	$1,216,208	$1,356,324
Accrued liabilities	9,605	21,477	31,082
Total current liabilities	149,721	1,237,685	1,387,406

Net liabilities of discontinued operations	$143,315	$1,237,685	$1,381,000

NOTE 3

SkySat Sale

On April 20, 2010, the Company and Global Telesat Corp. (“GTC”), a shareholder of the Company, entered into an agreement whereby GTC purchased a 50% interest in the Company’s SkySat lighter-than-air, unmanned aerial vehicle for $250,000, which has been paid in full. Pursuant to the terms of the agreement, the Company used the entire cash proceeds during fiscal 2010 to complete certain development work so that the airship could be tested and demonstrated to potential customers. As part of the agreement, the Company granted to GTC, upon full payment of the remaining purchase price, a first lien and security interest in the airship with all remedies of a secured creditor under the Uniform Commercial Code. The Company also granted GTC the option to acquire the remaining 50% interest in the airship for $750,000, payable in 3 equal installments of $250,000, the first installment due within 10 days after exercising the option with the remaining 2 installments due at 30 day intervals. The original option set to expire on December 31, 2010 was extended to December 31, 2011.

F-11

NOTE 4

Impairment of Joint Venture and Intangible Assets

On June 3, 2008 Sanswire, TAO Technologies Gmbh (“TAO”) and Professor Bernd Kroeplin (“Kroeplin”) restructured the November 2007 agreement and entered into a new agreement to form a 50/50 U.S. based joint venture company owned by Sanswire and TAO to be called Sanswire-TAO Corp. to place, among other things, the license rights to certain TAO intellectual property for the exclusive use in the U.S., Canada and Mexico. The intellectual property included, but was not limited to, an existing patent in Germany as well as any updates to that patent. This integration of Sanswire and Stuttgart, Germany-based TAO was intended to create various strategic advantages for both companies.

On June 3, 2008, the Company reclassified the transaction as the purchase of assets and recognized a $3,229,000 intangible asset related to the intellectual property, including the German patent. The $391,000 paid during 2007 was applied as payment towards the investment. During 2008, the Company paid an additional $653,000 for the investment, made up of $385,000 in cash and the issuance of 2,680,000 shares of the Company’s common stock valued at $268,000. After application of the prior payments, the balance of $2,185,000 due for the investment was included in accrued expenses as of December 31, 2009 and remained in accrued expenses as of December 31, 2010 (see Note 6).

The Company had been amortizing the intangible asset assuming a definite life equal to the remaining life of the patent, which was through March 3, 2012. During the normal process of testing for an intangible impairment, the Company updated its ASC 360 analysis as of the end of December 2009 and determined there were no cash flows associated with the Company’s intangible assets. The Company then determined that the appropriate method of determining if any impairment was necessary was the stated value for the intangible assets.

In the fourth quarter of 2010, the Company entered into discussions with TAO and Kroeplin as to the future relationship between the parties and the status of the joint venture. On March 22, 2011, the Company entered into a Settlement Agreement by and among the Company, TAO, Kroeplin and Global Telesat Corp., providing for, among other things, the termination of all existing agreements between the parties (the “Old Agreements”); the retention by TAO and Kroeplin of all cash and shares of the Company’s common stock previously paid to them; the shipping back to TAO by the Company of the old STS 111 (SD34) airship; the discharge of $2,474,753 in debt owed by the Company under the Old Agreements; and the winding down and dissolution of the joint venture, Sanswire-TAO Corp. The Company has decided to base its business going forward exclusively on the technology developed for it by Eastcor Engineering in the United States. Accordingly, the Company has taken an impairment charge of $1,210,875 representing the remaining unamortized balance of the intangible asset at December 31, 2010.

NOTE 5

Inventories

The components of inventories were as follows as of December 31,

	2010	2009
Work in process	$—	$1,545,490
Total Inventories	$—	$1,545,490

The work in process inventory at the end of 2009 consisted of a prototype airship. During 2010, the Company determined that such prototype as then configured required additional development and decided to utilize the airship to further product development rather than hold it out for sale in its then current form. Accordingly, the Company charged the amount formerly classified as work in process inventory to research and development costs.

NOTE 6

Other Accrued Liabilities

Accrued liabilities included the following as of December 31,

	2010	2009
Payroll liabilities	$998,410	$1,007,079
Professional fees	118,946	118,946
Accrued legal claims payable	274,231	—
Due to joint venture partner	2,185,000	2,185,000
Other accrued liabilities	$3,576,587	$3,311,025

F-12

NOTE 7

Notes Payable

The following is a summary of outstanding debt as of December 31,

	2010	2009
Unsecured promissory notes	$5,997,030	$5,997,030
Accrued interest	1,814,480	1,394,688
Total Notes payable	$7,811,510	$7,391,718

As of December 31, 2010 and 2009, notes payable consisted of two unsecured promissory notes with no stated interest rate or terms of repayment. The Company has accrued interest at 7% per annum on both notes since their inception and includes the notes in current liabilities.

Interest expense relating to these notes for 2010 and 2009 totaled $419,792 and $405,753, respectively.

NOTE 8

Derivative Liabilities

The Company follows the authoritative guidance and accounts for its derivative instruments at fair value. Gains and losses from changes in fair values of derivatives are recognized currently in earnings. The Company’s derivative instruments resulted from the issuance of warrants to purchase shares of common stock associated with certain debt and equity financings that contained anti-dilutive provisions.

Warrants

During 2010 and 2009, the Company entered into financing agreements for convertible promissory notes payable and stock purchase agreements, which included both Class A and Class B warrants. During the fourth quarter of 2010, the Company issued 2,377,167 warrants to purchase common stock of the Company associated with two new stock purchase agreements under which the terms of the warrants have no anti-dilution rights. Warrants issued under the new agreements are not considered to be derivative instruments. All warrants have 3-year terms and are exercisable for a purchase price of $0.21 per share or, in the case of Class B warrants, $0.315 per share.

The following table summarizes certain information about the Company’s warrants to purchase common stock.

	Derivative Liabilities			Weighted
	Warrants	Warrants		Average
	Class A	Class B	Warrants	Exercise Price
Outstanding at December 31, 2008	13,987,204	9,634,763	—	$0.253
Warrants Granted	8,251,982	8,220,236	—	0.262
Warrants Expired	(3,305,382)	(2,203,588)	—	0.252
Outstanding at December 31, 2009	18,933,804	15,651,411	—	$0.258
Warrants Granted	7,356,033	7,356,031	2,377,167	0.255
Warrants Expired	(4,380,726)	(1,820,556)	—	1.42
Outstanding at December 31, 2010	21,909,111	21,186,886	2,377,167	$0.244

F-13

The fair value of the Company’s warrants were calculated using the following assumptions:

	December 31,	December 31,
Warrants:	2010	2009

Risk-free interest rate	0.29%-1.02%	0.18%-1.45%
Expected volatility	10%-167%	0.69%-168%
Expected life (in years)	0.67-2.75	0.68-2.92
Expected dividend yield	-	-

Aggregate fair value of warrants outstanding:	$1,329,489	$1,406,665

The aggregate intrinsic value of the Class A and Class B warrants outstanding and exercisable as of December 31, 2010 was $22,675. All warrant shares were fully exercisable and there was no unamortized cost to be recognized in future periods.  The aggregate fair value of the warrants outstanding and exercisable as of December 31, 2010 was $1,329,489 and as of December 31, 2009 was $1,406,665.

NOTE 9

Commitments

Agreements

The Company has entered into several agreements, letters of intent, and memorandums of understanding during 2010 and 2009 and through the date of this Annual Report on Form 10-K, none of which require the recording of any assets, liabilities, revenues or expenses.

Lease Commitments

In December 2010, Sanswire moved its corporate headquarters to the Kennedy Space Center and is now located at State Road 405, Bldg M6-306A, Room 1400, Kennedy Space Center, FL 32815. Base rent under the lease agreement, with a term of one year, is $1,500 per month plus 6% state sales tax. The Company has an option to lease the adjacent Room 1401 for an additional $1,500 per month plus 6% state sales tax, and believes that with this option, the new facilities are adequate for its existing needs and will accommodate future expansion. The Company’s headquarters were previously located at 17501 Biscayne Blvd., Aventura, FL 33160 which was vacated on January 31, 2011 as the lease thereon expired.

Rent expense for 2010 and 2009 was $33,591 and $23,498, respectively.

Estimated future minimum rental payments and lease payments on non-cancelable operating leases as of December 31, 2010 were as follows:

Year Ended December 31, 2011 - $17,490

NOTE 10

Income Taxes

Deferred income taxes and benefits for 2010 and 2009 are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes. The tax effects (computed at 15%) of these temporary differences and carry-forwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

	2009	Current Period Changes	2010
Deferred tax assets:
Net operating loss carry-forwards	$17,077,363	$1,469,402	$18,546,765
	17,077,363	1,469,402	18,546,765
Valuation allowance	(17,077,363)	(1,469,402)	(18,546,765)
Net deferred tax asset	$—	$—	$—

F-14

A reconciliation of income benefit provided at the federal statutory rate of 15% to income tax benefit is as follows:

	2010	2009
Income tax benefit computed at federal statutory rate	$(1,469,402)	$(1,412,176)
Deferred income taxes	1,469,402	1,412,176
	$—	$—

The Company has accumulated net operating losses, which can be used to offset future earnings. Accordingly, no provision for income taxes is recorded in the consolidated financial statements. A deferred tax asset for the future benefits of net operating losses and other differences is offset by a 100% valuation allowance due to the uncertainty of the Company's ability to utilize the losses. These net operating losses will expire in the years 2021 through 2036.

At the end of 2010, the Company had net operating loss carry-forwards of its predecessor, related to the reincorporation as an "F" reorganization under the Internal Revenue Code, of approximately $81,429,083, which expire at various dates through 2021.

FOOTNOTE 11

COMMON STOCK TRANSACTIONS

During the year ended December 31, 2010, the Company issued the following shares of common stock:

SHARES	CONSIDERATION	VALUATION
14,354,809	Settlement of Debts	$952,478
11,032,005	Consulting Services	810,886
5,000,000	Services - Performance Bonus	209,283
23,111,159	Stock for Cash (Net of offering costs)	1,703,129
6,000,000	Stock for Directors Fees	551,750
59,497,973

During the year ended December 31, 2009, the Company issued the following shares of common stock:

SHARES	CONSIDERATION	VALUATION
2,970,346	Settlement of Debts	$141,281
17,934,999	Consulting Services	1,421,250
75,000	Exercised Options	—
35,387,971	Converted Notes Payable and Accrued Interest	3,722,198
12,500,000	Services - Performance Bonus	1,405,000
8,418,255	Stock for Cash (Net of offering costs)	863,355
1,050,000	Stock for Directors Fees	107,750
78,336,571

The valuation amounts of the above common stock transactions are based on the amounts that common stock and related additional paid-in capital were increased (decreased) upon recording of each transaction. For exercises of stock options, no values are indicated, whereas the options were valued and the additional paid-in capital account was increased upon the original issuance (grant) of the options and no additional charges were recorded upon exercise of the options.

The following table summarizes the changes in the number of shares of common stock for the following periods:

	Shares	Weighted average grant date fair value
Outstanding at December 31, 2008	184,704,015	$0.559
Granted	78,336,571	0.131
Outstanding at December 31, 2009	263,040,586	0.431
Granted	64,497,973	0.086
Cancelled	(5,000,000)	0.095
Outstanding at December 31, 2010	322,538,559	$0.367

F-15

NOTE 12

Stock-Based Compensation

The Company issues stock-based compensation that consists of common stock, restricted stock and stock options to its directors, officers and employees. All common stock and restricted stock awards are subject to the securities law restrictions of Rule 144 as promulgated under the Securities Act of 1933, as amended.

Common Stock

The Company recognizes the cost of the common stock issued to directors, officers, and employees as compensation expense at the closing price on the grant date. All common stock awards are fully vested on the date of grant, therefore there is no unrecognized compensation expense associated with these awards. The Company awarded to directors, officers and employees 10 million shares of common stock totaling $667,033 during 2010 and 13.55 million shares of common stock totaling $1,512,750 during 2009.

Restricted Stock

Awards of restricted stock are independent of stock option grants and are generally subject to forfeiture if employment terminates prior to vesting. Prior to vesting, ownership of the restricted stock cannot be transferred. The restricted stock has the same voting rights as the common stock. The Company recognizes the cost of restricted stock awards ratably over the vesting period as compensation expense at the closing price on the date of grant. The Company issued one million shares of restricted stock totaling $94,000 during 2010 and no restricted stock in 2009. As of December 31, 2010, there is approximately $61,000 in unrecognized compensation associated with this award to be reflected in 2011.

Stock Options

The Company issued stock options under its stock plan at exercise prices equal to the Company’s common stock price on the date of grant with contractual terms of three years. Historically, the stock options were fully vested and expensed as compensation on the grant date. Beginning in 2010, the Company began to issue stock options with vesting schedules and such stock options are generally subject to forfeiture if employment terminates prior to full vesting. There was no unrecognized compensation expense at the end of 2010 and 2009.

During the years ended December 31, 2010 and 2009, the Company issued the following common stock options:

Date Issued	Shares	Consideration	Valuation	Company Relationship
02/04/2010	200,000	Director Compensation	$7,932	Board Member
02/06/2010	500,000	Director Compensation	$20,665	Board Member
10/06/2010	1,300,000	Employee Incentive Comp	$91,907	Corporate Officer
11/30/2010	1,200,000	Accrued Salary	$81,119	Non Executive Employee
12/27/2010	7,222,222	Employee Incentive Comp	$485,403	Corporate Officer and Board Member
12/27/2010	1,333,333	Director Compensation	$89,613	Board Member
	11,755,555		$776,639

Date Issued	Shares	Consideration	Valuation	Relationship
04/10/2009	5,305,550	Employees’ Bonus	$221,238	Non Executive Employees
05/06/2009	8,311,116	Employees’ Bonus	$852,959	Non Executive Employees
05/06/2009	5,555,556	Officer Incentive Compensation	$570,160	Former Chief Executive Officer
06/01/2009	500,000	Officer Incentive Compensation	$63,422	Chief Financial Officer
12/31/2009	4,500,000	Employees’ Bonus	$284,227	Non Executive Employees
12/31/2009	250,000	Director Compensation	$15,791	Board Member
12/31/2009	2,000,000	Officer Incentive Compensation	$126,323	Chief Financial Officer
	26,422,222		$2,134,120

F-16

The fair value of stock options granted during 2010 was estimated using the Black-Scholes option pricing model and the following assumptions:

Risk free interest rate	1.36 – 1.52%
Expected life	3 years
Expected volatility	171 - 192%
Expected dividend yield	0%

The following table summarizes the stock option activity for the years ended December 31,

	2010		2009
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of period	38,042,499	$.298	15,982,752	$.350
Granted	11,755,556	.089	26,422,222	.062
Exercised	—	—	(250,000)	.105
Forfeited / expired / cancelled	(23,214,721)	.118	(4,112,475)	.994
Outstanding at end of period	26,583,334	$.078	38,042,499	$.298
Options exercisable at end of period	25,383,334	$.078	38,042,499	$.298
Weighted average remaining contractual term	2.09 years		1.63 years

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2010:

	Options Outstanding and Exercisable
Exercise prices	Number outstanding	Weighted average remaining contractual terms (years)	Weighted average exercise price
$.045	5,555,555	1.35	$.045
$.073	4,500,000	2.00	.073
$.080	1,500,000	1.27	.080
$.090	12,027,779	2.48	.090
$.094	1,300,000	2.77	.094
$.140	500,000	1.42	.140
	25,383,334	2.09	$.078

F-17

The aggregate intrinsic value of 25,383,334 options outstanding and exercisable as of December 31, 2010 was $272,167. The aggregate intrinsic value for the options is calculated as the difference between the prices of the underlying awards and quoted price of the Company’s common stock for the options that were in-the-money as of December 31, 2010.

NOTE 13

Preferred Stock

On May 3, 2009, the Board of Directors approved the creation of a Series E Preferred Stock and 100,000 shares of such stock were issued. The terms of the Series E Preferred Stock were subsequently amended on May 14, 2009. The Series E Preferred Stock, as amended, had no dividend or liquidation preference, but did include a conversion feature with preferential voting rights. Each share of the Series E Preferred Stock was convertible into shares of the Company’s common stock (as determined by dividing the Stated Value by the Conversion Price feature) and had 21.5 voting rights for each share received. The Series E Preferred Stock, as amended, had a conversion price of $0.105 and a stated value of $6.26. The Company cancelled all authorized shares of Series A, B, C, and D Preferred Stock.

During 2010, the Company cancelled the 100,000 shares of Series E Preferred Stock authorized and outstanding restoring $440,607 to accrued expenses and $185,387 to accounts payable.

NOTE 14

Litigation and Contingencies

Securities and Exchange Commission

On May 2, 2008, the SEC filed a lawsuit in the United States District Court for the Southern District of Florida against the Company and three former officers of the Company, Timothy J. Huff, Thomas Y. Jimenez and Lawrence E. Lynch. The SEC alleged, among other things, that the Company recorded $119 million in revenue on the basis of fraudulent invoices created by Joseph Monterosso and Luis Vargas, two individuals formerly employed by the Company who were in charge of its wholesale telecommunications business.

The SEC alleged that the Company violated Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933, as amended, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 10b-5, 12b-20, 13a-1, 13a-11 and 13a-13 under the Exchange Act. The SEC sought as relief a permanent injunction, civil penalties, and disgorgement with prejudgment interest. The Commission subsequently consolidated this action with another pending action involving former officers of the Company. The Commission also moved to amend its complaint against the Company to include additional allegations of wrongdoing beginning in 2002, but such amendment did not add any new defendants. The Company vigorously defended itself in this action and on December 16, 2010 the Company reached a settlement with the SEC resolving this lawsuit, without admitting or denying the allegations in the SEC’s complaint, as is consistent with standard SEC practice.

Under the terms of the settlement, the Company was required to pay a civil penalty of $300,000. The funds to pay the civil penalty had been held in escrow since June 2010. Further, the Company consented to a permanent injunction against future violations of Sections 5(a), 5(c) and 17(a) of the Securities Act and Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-11 and 13a-13 thereunder. The Company also agreed to perform certain undertakings, including among others, retaining a Chief Financial Officer, establishing and securing board members for an independent audit committee of our Board of Directors, and retaining an audit committee financial expert for the Board, to enhance its disclosure controls, processes and practices. The Company’s failure to fulfill any such undertaking could result in the SEC’s petitioning the Court for an order for it to pay a penalty of $1.3 million plus interest. On December 16, 2010, the U.S. District Court for the Southern District of Florida was advised of the settlement and dismissed all claims against the Company without prejudice. The Company has satisfied all undertakings required in the settlement to be complied with by it as of the date of this Annual Report on Form 10-K.

F-18

Hudson Bay Fund LP et al. and Brio Capital

Hudson Bay Fund LP and Hudson Bay Overseas Fund Ltd. filed an action against the Company on June 16, 2009 in the Supreme Court of New York relating to the warrants attached to a Subscription Agreement between those entities and the Company. The Hudson Bay entities are seeking to re-price the warrants, increase the number of shares they can purchase pursuant to the warrants, certain equitable remedies, and unspecified damages. A non-final Summary Judgment Order in favor of Hudson Bay was granted by the Court in March 2011 requiring the Company, among other things, to issue 9,283,352 shares of common stock. The Company intends to appeal this order and continues to consider the plaintiff’s interpretation of the warrant provisions to be incorrect. The Company intends to continue to vigorously defend the action, but the outcome of the action cannot be predicted. Brio Capital, the holder of a similarly worded warrant, filed an action against the Company on February 25, 2011 in the District Court for the Southern District of New York for the issuance of approximately 6.2 million shares of common stock upon the exercise of certain warrants and the Company is actively working out the appropriate response. The Company intends to vigorously defend the action, but the outcome of the action cannot be predicted.

Tsunami Communications v. GlobeTel

On March 3, 2006, Civil Action File No. 06A-02368-5 was filed in Superior Court for Gwinnett County, Georgia by Tsunami Communications and several of its former shareholders. The Company asserted affirmative defenses and a trial was held in November 2009. By Order of the Court entered on September 2, 2010, a judgment was entered against GlobeTel and several other co-defendants for the breach by Sanswire Technologies, Inc. (“ST”) (a then unrelated party) of its asset purchase agreement with the plaintiff Tsunami based on a deemed de facto merger resulting from a subsequent asset purchase agreement between ST and GlobeTel. As damages, the Company was ordered to issue 530,015 shares of common stock to former shareholders of Tsunami and pay $229,180 to a former Tsunami shareholder with respect to two outstanding promissory notes.

Subsequent to the Order, the plaintiffs filed both a Motion for Reconsideration asking the Court to reconsider its decision to deny several of the plaintiffs’ claims and to substantially increase the award of damages and a Claim for Attorney’s Fees, both of which have been denied by the Court.

Peter Khoury

The Company’s former CEO, Peter Khoury, filed an arbitration proceeding against the Company on October 10, 2010 asserting claims for payment of amounts alleged to be due in connection with his services provided to the Company totaling in the aggregate over $400,000 in cash, 1.8 million shares of common stock and an additional $250,000 in shares of common stock. The Company has filed a motion to dismiss the arbitration that has yet to be heard. Mediation is expected. The Company intends to respond to the allegations and defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

The DeCarlo Group

A lawsuit was filed by the DeCarlo Group on November 24, 2010 in Miami-Dade County Courthouse for over $400,000 claimed in connection with CFO and accounting services allegedly rendered to the Company. It is the Company’s position that the Company was overcharged in connection with the services rendered and that the amounts are not due. The Company has filed a motion to dismiss for improper venue and intends to otherwise defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

Siegel

A lawsuit was filed by Frances Siegel, the mother of a former officer and director of the Company, on January 20, 2011 in Miami-Dade County Courthouse for $300,000 plus interest claimed in connection with an alleged investment in the Company back in 2003. The Company has filed a motion to dismiss and intends to defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

GlobeTel Wireless Europe GmbH

A lawsuit was filed by Rechtsanwalt Harry Kressel, Court Appointed Insolvency Administrator of the Assets of GlobeTel Wireless Europe GmbH, on March 8, 2011 in the Circuit Court in Brevard County, FL for $165,000 plus interest claimed in connection with the default of the Company on a parent company guaranty with GlobeTel Wireless Europe. The Company intends to review and respond to the allegations and defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

F-19

Dohan

A lawsuit was filed by the Company on November 3, 2008, in the Florida Circuit Court for the Eleventh Circuit in Miami-Dade County, FL against its former auditors, Dohan + Co. and the individual auditors who performed work for the Company.  The claim asserts that but for the professional negligence of the audit firm in failing to observe GAAP and other accounting and auditing standards, the Company would not have incurred substantial fees and professional expenses to restate its financials and defend allegations of wrongdoing asserted by the SEC against it.  The Company intends to vigorously pursue its claim in this matter, but the outcome of the action cannot be predicted.

IRS

During 2010 and 2009, Sanswire incurred and reported to the Internal Revenue Service (“IRS”) payroll tax liabilities (and deposited the appropriate withholding amounts) during the normal course of business at each payroll cycle. During the period 2007 through 2008, the Company reported its payroll tax liabilities on a timely basis, however, it failed to deposit the appropriate withholding amounts. The Company recognized this issue and, accordingly, contacted the IRS to make arrangements to pay any taxes due. One such matter has been resolved with the IRS, and the Company currently estimates the amount involved in the second matter to be approximately $200,000. The Company may be subject to additional penalties and interest from the IRS in connection with these payroll tax matters.

NOTE 15

Subsequent Events

The Company has evaluated subsequent events that have occurred through March 30, 2011, the date of the consolidated financial statements.

On March 2, 2011, the Company entered into a 12% Secured Promissory Note with a principal amount of $200,000. The principal and interest is due in full on March 2, 2012. The note is secured by a security agreement for substantially all of the Company’s assets.

On March 22, 2011, the Company entered into a Settlement Agreement (the “Agreement”) with TAO, Kroeplin and GTC pursuant to which the parties agreed, among other things:

—	To terminate all existing agreements between the parties (the “Old Agreements”);
—	That TAO and Kroeplin are to keep all cash and shares of the Company’s Common Stock previously paid to them and that the Company is to ship back to TAO the old STS 111 (SD34) airship;
—	To discharge $2,474,753 in debt owed by the Company under the Old Agreements, reflected as $2,185,000 in Other Accrued Liabilities and $289,753 in Accounts Payable on the Company’s Consolidated Balance Sheet as of December 31, 2010;
—	To cooperate to wind down and dissolve the joint venture, Sanswire-TAO Corp.;
—	To negotiate the potential terms of a revised relationship among the parties for the next 60 days;
—	To a mutual non-disparagement clause and a mutual release and covenant not to sue for any claim related to the Old Agreements and for any claim that may exist currently;
—	The Company warranted that, to its knowledge, it is not using any trade secret rights of TAO or Kroeplin and that it will not intentionally develop products that use any trade secret rights of TAO or Kroeplin, nor will it intentionally infringe any patent of TAO or Kroeplin in any country where such patent is valid; and
—	That the parties will not use the name, logo or trademarks of any of the parties in any commercial activity or promotional or advertising materials, including on its website.

F-20

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

World Surveillance Group Inc.:

We have audited the accompanying consolidated balance sheets of World Surveillance Group Inc. and Subsidiaries (the “Company”), as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of World Surveillance Group Inc. and Subsidiaries as of December 31, 2011 and 2010 and the consolidated results of their operations and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has experienced significant losses and negative cash flows, resulting in decreased capital and increased accumulated deficits. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

March 28, 2012

F-21

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2011	DECEMBER 31, 2010
ASSETS
CURRENT ASSETS
Cash	$5,532	$29,491
Accounts receivable from related party	20,886	—
Inventories	4,500	—
Prepaid expenses	102,149	—
Assets from discontinued operations	6,406	6,406
TOTAL CURRENT ASSETS	139,473	35,897

PROPERTY AND EQUIPMENT
Property and equipment, net of accumulated depreciation of $126,670	2,635,966	—

OTHER NONCURRENT ASSETS
Deposits	—	350
TOTAL ASSETS	$2,775,439	$36,247

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable (including $0 and $289,753 due to joint venture partner at December 31, 2011 and 2010)	$5,091,356	$5,315,659
Notes payable	8,231,302	7,811,510
Accrued liabilities (including $0 and $2,185,000 due to joint venture partner at December 31, 2011 and 2010)	1,958,791	3,576,587
Deferred revenues	204,660	—
Derivative liabilities	125,420	1,329,489
Liabilities from discontinued operations	1,365,929	1,365,929
TOTAL CURRENT LIABILITIES	16,977,458	19,399,174
TOTAL LIABILITIES	16,977,458	19,399,174

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Common stock, $.00001 par value, 750,000,000 and 500,000,000 shares authorized, respectively; 426,884,160 and 322,538,559 shares issued and outstanding, respectively	4,269	3,226
Additional paid-in capital	131,426,211	125,146,946
Series E Preferred Stock, $.001 par value, 100,000 shares authorized; 0 shares issued and outstanding	—	—
Preferred Stock, $.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Accumulated deficit	(145,632,499)	(144,513,099)
TOTAL STOCKHOLDERS' DEFICIT	(14,202,019)	(19,362,927)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,775,439	$36,247

See accompanying notes to consolidated financial statements

F-22

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
REVENUES
Net sales	$203,682	$250,000
Cost of sales	183,786	—
Gross profit	19,896	250,000
COSTS AND EXPENSES
General and administrative	2,594,198	3,277,319
Professional fees	1,121,597	2,249,082
Depreciation and amortization	123,450	968,700
Research and development	425,562	2,162,837
Acquisition-related expenses	95,000	—
TOTAL EXPENSES	4,359,807	8,657,938
LOSS FROM OPERATIONS	(4,339,911)	(8,407,938)
OTHER INCOME (EXPENSE)
Net gain on settlement of liabilities	2,474,753	363,366
Change in fair value of derivative liabilities	1,204,069	77,176
Impairment of intangible assets	—	(1,210,875)
Interest expense, net	(458,311)	(607,957)
OTHER INCOME (EXPENSE)	3,220,511	(1,378,290)
LOSS FROM CONTINUING OPERATIONS	(1,119,400)	(9,786,228)

LOSS FROM DISCONTINUED OPERATIONS	—	(9,782)
NET LOSS	$(1,119,400)	$(9,796,010)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC and DILUTED	374,043,495	293,619,380

LOSS PER SHARE FROM CONTINUING OPERATIONS
BASIC and DILUTED	$(0.00)	$(0.03)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS
BASIC and DILUTED	$(0.00)	(0.00)
NET LOSS PER SHARE
BASIC and DILUTED	$(0.00)	$(0.03)

See accompanying notes to consolidated financial statements

F-23

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	COMMON STOCK
			ADDITIONAL
			PAID-IN
Description	SHARES	AMOUNT	CAPITAL
BALANCE, DECEMBER 31, 2009	263,040,586	$2,631	$120,114,115
Shares issued for cash	23,111,159	231	1,702,898
Shares issued for settlement of debt	14,354,809	144	952,334
Shares issued for services	22,032,005	220	1,571,699
Fair value of vested options issued for officers’ and directors’ compensation	—	—	776,638
Modification of warrants	—	—	29,262
Preferred Series E shares issued as payments cancelled and returned to accrued expenses	—	—	—
Preferred Series E shares issued as payments cancelled and returned to accounts payable	—	—	—
Net loss	—	—	—
BALANCE, DECEMBER 31, 2010	322,538,559	3,226	125,146,946
Shares issued for cash	27,354,998	274	2,051,351
Shares issued for settlement of debt	17,562,200	176	352,735
Shares issued for acquisition	24,500,000	245	1,837,255
Shares issued for acquisition – held in escrow	5,500,000	55	412,445
Shares issued for services	2,448,331	24	182,242
Shares issued for compensation and accrued salaries	3,666,667	37	265,963
Shares issued for directors’ fees	1,300,000	13	87,187
Restricted shares issued for bonuses	20,250,000	202	234,298
Vested restricted shares issued as share-based compensation	—	—	60,719
Fair value of vested options issued for officers’ and directors’ compensation	—	—	795,087
Cashless exercise of options	1,615,129	16	(16)
Cashless exercise of warrants	148,276	1	(1)
Net loss	—	—	—
BALANCE, DECEMBER 31, 2011	426,884,160	$4,269	$131,426,211

(continued)

See accompanying notes to consolidated financial statements

F-24

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES (continued)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	SERIES E PREFERRED STOCK
			ADDITIONAL		TOTAL
			PAID-IN	ACCUMULATED	STOCKHOLDERS’
Description	SHARES	AMOUNT	CAPITAL	DEFICIT	DEFICIT
BALANCE, DECEMBER 31, 2009	100,000	$100	$625,894	$(134,717,089)	$(13,974,349)
Shares issued for cash	—	—	—	—	1,703,129
Shares issued for settlement of debt	—	—	—	—	952,478
Shares issued for services	—	—	—	—	1,571,919
Fair value of vested options issued for officers’ and directors’ compensation	—	—	—	—	776,638
Modification of warrants	—	—	—	—	29,262
Preferred Series E shares issued as payments cancelled and returned to accrued expenses	(70,385)	(70)	(440,537)	—	(440,607)
Preferred Series E shares issued as payments cancelled and returned to accounts payable	(29,615)	(30)	(185,357)	—	(185,387)
Net loss	—	—	—	(9,796,010)	(9,796,010)
BALANCE, DECEMBER 31, 2010	—	—	—	(144,513,099)	(19,362,927)
Shares issued for cash	—	—	—	—	2,051,625
Shares issued for settlement of debt	—	—	—	—	352,911
Shares issued for acquisition	—	—	—	—	1,837,500
Shares issued for acquisition – held in escrow	—	—	—	—	412,500
Shares issued for services	—	—	—	—	182,266
Shares issued for compensation and accrued salaries	—	—	—	—	266,000
Shares issued for directors’ fees	—	—	—	—	87,200
Restricted shares issued for bonuses	—	—	—	—	234,500
Vested restricted shares issued as share-based compensation	—	—	—	—	60,719
Fair value of vested options issued for officers’ and directors’ compensation	—	—	—	—	795,087
Cashless exercise of options	—	—	—	—	—
Cashless exercise of warrants	—	—	—	—	—
Net loss	—	—	—	(1,119,400)	(1,119,400)
BALANCE, DECEMBER 31, 2011	—	$—	$—	$(145,632,499)	$(14,202,019)

See accompanying notes to consolidated financial statements

F-25

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,119,400)	$(9,796,010)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	123,450	968,700
Fair value of share-based compensation	1,109,580	2,461,364
Change in fair value of derivative liabilities	(1,204,069)	(77,176)
Fair value of modification of warrants	—	29,262
Impairment of intangible assets	—	1,210,875
Accrued interest on notes payable	419,792	419,792
Gain on extinguishment of liabilities to joint venture partner	(2,474,753)	—
Change in operating assets and liabilities:
Accounts receivables	(8,411)	—
Other receivables	68,000	—
Inventories	15,125	1,545,490
Prepaid expenses	(31,437)	—
Accounts payable	521,829	1,438,582
Accrued liabilities	639,416	136,148
Deferred revenues	204,660	—
Other accrued liabilities – Discontinued Operations	—	(21,477)
NET CASH USED IN OPERATING ACTIVITIES	(1,736,218)	(1,684,450)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition, net of cash acquired	(336,032)	—
Property and equipment	(3,683)	—
Deposits	350	10,800
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(339,365)	10,800
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,051,624	1,703,129
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,051,624	1,703,129
NET CHANGE IN CASH	(23,959)	29,479
CASH – BEGINNING OF YEAR	29,491	12
CASH – END OF YEAR	$5,532	$29,491

SUPPLEMENTAL DISCLOSURES
Cash paid during the period for:
Interest	$38,519	$290
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for acquisition	2,250,000	—
Common stock issued as payments for accounts payable	496,486	528,478
Common stock issued as payments for accrued salaries and expenses	178,691	424,000
Stock options for accrued bonus and expenses	193,926	81,119
Acquisition payable due seller	250,000	—
Preferred stock issued as payments cancelled and returned to accrued expenses	—	(440,607)
Preferred stock issued as payments cancelled and returned to accounts payable	—	(185,387)

See accompanying notes to consolidated financial statements

F-26

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DESCRIPTION OF BUSINESS

World Surveillance Group Inc. (the “Company”) designs, develops, markets and sells autonomous lighter-than-air (LTA) unmanned aerial vehicles (UAVs) capable of carrying payloads that provide persistent security and/or wireless communication from air to ground solutions at low, mid and high altitudes. The Company’s airships, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.

The Company’s wholly-owned subsidiary Global Telesat Corp. (GTC), provides mobile voice and data communications services globally via satellite to the U.S. government and defense industry end users. GTC specializes in services related to the Globalstar satellite constellation, including ground station construction, satellite telecommunications voice airtime and tracking devices. GTC is also an authorized reseller of satellite telecommunications services offered by other leading satellite network providers such as Inmarsat, Iridium and Thuraya. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The accompanying consolidated financial statements of World Surveillance Group Inc. and its subsidiaries (“WSGI” or the “Company”) were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries over which the Company exercises control and, where applicable entities for which the Company has a controlling financial interest or is the primary beneficiary.

All material intercompany accounts and transactions are eliminated in consolidation.

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s consolidated financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no impact on our results of operations, financial position, or changes to shareholders’ deficit.

GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. However, as reflected in the accompanying consolidated financial statements, the Company incurred a loss from operations of $1,119,400 for the year ended December 31, 2011 and negative cash flows from operations of $1,736,218 for the year ended December 31, 2011. The Company had a working capital deficit of $16,837,985 and total stockholders’ deficit of $14,202,019 at December 31, 2011. The Company had an accumulated deficit of $145,632,499 at December 31, 2011.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funds either through investments or by generating revenue from the sale of the Company’s products to continue its business operations and implement its strategic plan, which includes, among other things, continued development of its UAVs, the pursuit or continued development of strategic relationships and expansion of the Company’s subsidiary GTC’s business. The Company’s business plan, which if successfully implemented, will allow it to sell UAVs and other products for a profit, which in turn will reduce the Company’s dependence on raising additional funds from outside sources. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company anticipates a net loss to continue for at least the next several quarters if not for all of the year 2012.

F-27

Additional cash will be needed to support our ongoing operations until such time that operations provide sufficient cash flow to cover expenditures.  We are currently pursuing both short and long-term financing options from private investors as well as through institutional investors.  We are also working to commercialize our Argus One airship, our aerostats and GTC products to begin generating revenues from customers.  We anticipate generating revenues from the sale of our airships in 2012 and are already generating revenue from our GTC products.  The costs associated with our strategic plan are variable and contingent on our ability to raise capital or begin generating revenue from customer contracts, but we expect to need funding of approximately $3 million over the next 12 months. We have an agreement with La Jolla Cove Investors for an additional $5 million of funding, however, the timing of such financing is dependent on the effectiveness of a registration statement we filed with the SEC. We continue to have discussions with Space Florida and other entities relating to funding, but there can be no assurance that such funding will be received in the amounts required, on a timely basis, or at all.  While we believe we will be able to continue to raise capital from various funding sources in such amounts sufficient to sustain operations at our current levels through at least December 31, 2012, if we are not able to do so and if we are not able to generate revenue through the sale of our products, we would likely need to modify our strategy or cut back or terminate some of our operations. If we are able to raise additional funds through the issuance of equity securities, substantial dilution to existing shareholders may result.  However, if our plans are not achieved and/or if significant unanticipated events occur or if we are unable to obtain the necessary additional funding on favorable terms or at all, we will likely have to modify our business plan and reduce, delay or discontinue some or all of our operations to continue as a going concern or seek a buyer for all or a portion of our assets. As of the date hereof, we continue to raise capital to sustain our current operations.

REVENUE RECOGNITION

The Company recognizes revenue when all four of the following criteria are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred and title has transferred or services have been rendered; 3) our price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.

INCOME TAXES

The Company accounts for income taxes using the asset and liability approach. Under this approach, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized. (See Note 11)

U.S. GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. There were no adjustments related to uncertain tax positions recognized during the years ended December 31, 2011 and 2010, respectively.

FAIR VALUE MEASUREMENTS

U.S. GAAP includes a framework for measuring fair value, which also addresses disclosure requirements for fair value measurements. Fair value is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value, in this context, should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

Under the measurement framework, a fair valuation hierarchy for disclosure of the inputs to valuation used to measure fair value has been established. This hierarchy prioritizes the inputs into three broad levels that reflect the degree of subjectivity necessary to determine fair value measurements, as follows.  Level 1 inputs are based on unadjusted quoted prices in active markets for identical assets or liabilities.  Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly, through market corroboration, for substantially the full term of the asset or liability.  Level 3 inputs are unobservable inputs and reflect the Company’s estimates of assumptions that market participants would use to measure assets and liabilities at fair value.  The fair values are therefore determined using model-based techniques that include option pricing models and discounted cash flow models. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, accounts payable, notes payable and derivative instruments. The carrying values for the current financial assets and liabilities, including cash and cash equivalents, accounts payable and notes payable approximate fair value due to their short maturity. The fair values of the Company’s derivative instruments are recorded in the consolidated balance sheets. (See Note 8)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE

Basic and diluted net income (loss) per common share has been computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during each period. Whenever net losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive, thus resulting in a diluted loss per share less than the basic loss per share. If all outstanding options, warrants and convertible shares were converted or exercised as of December 31, 2011, the shares outstanding would be 514,718,451.

F-28

 PROPERTY AND EQUIPMENT

Property and equipment are carried at historical cost less accumulated depreciation.  Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized.  Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service.  When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.  Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

·	Appliqués and ground stations	15 – 25 years
·	Machinery and equipment	3 – 12 years
·	Office furniture and fixtures	3 – 10 years
·	Computer hardware and software	3 – 7 years
·	Transportation vehicles	3 – 6 years

The Company follows the authoritative guidance for impairment testing of property and equipment, which requires that a triggering event occur before impairment testing an asset or group of assets is appropriate. Triggering events include but are not limited to a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the acquired business, and a significant change in the operations of an acquired business. Once a triggering event has occurred, the Company performs the impairment test based on its intention to hold or sell the asset or asset group. If the Company intends to hold the asset or group of assets for continued use, the Company compares the asset or asset group’s carrying value to the sum of their estimated undiscounted future cash flows. If the carrying value of the asset or asset group exceeds the sum of their estimated undiscounted future cash flows, the asset or asset group is deemed impaired and the Company recognizes an impairment loss for the difference. If the Company intends to sell the asset or asset group and certain other criteria are met (i.e., the asset can be disposed of currently, appropriate levels of authority have approved the sale, and there is an actively pursuing buyer), the Company compares the asset’s or asset group’s carrying value to its fair value less costs to sell. The Company generally determines fair value by using the discounted cash flow method. If the carrying value of the asset or group of assets is greater than the fair value less costs to sell, the asset or asset group is deemed impaired and the Company recognizes an impairment loss for the difference. Generally, the Company performs its testing of the asset or asset group at the lowest level for which identifiable cash flows are available. Assets held for sale are separately presented on the balance sheet and are no longer depreciated.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative liabilities primarily relate to warrants to purchase common stock of the Company issued in conjunction with certain debt and equity financings. Each reporting period the Company determines the fair value of the stock warrants using the Black-Scholes option pricing model at the balance sheet date. Changes in the fair value of the stock warrants are recognized each period in current earnings. (See Note 8)

SHARE-BASED COMPENSATION

The Company offers share-based compensation programs to its officers, directors and employees that consist of employee stock options, common stock and restricted stock awards. Common stock and restricted stock awards are issued at the closing price of the Company’s common stock on the date of grant. The Company recognizes compensation expense ratably over the vesting periods for restricted stock awards using the grant date fair value of the stock awarded. The Black-Scholes option pricing model is used to value stock options, and compensation expense is recognized ratably over the requisite service vesting period. Stock options typically have contractual terms of three to seven years.  Share-based compensation for employees and non-employees is reflected in the appropriate functional expense category, primarily general and administrative, and research and development. Share-based compensation incurred during the years ended December 31, 2011 and 2010 was $1,109,580 and $2,461,364, respectively. (See Note 10)

NOTE 2. DISCONTINUED OPERATIONS

During 2007, the Company discontinued operations of its telecom and wireless segments and reported the effects as discontinued operations.  The assets and liabilities from its discontinued operations are carried at fair value in the consolidated balance sheets at December 31, 2011 and 2010 as follows:

	Telecom	GlobeTel Wireless	Total
Cash	$6,406	$—	$6,406
ASSETS FROM DISCONTINUED OPERATIONS	$6,406	$—	$6,406

Accounts payable	$140,116	$1,216,208	$1,356,324
Accrued liabilities	9,605	—	9,605
LIABILITIES FROM DISCONTINUED OPERATIONS	149,721	1,216,208	1,365,929

Net liabilities of discontinued operations	$143,315	$1,216,208	$1,359,523

F-29

No income or expenses were incurred by the Company related to its discontinued operations during 2011. During 2010, the Company reported a net loss from discontinued operations of $9,782.

NOTE 3. ACQUISITIONS

On May 25, 2011, World Surveillance Group Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Global Telesat Corp. (“GTC”), Growth Enterprise Fund, S.A. (the “Shareholder”) and David Phipps (“Phipps”) pursuant to which the Company acquired 100% of the outstanding shares of capital stock of GTC, such that GTC is now a wholly-owned subsidiary of the Company.

Pursuant to the Agreement, the purchase price paid by the Company for GTC consisted of: $600,000 in cash, with $350,000 payable on the closing of the acquisition (the “Closing”), $125,000 payable on or before the date that is 60 days after the Closing and the final $125,000 payable on or before the date that is 120 days after the Closing ($75,000 of which remains to be paid for which the Company has a waiver), 30,000,000 shares of the Company’s common stock, and an earn-out equal to 5% of the gross revenues related to the construction by GTC of certain potential satellite ground stations.  Pursuant to the Agreement and an Escrow Agreement, 5,500,000 shares of common stock out of the 30,000,000 shares issued by the Company have been placed in escrow for one year to satisfy possible indemnification claims of the Company.  David Phipps, the President of GTC, has entered into an employment agreement with GTC and WSGI to continue in his role as President of GTC. The Shareholder has the right to nominate two members of the Company’s Board of Directors, both of whom are required to be “independent” under the rules and regulations of the Securities and Exchange Commission. The Agreement also includes restrictions on the sale of the Company’s securities issued as the purchase price by the Shareholder for a two-year period following the Closing.

In connection with the Closing, GTC, the Shareholder and the Company also entered into an Option Agreement dated May 25, 2011 pursuant to which the Shareholder was granted an exclusive option to purchase certain GTC assets on the occurrence of a bankruptcy event of WSGI occurring within 18 months of the Closing at a purchase price equal to 80% of the fair market value of such assets at the time of the bankruptcy event, as determined by an independent valuation firm.

The common stock of the Company issued as purchase price pursuant to the Agreement was issued as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Agreement, however, provides the Shareholder with certain piggyback registration rights, although these rights have been waived in connection with the registration statement the Company filed pursuant to certain Registration Rights Agreements entered into by the Company in May 2011.

Management believes the Company’s acquisition of GTC reflects the Company’s commitment to strategically expand and diversify our business. GTC provides mobile voice and data communications services globally via satellite to the U.S. government and defense industry end users. GTC specializes in services related to the Globalstar satellite constellation, including ground station construction, satellite telecommunications voice airtime and tracking services.  GTC is also an authorized reseller of satellite telecommunications services offered by other leading satellite network providers such as Inmarsat, Iridium and Thuraya. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

GTC’s operating results since the acquisition date of May 25, 2011 are included in the Company’s Consolidated Statements of Operations for the year ended December 31, 2011. The Company’s Consolidated Balance Sheet at December 31, 2011 reflect the net assets of GTC, effective on the acquisition date of May 25, 2011.

The following table summarizes the original and revised allocation of the GTC acquisition purchase price, which has been accounted at the fair values of the assets acquired and liabilities assumed under the acquisition method of accounting:

	Original Allocation	Allocation Adjustment	Revised Allocation
Current assets	$203,780	(19,000)	$184,780
Property and equipment	2,736,732	19,000	2,755,732
Current liabilities assumed	(90,512)	—	(90,512)
Total Purchase Price	$2,850,000		$2,850,000

F-30

The acquired property and equipment primarily consists of eight unique satellite network infrastructure devices, known as appliqués, which provide the signal receipt and processing technology that enables and powers Globalstar’s satellite data service. GTC’s appliqués are located at a number of Globalstar satellite ground stations and provide service across Europe, Russia and parts of Australia, Asia, the Middle East and South America. Long-term contracts with Globalstar allow GTC access to their satellite network for the purposes of offering tracking services for commercial applications over the useful life of the appliqués through 2025. GTC has developed various simplex satellite tracking devices that are capable of transmitting locational and other information from any location within the Globalstar satellite network. Although GTC can sell to U.S. government customers without the need for any form of certification, GTC can not sell such tracking devices commercially without certification from Globalstar and the Federal Communications Commission for use in the U.S., and from comparable entities globally, like CE Mark.  GTC has begun the process to apply for certification to sell these devices both in the U.S. and globally. Although, GTC believes the likelihood of obtaining these certifications is high due to its experience in producing these tracking devices for government customers combined with its knowledge and experience of the Globalstar network and their certification requirements, there is no guarantee that GTC will be able to certify its tracking devices. GTC is currently obtaining certification of their proprietary tracking devices for commercial applications and expects to begin selling the tracking devices and service plans before the end of 2011.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2011	December 31, 2010
Appliqués and ground stations	$2,755,732	$—
Office furniture and fixtures	6,904	—
	2,762,636	—
Less: accumulated depreciation	(126,670)	—
	$2,635,966	$—

NOTE 5. OTHER ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	December 31, 2011	December 31, 2010
Payroll liabilities	$1,304,303	$998,410
Professional fees	15,000	118,946
Accrued legal claims payable	424,201	274,231
Due to officer	50,000	—
GTC acquisition payable	125,000	—
Other	40,287	—
Due to joint venture partner	—	2,185,000
OTHER ACCRUED LIABILITIES	$1,958,791	$3,576,587

NOTE 6. NOTES PAYABLE

Notes payable is comprised of the following:

	December 31, 2011	December 31, 2010
Unsecured promissory notes	$5,997,030	$5,997,030
Accrued interest	2,234,272	1,814,480
NOTES PAYABLE	$8,231,302	$7,811,510

Notes payable consists of two unsecured promissory notes aggregating $5,997,030 with no stated interest rate or repayment terms.  The Company has accrued interest at 7% per annum on both notes since their inception and includes the notes in current liabilities.

F-31

NOTE 7.  IMPAIRMENT OF INTANGIBLE ASSETS AND EXTINGUISHMENT OF DEBT

In 2008 the Company, TAO Technologies Gmbh (“TAO”) and Professor Bernd Kroeplin (“Kroeplin”) entered into a new agreement to form a 50/50 U.S. based joint venture company owned by the Company and TAO to be called Sanswire-TAO Corp. to place, among other things, the license rights to certain TAO intellectual property for the exclusive use in the U.S., Canada and Mexico. The intellectual property included, but was not limited to, an existing patent in Germany as well as any updates to that patent. This integration of the Company and Stuttgart, Germany-based TAO was intended to create various strategic advantages for both companies.

During the fourth quarter of 2010, the Company had decided to base its business going forward exclusively on the technology developed for it by Eastcor Engineering in the United States. Accordingly, the Company recorded an impairment charge of $1,210,875 representing the unamortized balance of the intangible asset at December 31, 2010.

On March 22, 2011, the Company entered into a Settlement Agreement by and among the Company, TAO, Kroeplin and Global Telesat Corp., providing for, among other things, the termination of all existing agreements between the parties (the “Old Agreements”); the retention by TAO and Kroeplin of all cash and shares of the Company’s common stock previously paid to them; the return of the old STS 111 (SD34) airship by the Company to TAO; the discharge in full of $2,474,753 in debt owed by the Company under the Old Agreements; and the winding down and dissolution of the joint venture, Sanswire-TAO Corp. The Company recorded a $2,474,753 gain on the extinguishment of the debt during the first quarter ended March 31, 2011.  The Sanswire-TAO Corp. was dissolved on June 20, 2011.

NOTE 8.  DERIVATIVE LIABILITIES

The Company follows the authoritative guidance and accounts for derivative instruments at fair value. Gains and losses from changes in the fair value of derivatives are recognized in interest expense. The Company’s derivative instruments are stock warrants that contained anti-dilution provisions that were issued with certain debt and equity financings.

Warrants

In the past, the Company obtained financing from the issuance of convertible promissory notes and stock purchase agreements, which included Class A and Class B warrants. Both Class A and Class B warrants contained anti-dilution rights and are considered to be derivative liabilities under U.S. GAAP. During 2010, the Company adopted two new stock purchase agreements and has issued an aggregate of 8,293,834 warrants under the new stock purchase agreements. The warrants issued under these new stock purchase agreements have no anti-dilution rights and are not derivative liabilities. All warrants have 3-year terms and are exercisable for a purchase price of $0.21 per share or, in the case of Class B warrants, $0.315 per share.

F-32

The following table summarizes certain information about the Company’s warrants to purchase common stock.

	Derivative Liabilities			Weighted Average
	Warrants	Warrants	Other	Exercise
	Class A	Class B	Warrants	Price

Outstanding at December 31, 2010	21,909,111	21,186,886	2,377,167	$0.244
Warrants issued	—	—	5,916,667	0.210
Warrants expired	(2,277,285)	(2,197,921)	—	0.208
Outstanding at December 31, 2011	19,631,826	18,988,965	8,293,834	$0.253

The following tables provide the assets and liabilities carried at fair value as determined under the U.S. GAAP measurement framework on a recurring basis:

		Fair Value Measurements at December 31, 2011 using:
	Total	(Level 1)	(Level 2)	(Level 3)
Derivative liabilities	125,420	—	—	125,420
Totals	$125,420	$—	$—	$125,420

		Fair Value Measurements at December 31, 2010 using:
	Total	(Level 1)	(Level 2)	(Level 3)
Derivative liabilities	1,329,489	—	—	1,329,489
Totals	$1,329,489	$—	$—	$1,329,489

The derivative liabilities are measured at fair value using quoted market prices and estimated volatility factors, and are classified within Level 3 of the valuation hierarchy, due to use of an estimate of volatility factors. There were no changes in the valuation techniques during the years ended December 31, 2011 or 2010.

The following table provides a summary of the changes in the fair value of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2011 and 2010:

Fair Value Measurements Using Level 3 Inputs

Derivative liability
Warrants:
Beginning balance as of December 31, 2009	$1,406,665
Fair value of warrants issued	774,981
Fair value of warrants expired	—
Total fair value adjustment	(852,157)
Balance as of December 31, 2010	1,329,489
Fair value of warrants issued	—
Fair value of warrants expired	—
Total fair value adjustment	(1,204,069)
Balance as of December 31, 2011	$125,420

During the years ended December 31, 2011 and 2010, the Company recognized gains in fair value of derivative liabilities of $1,204,069 and $77,176, respectively.

F-33

The fair value of the Class A and Class B warrants, which are derivative liabilities was determined using the Black-Scholes option pricing model with the following assumptions:

	December 31,	December 31,
	2011	2010
Warrants:
Risk-free interest rate	0.06% - 0.25%	0.29% - 1.02%
Expected volatility	29% - 146%	10% - 167%
Expected life (in years)	0.33 - 1.75	0.67 - 2.75
Expected dividend yield	-	-

Aggregate fair value of warrants outstanding	$125,420	$1,329,489

The aggregate intrinsic value of the warrants outstanding and exercisable at December 31, 2011 and 2010 was $0 and $22,675, respectively. All warrants were fully exercisable and there was no unamortized cost to be recognized in future periods.

NOTE 9. COMMON STOCK TRANSACTIONS

In July 2011, the authorized shares of the Company’s common stock were increased from 500 million to 750 million.

During the year ended December 31, 2011, the Company issued the following shares of common stock:

SHARES	CONSIDERATION	VALUATION
27,354,998	Shares issued for cash (net of offering costs)	$2,051,625
17,562,200	Shares issued for settlement of debts	352,911
30,000,000	Shares issued for acquisition	2,250,000
2,448,331	Shares issued for services	182,266
1,300,000	Shares issued for directors fees	87,200
3,666,667	Shares issued for compensation and accrued salaries	266,000
20,250,000	Restricted shares issued for bonuses	234,500
1,763,405	Cashless exercises - warrants and options	—
104,345,601

During the year ended December 31, 2010, the Company issued the following shares of common stock:

SHARES	CONSIDERATION	VALUATION
23,111,159	Shares issued for cash (net of offering costs)	$1,703,129
14,354,809	Shares issued for settlement of debts	952,478
11,032,005	Shares issued for services	810,886
6,000,000	Shares issued for directors fees	551,750
5,000,000	Shares issued for bonuses	209,283
59,497,973

The valuation for the common stock issued is based upon the fair value of the stock at the date of issue. Unvested restricted stock will be recorded according to its vesting schedule on future date(s). No values are recorded on the date of the cashless exercise for warrants and options as their valuations were recorded on the date of grant or issuance.

NOTE 10. SHARE-BASED COMPENSATION

The Company issues share-based compensation that consists of common stock, restricted stock and stock options to its directors, officers, employees and consultants. All common stock and restricted stock awards are subject to the securities law restrictions of Rule 144 as promulgated under the Securities Act of 1933, as amended.

Common Stock

The Company recognizes the cost of the common stock issued to directors, officers, and employees as compensation expense at the closing market price on the grant date. All common stock awards are fully vested on the date of grant, therefore no unrecognized compensation expense is associated with these awards. The Company awarded 1,300,000 common shares totaling $87,200 for director fees and 3,666,667 common shares totaling $126,000 for compensation and $140,000 for accrued salaries during the year ended December 31, 2011. The director fees and compensation are included in general and administrative expense.

F-34

Restricted Stock

Awards of restricted stock are independent of stock option grants and are generally subject to forfeiture if employment terminates prior to vesting. Prior to vesting, ownership of the restricted stock cannot be transferred. The restricted stock has the same voting rights as the common stock. The Company recognizes fair value of restricted stock awards based upon the stock’s closing market price on the grant date as compensation according to the terms of award’s vesting schedule; i.e. ratably over the vesting period or upon attainment of specific performance-based goals and objectives. On December 28, 2011, the Company awarded 5 million restricted shares as 2011 bonuses and 15.25 million restricted shares for 2012 performance-based awards. Compensation expense from vested restricted stock awards totaled $295,219 for 2011 and is reflected in general and administrative expense. There is approximately $715,225 in unrecognized compensation and consulting fees relating to the 2012 performance-based restricted stock awards at December 31, 2011.

Stock Options

The Company has issued stock options at exercise prices equal to the Company’s common stock market price on the date of grant with contractual terms of three to seven years. Historically, the stock options were fully vested and expensed as compensation on the grant date. During 2010, the Company began issuing stock options with vesting schedules and such stock options are generally subject to forfeiture if employment terminates prior to vesting. At December 31, 2011, there were approximately $383,888 in unrecognized compensation expense relating to these awards, of which approximately $363,000 will vest only upon the attainment of specific performance-related goals. Share-based compensation relating to vested options of $521,961 is included in general and administrative expense and $79,200 is included in research and development.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options. The principal assumptions utilized in valuing stock options include the expected stock price volatility (based on the most recent historical period equal to the expected life of the option); the expected option life (an estimate based on historical experience); the expected dividend yield; and the risk-free interest rate (an estimate based upon on the yields of Treasury constant maturities equal to the expected life of the option).

The fair values for the 3-year and 7-year options granted during the year ended December 31, 2011 were determined using the Black-Scholes option pricing model with the following assumptions:

	3-Year Options	7-Year Options
Expected stock volatility	128.47%	261.62%
Expected option life	3 years	7 years
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	1.180%	2.90%

During the year ended December 31, 2011, the Company issued the following options to acquire common stock:

Date Issued	Shares	Consideration	Valuation	Relationship
02/08/2011	1,500,000	Compensation	$77,570	Corporate Officer
03/02/2011	3,500,000	2010 Bonus Awards	$193,926	Board Member & Mgmt Team
03/30/2011	13,750,000	Performance Based Award	$907,058	Board, Mgmt, and Consultant
	18,750,000		$1,178,554

During the year ended December 31, 2010, the Company issued the following options to acquire common stock:

Date Issued	Shares	Consideration	Valuation	Company Relationship
02/04/2010	200,000	Director Compensation	$7,932	Board Member
02/06/2010	500,000	Director Compensation	$20,665	Board Member
10/06/2010	1,300,000	Employee Incentive Comp	$91,907	Corporate Officer
11/30/2010	1,200,000	Accrued Salary	$81,119	Non Executive Employee
12/27/2010	7,222,222	Employee Incentive Comp	$485,403	Corporate Officer and Board Member
12/27/2010	1,333,333	Director Compensation	$89,613	Board Member
	11,755,555		$776,639

F-35

The following table summarizes the stock option activity for the years ended December 31,

	2011		2010
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	26,583,334	$.078	38,042,499	$.298
Granted	18,750,000	.068	11,755,556	.089
Exercised	(3,861,111)	.074	—	—
Forfeited / expired / cancelled	(555,556)	.090	(23,214,721)	.118
Outstanding at end of year	40,916,667	$.067	26,583,334	$.078
Options exercisable at end of year	35,009,904	$.068	25,383,334	$.078
Weighted average remaining contractual term	1.80 years	2.09 years

The following table summarizes information about stock options outstanding and exercisable at December 31, 2011:

	Options Outstanding and Exercisable
Exercise prices	Number outstanding	Weighted average remaining contractual terms (years)	Weighted Average Exercise price
$.045	4,444,444	0.35	$.045
$.066	8,250,000	6.25	.066
$.070	1,093,237	2.11	.070
$.073	2,250,000	1.00	.073
$.075	3,500,000	2.17	.075
$.080	1,500,000	0.27	.080
$.090	12,672,223	1.59	.090
$.094	1,300,000	1.76	.094
	35,009,904	1.80	$.068

The aggregate intrinsic value of the 35,009,904 options outstanding and exercisable at December 31, 2011 was $8,444. The aggregate intrinsic value for the options is calculated as the difference between the prices of the underlying awards and quoted price of the Company’s common stock for the options that were in-the-money at December 31, 2011.

NOTE 11. INCOME TAXES

The Company has federal and state net operating loss (NOL) carryforwards, which can be used to offset future earnings. Accordingly, no provision for income taxes is recorded in these consolidated financial statements. A deferred tax asset for the future benefits of net operating losses and other differences is offset by a 100% valuation allowance due to the uncertainty of the Company's ability to realize future tax benefits from the losses. These net operating losses will expire in the years 2021 through 2031.

Certain income and expenses are recognized in different periods for tax and financial reporting purposes. The items that give rise to these temporary differences at the Company consist of its NOL carryforwards and the related valuation allowances. The resulting deferred tax assets and liabilities consist of the tax effects (computed at 15%) of the temporary differences and are listed below:

	2011	Current Period Changes	2010
Deferred tax assets:
Net operating loss carry-forwards	$17,245,273	$167,910	$17,077,363
Valuation allowance	(17,245,273)	(167,910)	(17,077,363)
Net deferred tax asset	$—	$—	$—

F-36

A reconciliation of income benefit provided at the federal statutory rate of 15% to income tax benefit is as follows:

	2011	2010
Income tax benefit computed at federal statutory rate	$(167,910)	$(1,469,402)
Deferred income taxes	167,910	1,469,402
	$—	$—

At the end of 2011, the Company also had net operating loss carry-forwards of its predecessor, related to its reincorporation and reorganization under the Internal Revenue Code, available to offset future taxable income. These NOL carryforwards total approximately $81,429,083 and expire at various dates through 2021.

The Company operated in multiple tax jurisdictions within the United States of America.  Although management does not believe that the Company is currently under examination in any major tax jurisdiction in which it operates other than for the issues with the IRS as described in Note 14, the Company remains subject to examination in all of those tax jurisdictions until the applicable statute of limitations expire.  As of December 31, 2011, 2006 and subsequent tax years remain subject to examination by the Internal Revenue Service (“IRS”) and in the Company’s major state tax jurisdictions.  The Company does not expect to have a material change to unrecognized tax positions within the next twelve months.

NOTE 12. RELATED PARTY TRANSACTIONS

The accounts receivable balance of $20,886 at December 31, 2011 is attributable to amounts due from Global Telesat Communications Ltd. (“GTCL”). GTCL is based in the United Kingdom and is controlled by a current officer of GTC. Total sales to GTCL were $184,789, and accounted for approximately 91% of WSGI’s total sales of $203,682 in 2011. The deferred revenues of $204,660 at December 31, 2011 include $4,660 associated with subscription sales to GTCL.

NOTE 13. COMMITMENTS

Agreements

The Company has entered into several agreements, letters of intent, and memorandums of understanding during 2011 and 2010 and through the date of this Annual Report on Form 10-K, none of which require the recording of any assets, liabilities, revenues or expenses.

Lease Commitments

The Company’s headquarters are located at the Kennedy Space Center, Fl on State Road 405, Building M6-306A, Room 1400. In December 2011, the Company renewed its annual lease agreement for $1,552 per month plus state sales tax. In June, 2011, the Company entered into an annual lease agreement for office space for GTC’s operations in Aventura, Fl for $2,600 per month plus state sales tax. The Company is also obligated under other annual lease and monthly rentals for additional facilities and office furniture.

Rent expense for 2011 and 2010 was $81,505 and $59,585 respectively.

All of the estimated future minimum rental payments on non-cancelable operating leases as of December 31, 2011 consist of $43,338 due during the year ended December 31, 2012.

NOTE 14. LITIGATION AND CONTINGENCIES

In the ordinary conduct of business, the Company is subject to periodic lawsuits, investigations and litigation claims, which the Company accrues for where appropriate and can be reasonably estimated. The Company cannot predict with certainty the ultimate resolution of such lawsuits, investigations and claims asserted against it.  At December 31, 2011, the Company had the following material contingencies:

Brio Capital

Brio Capital, the holder of a warrant, filed an action against us on February 25, 2011 in the New York Supreme Court, County of New York, for the issuance of approximately 6.2 million shares of common stock upon the exercise of certain warrants. The Court granted a non-final Summary Judgment Order on a portion of the action in favor of Brio in December 2011 requiring the Company, among other things, to issue 6.2 million shares of common stock. The Company has issued the shares required by the Court order. The Company has also entered into a settlement agreement to pay $57,661 in legal fees as required by the Court order and this amount is included in accrued liabilities as of December 31, 2011.

F-37

Tsunami Communications v. GlobeTel

On March 3, 2006, Civil Action File No. 06A-02368-5 was filed in Superior Court for Gwinnett County, Georgia by Tsunami Communications and several of its former shareholders. We asserted affirmative defenses and a trial was held in November 2009. By Order of the Court entered on September 2, 2010, an Order was entered against GlobeTel and several other co-defendants for the breach by Sanswire Technologies, Inc. (“ST”) (a then unrelated party) of its asset purchase agreement with the plaintiff Tsunami based on a deemed de facto merger resulting from a subsequent asset purchase agreement between ST and GlobeTel.  As damages, we were ordered to issue 530,015 shares of common stock to former shareholders of Tsunami and pay $229,180 to a former Tsunami shareholder with respect to two outstanding promissory notes. Subsequent to the Order, the plaintiffs filed a Motion for Reconsideration asking the Court to both reconsider its decision to deny several of the plaintiffs’ claims and to substantially increase the award of damages and a Claim for Attorney’s Fees, which has been denied by the Court. The Company has issued the share portion of the Order, but it is in settlement discussions with the plaintiffs relating to the cash portion of the Order. Accrued liabilities at December 31, 2011 include $235,540 to reflect the order.

Peter Khoury

The Company’s former CEO Peter Khoury filed an arbitration proceeding against it on October 10, 2010, and filed an action against the Company in Miami-Dade County in October 2010 which was amended in November 2011 but which was not served on the Company until December 2011, asserting claims for payment of amounts alleged to be due in connection with his services provided to the Company totaling over $400,000 in cash, 1.8 million shares of common stock and an additional $250,000 in shares of common stock.  The Company is in settlement discussions with the plaintiff relating to this matter. Accounts payable and accrued liabilities at December 31, 2011 include $52,483 and $131,000, respectively, to reflect a potential settlement.

The DeCarlo Group

A lawsuit was filed by the DeCarlo Group on November 24, 2010 in Miami-Dade County Courthouse for over $400,000 claimed in connection with CFO and accounting services allegedly rendered to the Company.  It is our position that the Company was overcharged in connection with the services rendered and that no amounts are due. DeCarlo is again seeking a new attorney to represent him in this matter. We have filed a motion to dismiss on various grounds and intend to otherwise defend ourselves vigorously in this matter, but the outcome of the action cannot be predicted.

Siegel

A lawsuit was filed by Frances Siegel, the mother of a former officer and director of the Company, on January 20, 2011 in Miami-Dade County Courthouse for $300,000 plus interest claimed in connection with an alleged investment in the Company back in 2003. The parties have begun preliminary discovery and participated in a mediation session. The Company intends to defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

GlobeTel Wireless Europe GmbH

A lawsuit was filed by Rechtsanwalt Harry Kressel, Court Appointed Insolvency Administrator of the Assets of GlobeTel Wireless Europe GmbH, on March 8, 2011 in the Circuit Court in Brevard County, FL for $165,000 plus interest claimed in connection with the default of the Company on a parent company guaranty with GlobeTel Wireless Europe. We reached a settlement with GlobeTel Wireless Europe resolving this lawsuit, without admitting or denying the allegations. Under the terms of the settlement, we are required to pay them $80,000 over a twelve month period; provided, however, that the total amount is reduced to $65,000 if such amount is paid on or before July 6, 2012. Accounts payable at December 31, 2011 includes $80.000 to reflect the settlement.

Dohan

We filed a lawsuit on November 3, 2008, in the Florida Circuit Court for the Eleventh Circuit in Miami-Dade County, FL against our former auditors, Dohan Brown Salum + Ferro CPA PA n/k/a Dohan Salum + Company CPA PA and the individual auditors who performed work for us.  The claim asserts that but for the professional negligence of the audit firm in failing to observe GAAP and other accounting and auditing standards, we would not have incurred the substantial fees and professional expenses necessary to restate our financials and defend allegations of wrongdoing asserted by the SEC against us. We have filed an amended complaint to add claims. Dohan and Company, P.A., C.P.A.’s filed a related lawsuit against us on July 29, 2011 in the same court alleging unpaid professional accounting fees of $126,820, which case has now been combined with our lawsuit.  The parties have begun preliminary discovery. The Company intends to defend itself vigorously in this matter, but the outcome of the action cannot be predicted.

F-38

IRS

During 2010 and 2009, we, under our former name Sanswire Corp., incurred and reported to the Internal Revenue Service (“IRS”) payroll tax liabilities (and deposited the appropriate withholding amounts) during the normal course of business at each payroll cycle.  The Company has reported its payroll tax liabilities for all the tax periods in 2007 and 2008, however, it failed to deposit the appropriate withholding amounts for those periods We recognized this issue and, accordingly, contacted the IRS to make arrangements to pay any taxes due. One such matter has been resolved with the IRS, and we currently estimate the amount involved in the second matter to be approximately $200,000.  We may be subject to additional penalties and interest from the IRS in connection with these payroll tax matters.   We are engaged in discussions with the IRS to settle this matter and have filed an Offer in Compromise with the IRS. The IRS has not agreed to the Company’s offer to settle the tax liability as of the date hereof and the matter is before the IRS Appeals Office.

The Company provides indemnification, to the extent permitted by law, to our officers, directors, employees and agents for liabilities arising from certain events or occurrences while the officer, director, employee, or agent is or was serving at our request in such capacity.

NOTE 15. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date. The following material subsequent events were as follows:

On February 2, 2012, the Company closed on a Securities Purchase Agreement with a California-based institutional investor (the “Investor”) for an aggregate of $5.5 million. The $500,000 initial tranche was funded at the closing in connection with a Convertible Debenture due in February 2015 and an Equity Investment Agreement (the “EIA”). Pursuant to the EIA, the Investor agreed to invest an additional $5.0 million in monthly tranches beginning on the effectiveness of a registration statement the Company filed with the Securities and Exchange Commission, but not prior to 91 days following the closing. The Investor also has the right to purchase an additional $5.0 million of the Company’s common stock at an exercise price of $0.21 per share for a period of three years. The Company intends to use the proceeds of the financing to expand the operations and continue efforts to commercialize and market the mid-altitude Argus One airship and various GTC products, and develop its next generation of airships with longer durations, higher altitudes and increased payload capacities.

In February 2012, the Company filed both a U.S. utility patent application and a patent application under the Patent Cooperation Treaty for an airship design and method of controlling the airship based on our Argus One UAV.

F-39

GLOBAL TELESAT CORP.

INDEPENDENT AUDITORS’ REPORT

To the Stockholder of

Global Telesat Corp.

We have audited the accompanying balance sheets of Global Telesat Corp. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Telesat Corp. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosen Seymour Shapss Martin & Company, LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, NY

August 5, 2011

F-40

GLOBAL TELESAT CORP.

BALANCE SHEETS

	DECEMBER 31,
	2010	2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$40,765	$150,637
Accounts receivable	-	107,196
Loans receivable	-	50,000
Inventory	37,875	122,008
Investments	353,743	366,301
Prepayments and other current assets	133,935	1,009

Total current assets	566,318	797,151

PROPERTY AND EQUIPMENT , net of accumulated depreciation of $3,220 in 2010	-	-

TOTAL ASSETS	$566,318	$797,151

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$31,550	$13,666
Accrued expenses	250,401	158,358
Notes payable - current portion	129,805	375,597

Total current liabilities	411,756	547,621

LONG-TERM DEBT
Notes payable - net of current portion (includes stockholder loans of $312,340 and $0 at December 31, 2010 and 2009, respectively.)	874,554	692,019

Total liabilities	1,286,310	1,239,640

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, no par, 100 shares authorized, issued and outstanding	100	100
Accumulated deficit	(642,128)	(204,412)
Accumulated other comprehensive loss	(77,964)	(238,177)

Total stockholder’s equity (deficit)	(719,992)	(442,489)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$566,318	$797,151

The accompanying notes are an integral part of these financial statements.

F-41

GLOBAL TELESAT CORP.

STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2010	2009

SALES	$562,934	$2,674,773

COST OF GOODS SOLD	405,729	2,007,450

GROSS PROFIT	157,205	667,323

OPERATING EXPENSES
Selling expenses	15,959	79,201
General and administrative expenses	212,185	361,642
Research and development	250,000	-

	478,144	440,843

INCOME (LOSS) FROM OPERATIONS	(320,939)	226,480

OTHER EXPENSES
Interest expense - net	62,628	74,504
Realized loss on investments	85,720	6,866

	148,348	81,370

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(469,287)	145,110

PROVISION (BENEFIT) FOR INCOME TAXES	(31,571)	62,693

NET INCOME (LOSS)	$(437,716)	$82,417

The accompanying notes are an integral part of these financial statements.

F-42

GLOBAL TELESAT CORP.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

	Common Stock			Accumulated Other
	Number of Shares	Amount	Accumulated Deficit	Comprehensive Income (Loss)	Total

Balance - January 1, 2009	100	$100	$(286,829)	-	$(286,629)

Comprehensive income
Net income			82,417		82,417
Other comprehensive income:
Net unrealized loss on investments				(238,177)	(238,177)

Balance – December 31, 2009	100	$100	(204,412)	(238,177)	(442,489)

Comprehensive income
Net income (loss)			(437,716)		(437,716)
Other comprehensive income:
Net unrealized gain on investments				160,213	160,213

Balance - December 31, 2010	100	$100	$(642,128)	$(77,964)	$(719,992)

The accompanying notes are an integral part of these financial statements

F-43

GLOBAL TELESAT CORP.

STATEMENTS OF CASH FLOWS

	YEARS ENDING DECEMBER 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(437,716)	$82,417

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	-	3,220
Change in operating assets and liabilities:
Accounts receivable	107,196	123,827
Inventory	84,133	(19,008)
Prepayments and other current assets	(132,926)	14,151
Accounts payable	17,884	(538,646)
Accrued expenses	92,043	138,358

Net cash used in operating activities	(269,386)	(195,681)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase and sales of investments - (net)	172,771	(539,478)
Purchase of office equipment	-	(3,220)

Net cash provided by (used in) investing activities	172,771	(542,698)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans receivable	50,000	177,500
Borrowings of loans payable	312,340	350,000
Repayment of loans payable	(375,597)	(757,162)

Net cash used in financing activities	(13,257)	(229,662)

NET DECREASE IN CASH	(109,872)	(968,041)
CASH - BEGINNING OF YEAR	150,637	1,118,678
CASH - END OF YEAR	$40,765	$150,637

SUPPLEMENTAL INFORMATION:
Income taxes paid	$52,803	$48,052
Interest paid	$59,471	$73,765

NON-CASH INVESTING AND FINANCING ACTIVITES
Conversion of notes receivable for common stock in World Surveillance Group Inc.	$50,000	$-

The accompanying notes are an integral part of these financial statements

F-44

GLOBAL TELESAT CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

NOTE 1 - ORGANIZATION OF COMPANY AND OPERATION

Global Telesat Corp. (the “Company”) was organized in the state of Virginia on June 27, 2003 to primarily take advantage of the US Government’s requirement for highly specialized tracking and surveillance technology. Since formation, the Company has become a provider of asset tracking and monitoring solutions for governments, commercial users and individuals. The Company provides custom made tracking and monitoring systems and devices and specializes in providing service using the extensive Globalstar low orbit satellite network.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenues from sales are recorded when all four of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and title has transferred or services have been rendered; (3) our price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Accounts Receivable

Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Management reviews the accounts receivable for potential doubtful accounts and maintains an allowance for estimated uncollectible amounts which was -0- at December 31, 2010 and 2009. Accounts receivable are written off when management determines that they become uncollectible.

Inventory

Inventory is stated at the lower of costs, determined on a first-in, first-out basis, or market, which represents management’s best estimate of market value. Management regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on forecasts of future product demand.

Concentrations of Risk

Financial instruments, which potentially subject Global Telesat Corp. to concentrations of risk, consist of cash and cash equivalents and investments.

Cash

The Company places its U.S. cash balances with high credit quality financial institutions.  Under the current FDIC’s Dodd-Frank Wall Street Reform and Consumer Protection Act the Company’s non-interest bearing business checking accounts were fully insured through December 31, 2012. In addition, the Company maintains cash balances in the United Kingdom, which did not exceed United Kingdom Financial Services Authority (“FSA”) limits.

Investments

The Company places its temporary cash invest-ments and equity securities with brokerage firms and limits the amount of credit exposure to any one firm.  These balances are insured up to $500,000 by the Securities Investor Protection Corporation (SIPC).  At December 31 2009 and 2010, the Company’s investment balances did not exceed SIPC insurable limits.

F-45

Cash Equivalents

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

Investments

The Company carries its investments in equity securities at fair value, based on quoted market prices.  Security transactions are recorded on a trade date basis. Realized gains and losses are determined by the specific identification method and are included in income. Unrealized gains and losses on securities available-for-sale are reported as a component of accumulated other comprehensive income.

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date.  Equity securities are classified as “available-for-sale.”  At December 31, 2010 and 2009, the Company had no trading securities, or investments in debt securities that it plans to hold to maturity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets.

Income Taxes

Generally accepted accounting principles in the United States (GAAP) prescribe a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  It also provides guidance on derecognition, measurement and classification of amounts relating to uncertain tax positions, accounting for interest and penalties and disclosures.  As of December 31, 2010, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company’s income tax returns for the years ended December 31, 2007 through December 31, 2010 can still be examined by the taxing authorities.

The Company records provisions for federal and various state income taxes based on year-end income.

The Company recognizes deferred tax assets and liabilities for the estimated future tax effects of events that will be recognized in its financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance will be established, when necessary, to reduce deferred tax assets to the amount of future tax benefits expected to be realized. Unexpired net operating losses amount to approximately $87,000, which can be utilized under certain circumstances as a carry-back of 2 years and a carry-forward for a period of 20 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - ACCOUNTS RECEIVABLE

	December 31,
	2010	2009
Accounts receivable are as follows:
Defense Finance & Accounting Services	$-	$98,675
Eastcor Engineering	-	8,521
	$-	$107,196

F-46

NOTE 4 - INVENTORY

	2010	2009
Inventory consists of the following:
Modems	$37,875	$79,875
Other satellite communication equipment	-	42,133
	$37,875	$122,008

NOTE 5 – INVESTMENTS

Investments are initially recorded at their acquisition cost (including brokerage and other transaction fees) if purchased and at fair value if they were received as a contribution.

GAAP   defines fair value, establishes a framework for measuring fair value, and establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.  Valuation techniques that are consistent with the market, income or cost approach, as specified by GAAP are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities, the Company has the ability to access.

Level 2 inputs are inputs (other than quoted prices included within level 1) that are observable for the asset or liability, either directly or indirectly.

Level 3 are unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.  (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company’s own data.)

The Company’s investments consist of an investment in World Surveillance Group Inc. (Formerly Sanswire Corp.) which has been measured using level 1 in the fair value hierarchy. The fair value of this investment was $353,743 and $366,301 at December 31, 2010 and 2009, respectively.

NOTE 6 - PREPAIDS AND OTHER CURRENT ASSETS

	December 31,
	2010	2009
Globalstar voice credits	61,450	-
Income taxes	68,131	-
Rents	4,354
Tax refund	-	1,009
	$133,935	$1,009

F-47

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Management capitalizes items in excess of $1,000. Minor replacements and maintenance and repairs items are charged to expenses as incurred. Upon disposal or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the Company recognizes a gain or loss.

On April 15, 2010, the Company purchased, for $250,000, a 50% ownership in an airship, which requires further development and engineering work before it can be used to demonstrate to existing and potential customers. The airship was purchased from Sanswire Corp., whose name changed to World Surveillance Group Inc. On May 25, 2011 World Surveillance Group Inc. purchased Global Telesat Corp. (See Note 14 - Subsequent Events).

 The Company entered into an agreement with Eastcor Engineering LLC and assigned 50% of its ownership interest or 25% ownership of the airship to Eastcor. Eastcor will complete the development of the airship to become an unmanned remote controlled airship designated as SkySat thereby enhancing the value of the Company.

	December 31,
	2010	2009
Office equipment	3,220	3,220
	3,220	3,220
Less: Accumulated depreciation	3,220	3,220

Total	$-	-

There was no depreciation expense for the years ended December 31, 2010 and 2009.

NOTE 8 - ACCOUNTS PAYABLE

	December 31,
	2010	2009
Accounts payable are as follows:

Legal	$14,029	$-
Eastcor Engineering (office rent)	1,854	1,854
Regus (office rent)	-	795
American Express	15,002	11,017
Other	665	-
	$31,550	$13,666

NOTE 9 - ACCRUED EXPENSES

	December 31,
	2010	2009
Accrued expenses payable are as follows:

Consulting fees	$210,360	$79,110
Legal fees	-	38,037
Accounting fees	25,000	22,500
Interest expense	12,287	4,070
Income taxes	-	14,641
Other	2,754	-
	$250,401	$158,358

F-48

NOTE 10 - NOTES PAYABLE

Notes payable are due to the following:

	December 31,
	Due On	Interest Rate	2010	2009
Rose Nominees - (A)	Nov. 1, 2015	6%	$692,019	$814,283

Rose Nominees	Demand	8%	-	253,333

Growth Enterprise - (B)	May 14, 2015	3%	262,340	-

Growth Enterprise - (B)	June 10, 2015	3%	50,000	-

Total			$1,004,359	$1,067,616

Less current portion - due in one year			129,805	375,597

Long-term portion – due in over one year			$874,554	$692,019

Current maturities of notes payable are as follows:

2011	$129,805
2012	137,811
2013	146,311
2014	155,335
2015	435,097

(A)  January 1, payments due are made in December

(B)  Related party – stockholder loan.

F-49

NOTE 11 – INCOME TAXES

Federal and state income tax provision (benefit) for the years ended December 31, 2010 and 2009 was computed at statutory income tax rates and is presented below:

	2010	2009

Federal:
Current	$(38,650)	$39,042
Deferred	-	-

	(38,650)	39,042

State:
Current	7,079	23,601
Deferred	-	-

	7,079	23,601

Income tax provision (benefit)	$(31,571)	$62,693

As of December 31, 2010, the Company had approximately $87,000 of net operating loss (NOL), which it will carry-back 2 years.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company leases its office facilities in Easton, MD under a month-to-month operating lease and has no commitments or future minimum lease payments remaining.

Rent expense amounted to $28,369 and $30,530 for the years ended December 31, 2010 and 2009, respectively

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company made payments of $120,000 in 2010 and $380,644 in 2009 to affiliated companies controlled and owned by the President of Global Telesat Corp. In addition to general management services, these affiliated companies also provided website, legal, accounting and administrative support.

The Company purchases and sells satellite communication hardware and airtime with an affiliated company when pricing provides a modest discount to those used in transacting business with unrelated parties. During 2010 and 2009, the Company recorded sales to an affiliated company of $107,937 and $36,689, respectively, and purchases from the affiliated company of $78,180 and $2,550, respectively.

During 2010, the Company obtained two loans for $262,340 and $50,000 from an affiliated company controlled by a major shareholder; both loans bear interest at 3% per year.

Sanswire Corp., now World Surveillance Group Inc., sold a 50% ownership in an airship to the Company on April 15, 2010 for $250,000 (See Note 7 - Property and Equipment). In addition, the Company has investments in World Surveillance Group Inc. On December 31, 2010 and 2009, the Company owned 4,211,226 and 5,230,876 shares, respectively.

F-50

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated its subsequent events through August 5, 2011, the date the accompanying financial statements were available to be issued. The Company has the following material subsequent events:

On May 25, 2011 Global Telesat Corp. entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with World Surveillance Group (f/k/a Sanswire Corp.) pursuant to which, World Surveillance Group Inc. acquired 100% of the outstanding capital stock of the Company. Upon settlement of the acquisition the sole stockholder of Global Telesat Corp. repaid all notes payable.

F-51

GLOBAL TELESAT CORP.

BALANCE SHEETS

	MARCH 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$30,668	$93,015
Accounts receivable	9,941	5,820
Loans and other receivables	73,881	60,000
Inventory	38,625	72,375
Investments	246,921	273,542
Prepayments and other current assets	111,355	112,227

Total current assets	511,391	616,979

PROPERTY AND EQUIPMENT , net of accumulated depreciation of $3,220 in 2011	-	-

TOTAL ASSETS	$511,391	$616,979

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	26,407	6,195
Accrued expenses	306,575	248,880
Notes payable - current portion	131,106	363,478

Total current liabilities	464,088	618,553

LONG-TERM DEBT
Notes payable - net of current portion (includes shareholder loans of $312,340 and $0 at March 31, 2011 and 2010, respectively.	852,155	670,922

Total liabilities	1,316,243	1,289,475

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, no par, 100 shares authorized, issued and outstanding	100	100
Accumulated other comprehensive loss	(712,516)	(374,973)
Accumulated deficit	(92,436)	(297,623)

Total stockholder’s equity (deficit)	(804,852)	(672,496)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$511,391	$616,979

The accompanying notes are an integral part of these financial statements.

F-52

GLOBAL TELESAT CORP.

STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED MARCH 31,
	2011	2010

SALES	$129,100	$45,259

COST OF GOODS SOLD	91,583	55,314

GROSS PROFIT (LOSS)	37,517	(10,055)

OPERATING EXPENSES

Selling expenses	53,183	8,103
General and administrative expenses	32,845	44,765

	86,028	52,868

LOSS FROM OPERATIONS	(48,511)	(62,923)

OTHER EXPENSES
Interest expense	10,087	15,018
Realized loss on investments	11,290	-

	21,377	15,018

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(69,888)	(77,941)

PROVISION (BENEFIT) FOR INCOME TAXES	500	15,270

NET LOSS	$(70,388)	$(93,211)

The accompanying notes are an integral part of these financial statements.

F-53

GLOBAL TELESAT CORP.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

	Common Stock			Accumulated Other
	Number of Shares	Amount	Accumulated Deficit	Comprehensive Income (Loss)	Total

Balance - December 31, 2010	100	$100	$(642,128)	$(77,964)	$(719,992)

Comprehensive income
Net loss			(70,388)		(70,388)
Other comprehensive income:
Net unrealized gain (loss) on investments				(14,472)	(14,472)

Balance – March 31, 2011	100	$100	$(712,516)	$(92,436)	$(804,852)

The accompanying notes are an integral part of these financial statements

F-54

GLOBAL TELESAT CORP.

STATEMENTS OF CASH FLOWS

	THREE MONTHS ENDED MARCH 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(70,388)	$(93,211)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Accounts receivable	(9,941)	101,376
Other receivables	(73,881)	-
Inventory	(750)	49,633
Prepayments and other current assets	65,580	(111,218)
Accounts payable	(5,143)	(7,471)
Accrued expenses	56,174	90,522

Net cash used in operating activities	(38,349)	29,631

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase and sales of investments	49,350	(44,037)

Net cash provided by (used in) investing activities	49,350	(44,037)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance of loan receivable	-	(10,000)
Repayment of notes payable	(21,098)	(33,216)

Net cash provided by (used in) financing activities	(21,098)	(43,216)

NET DECREASE IN CASH	(10,097)	(57,622)
CASH - BEGINNING OF PERIOD	40,765	150,637
CASH - END OF PERIOD	$30,668	$93,015

SUPPLEMENTAL INFORMATION:
Income taxes paid	$5,750	$9,890
Interest paid	$7,077	$12,065

The accompanying notes are an integral part of these financial statements

F-55

GLOBAL TELESAT CORP.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

NOTE 1 - ORGANIZATION OF COMPANY AND OPERATION

Global Telesat Corp. (the “Company”) was organized in the state of Virginia on June 27, 2003 to primarily take advantage of the US Government’s requirement for highly specialized tracking and surveillance technology. Since formation, the Company has become a  provider of asset tracking and monitoring solutions for governments, commercial users and individuals. The Company provides custom made tracking and monitoring systems and devices and specializes in providing service using the extensive Globalstar low orbit satellite network.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenues from sales are recorded when all four of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and title has transferred or services have been rendered; (3) our price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Accounts Receivable

Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Management reviews the accounts receivable for potential doubtful accounts and maintains an allowance for estimated uncollectible amounts, which was 0 at March 31, 2011 and 2010. Accounts receivable are written-off when management determines that they become uncollectible.

Inventory

Inventory is stated at the lower of costs, determined on a first-in, first-out basis, or market, which represents management’s best estimate of market value. Management regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on forecasts of future product demand.

Concentrations of Risk

Financial instruments which potentially subject Global Telesat Corp. to concentrations of risk, consist of cash and cash equivalents and investments.

Cash

The Company places its U.S. cash balances with high credit quality financial institutions.  Under the current FDIC’s Dodd-Frank Wall Street Reform and Consumer Protection Act the Company’s non-interest bearing business checking accounts were fully insured through December 31, 2012. In addition, the Company maintains cash balances in the United Kingdom, which did not exceed United Kingdom Financial Services Authority (“FSA”) limits.

Investments

The Company places its temporary cash investments and equity securities with brokerage firms and limits the amount of credit exposure to any one firm.  These balances are insured up to $500,000 by the Securities Investor Protection Corporation (SIPC).  At March 31, 2011 and 2010, the Company’s investment balances did not exceed SIPC insurable limits.

Cash Equivalents

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

F-56

Investments

The Company carries its investments in equity securities at fair value, based on quoted market prices.  Security transactions are recorded on a trade date basis. Realized gains and losses are determined by the specific identification method and are included in income. Unrealized gains and losses on securities available-for-sale are reported as a component of accumulated other comprehensive income.

Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date.  Equity securities are classified as “available-for-sale.”  At March 31, 2011 and 2010, the Company had no trading securities, or investments in debt securities that it plans to hold to maturity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets.

Income Taxes

Generally accepted accounting principles in the United States (GAAP) prescribe a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  It also provides guidance on derecognition, measurement and classification of amounts relating to uncertain tax positions, accounting for interest and penalties and disclosures.  As of March 31, 2011, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company’s income tax returns for the years ended December 31, 2007 through December 31, 2010 can still be examined by the taxing authorities.

The Company records provisions for federal and various state income taxes based on year-end income.

The Company recognizes deferred tax assets and liabilities for the estimated future tax effects of events that will be recognized in its financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance will be established, when necessary, to reduce deferred tax assets to the amount of future tax benefits expected to be realized. Unexpired net operating losses amount to approximately $87,000, which can be utilized under certain circumstances as a carry-back of 2 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - ACCOUNTS RECEIVABLE

	March 31,
Accounts receivable are as follows:	2011	2010

Cornerturn	$9,500	$-
Eastcor Engineering	441	70
Global Telesat Communications	-	5,750
	$9,941	$5,820

F-57

NOTE 4 - INVENTORY

	March 31,
Inventory consists of the following:	2011	2010

Modems	$38,625	$72,375

NOTE 5 - INVESTMENTS

Investments are initially recorded at their acquisition cost (including brokerage and other transaction fees) if purchased and at fair value if they were received as a contribution.

GAAP   define fair value, establishes a framework for measuring fair value, and establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.  Valuation techniques that are consistent with the market, income or cost approach, as specified by GAAP, are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 inputs are inputs (other than quoted prices included within level 1) that are observable for the asset or liability, either directly or indirectly.

Level 3 are unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.  (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company’s own data.)

The Company’s fair value investments consist of an investment in World Surveillance Group Inc. which has been measured using level 1 in the fair value hierarchy. The fair value of this investment was $246,921 and $273,542 at March 31, 2011 and 2010, respectively.

NOTE 6 - PREPAID ASSETS AND OTHER CURRENT ASSETS

	March 31,
	2011	2010

Globalstar voice credits	$68,355	$39,412
Hardware/Airtime	-	18,934
Deposit - Airship	-	50,000
Income taxes	43,000	3,881
	$111,355	$112,227

F-58

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Management capitalizes items in excess of $1,000. Minor replacements and maintenance and repairs items are charged to expenses as incurred. Upon disposal or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the Company recognizes a gain or loss.

On April 15, 2010, the Company purchased, for $250,000, a 50% ownership in an airship, which requires further development and engineering work before it can be used to demonstrate to existing and potential customers. The airship was purchased from Sanswire Corp., whose name changed to World Surveillance Group Inc. On May 25, 2011 World Surveillance Group Inc. purchased Global Telesat Corp. (See Note 14 - Subsequent Events).

The Company entered into an agreement with Eastcor Engineering LLC and assigned 50% of its ownership interest or 25% ownership of the airship to Eastcor. Eastcor will complete the development of the airship to become an unmanned remote controlled airship designated as SkySat thereby enhancing the value of the Company.

	March 31,
	2011	2010

Office equipment	3,220	3,220
	3,220	3,220
Less: Accumulated depreciation	3,220	3,220

Total	$-	-

There was no depreciation expense for the three months ended March 31, 2011 and 2010.

NOTE 8 - ACCOUNTS PAYABLE

Accounts payable are as follows:	March 31,
	2011	2010
Legal	$16,729	$-
Eastcor Engineering	1,668	-
American Express	8,010	6,086
Barclays Visa	-	109

Total	$26,407	$6,195

F-59

NOTE 9 - ACCRUED EXPENSES

	March 31,
Accrued expenses payable are as follows:	2011	2010
Consulting fees	$243,173	$111,923
Other liabilities	-	48,830
Legal fees	5,625	22,206
Accounting fees	40,000	27,500
Interest expense	15,506	10,126
Income taxes	500	23,902
Payroll taxes	1,039	4,105
Tax penalties	732	288
	$306,575	$248,880

NOTE 10 - NOTES PAYABLE

Notes payable are due to the following:

	March 31,
	Due	Interest
	On	Rate	2011	2010
Rose Nominees (A)	Nov. 1, 2015	6%	$670,921	$784,400

Rose Nominees	Demand	8%	-	250,000

Growth Enterprise (B)	May 14, 2015	3%	262,340	-

Growth Enterprise (B)	June 10, 2015	3%	50,000	-

Total			$983,261	$1,034,400
Less current portion - due in one year			131,106	363,478
Long-term portion – due in over one year			$852,155	$670,922

Current maturities of notes payable are as follows:

2011	131,106
2012	139,193
2013	147,778
2014	156,892
2015	408,292

(A)  January 1, payments due are made in December

(B)  Related party – stockholder loan.

NOTE 11 – INCOME TAXES

Federal and state income tax provision (benefit) for the three months ended March 31, 2011 and 2010 was computed at statutory income tax rates and is presented below:

F-60

	2011	2010

Federal:
Current	$-	$-
Deferred	-	-

State:
Current	500	15,270
Deferred	-	-

Income tax (benefit) provision	$500	$15,270

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company leases its office facilities in Easton, MD under a month-to-month operating lease and has no commitments or future minimum lease payments remaining.

Rent expense amounted to $11,241 and $6,381 for the quarters ended March 31, 2011 and 2010, respectively

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company made payments of $71,316 during the first quarter of 2011 and $6,000 during the first quarter of 2010 to affiliated companies controlled and owned by the President of Global Telesat Corp. In addition to general management services, these affiliated companies also provided website, legal, accounting and administrative support.

The Company purchases and sells satellite communication hardware and airtime with an affiliated company when pricing provides a modest discount to those used in transacting business with unrelated parties. During the first three months in 2011 and 2010, the Company recorded sales to an affiliated company of $97,737 and $30,807, respectively, and purchases from the affiliated company of $2,012 and $16,704, respectively.

Sanswire Corp., now World Surveillance Group Inc., sold a 50% ownership in an airship to the Company on April 15, 2010 for $250,000 (See Note 7 - Property and Equipment). In addition, the Company has investments in World Surveillance Group, Inc.

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated its subsequent events through August 5, 2011, the date the accompanying financial statements were available to be issued. The Company has the following material subsequent events:

On May 25, 2011 Global Telesat Corp. entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with World Surveillance Group (f/k/a Sanswire Corp.) pursuant to which, World Surveillance Group Inc. acquired 100% of the outstanding capital stock of the Company. Upon settlement of the acquisition the sole stockholder of Global Telesat Corp. repaid all notes payable.

F-61

Unaudited pro forma condensed

Consolidated financial statements

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010, and the three month period ended March 31, 2011, combine the historical consolidated statements of operations of World Surveillance Group, Inc. and its subsidiaries for the year ended December 31, 2010, and the three month period ended March 31, 2011, and the statements of operations for Global Telesat Corp. for the year ended December 31, 2010 and the three month period ended March 31, 2010, in each case giving effect to the GTC Acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to, among other things, the acquisition of Global Telesat Corp. which will be accounted for as a purchase in accordance with ASC 805-10 “Business Combinations.” Under acquisition accounting, the total acquisition consideration will be allocated to the Global Telesat Corp assets and liabilities acquired based upon management’s preliminary estimates of fair value. The final allocation of the acquisition consideration will be based upon management’s final valuation analysis. Any adjustments based on that final valuation may change the allocations of the acquisition consideration, which could affect the fair value assigned to the assets and liabilities and result in a change to the unaudited pro forma condensed consolidated financial statements. Any such changes may be material.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot assure you that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Acquisition taken place on the dates noted or the future financial position or operating results of the combined company.

F-62

 WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	COMPANY AS REPORTED (12/31/10)	GLOBAL TELESAT CORP. (12/31/10)		PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUE	$250,000	$562,934	(1)	$(250,000)	$562,934
COST OF SALES	-	405,729		-	405,729

OPERATING EXPENSES	6,495,101	228,144		-	6,723,245
RESEARCH AND DEVLOPMENT	2,162,837	250,000		-	2,412,837
DEPRECIATION	-	-	(2)	(140,000)	140,000

LOSS FROM OPERATIONS	(8,407,938)	(320,939)		(390,000)	(9,118,877)

NONOPERATING EXPENSES	(1,388,072)	(148,348	)(3)	62,628	(1,473,792)
INCOME TAX BENEFIT		31,571			31,571

NET LOSS	$(9,796,010)	$(437,716)		$(327,372)	$(10,561,098)

TOTAL NET LOSS PER SHARE:
BASIC	$(0.03)				$(0.03)
DILUTED	$(0.03)				$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	293,619,380				323,619,380
DILUTED	293,619,380				323,619,380

F-63

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(1)	To eliminate intercompany sale of airship

Revenues	$(250,000)

(2)	To reflect depreciation on step-up to fair value on acquired property and equipment

Depreciation	$140,000

(3)	To reflect elimination of interest expense due to pay-off of notes payable on acquisition date

Interest expense	$(62,628)

F-64

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011

	COMPANY AS REPORTED (3/31/11)	GLOBAL TELESAT CORP. (3/31/11)	PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUE	$-	$129,100		$129,100

OPERATING EXPENSES	684,180	177,611		861,791
DEPRECIATION		(1)	35,000	35,000

LOSS FROM OPERATIONS	(684,180)	(48,511)	(35,000)	(767,691)

NONOPERATING INC (EXP)	3,087,397	(21,377)(2)	10,087	3,076,107
PROVISION FOR INCOME TAX	-	(500)		(500)

NET LOSS	$2,403,217	$(70,388)	$(24,913)	$2,307,916

TOTAL NET LOSS PER SHARE:
BASIC	$0.01			$0.01
DILUTED	$0.01			$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	327,082,203			327,415,536
DILUTED	330,340,736			330,674,069

F-65

WORLD SURVEILLANCE GROUP INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011

(1)	To reflect depreciation on step-up to fair value on acquired property and equipment

Depreciation	$35,000

(2)	To reflect elimination of interest expense due to pay-off of notes payable on acquisition date

Interest expense	$(10,087)

F-66

50,000,000

Shares of Common Stock

PROSPECTUS

____________, 2012

Until           , 2012, all dealers that effect transactions in these securities may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale of the securities being registered. All amounts are estimated except the SEC registration fee. All the expenses below will be paid by us.

SEC registration fee	$229
Legal fees and expenses	3,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	1,000
Total	$14,229

Item 14.	Indemnification of Directors and Officers

Our restated certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

II-1

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; and

•	from any transaction from which the director derived an improper personal benefit.

In addition, we have entered into indemnification agreements with our directors, officers and some employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing discussion of our restated certificate of incorporation, our indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, indemnification agreements or laws.

Item 15.	Recent Sales of Unregistered Securities

During the last three years, the Registrant made sales of the following unregistered securities:

During the year ended December 31, 2011, we issued an aggregate of 104,345,601 shares of common stock for cash, the settlement of debt, board compensation, consulting agreements and for services to investors, board members, consultants and partners. Of the shares of common stock issued, 27,354,998 shares were issued for cash valued at $0.075, or $2,051,625 (net of offering costs) and 59,850,000 shares (30 million shares of which were issued in connection with the GTC acquisition), or 57% were issued to insiders and affiliates, as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, Rule 506, promulgated under the Securities Act of 1933. The common stock issued for cash was valued at  $0.075 while other issuances were valued at prices based on the closing market prices on the date the Board of Directors authorized the issuances.

During the year ended December 31, 2010, we issued an aggregate of 59,497,973 shares of common stock for cash, the settlement of debt, board compensation, consulting agreements and for services to investors, board members, consultants and partners. Of the shares of common stock issued, 23,111,159 shares were issued for cash valued at $0.075, or $1,703,129 (net of offering costs) and 21,666,667 shares, or 36% were issued to insiders and affiliates, as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, Rule 506, promulgated under the Securities Act of 1933. The common stock issued for cash was valued $0.075 while other issuances were valued at prices based on the closing market prices on the date the board of directors authorized the issuances.

During the year ended December 31, 2009, we issued an aggregate of 2,970,346 shares of common stock in connection with the settlement of debt, 17,934,999 shares of common stock related to consulting services rendered to us, 75,000 shares of common stock upon the exercise of employee stock options, 35,387,971 shares of common stock upon the conversion of notes payable and the payment of accrued interest, 12,500,000 shares of common stock for services rendered to us in the form of performance bonuses to employees, officers and directors, 8,418,255 shares of common stock for cash, and 1,050,000 shares of common stock as payment for directors fees.

On May 5, 2009, the Company entered into three conversion agreements pursuant to which the Company agreed to convert an aggregate of $625,994 in consulting fees and wages owed to several parties for services rendered from 2007 to 2009 into an aggregate of 100,000 shares of Series E Preferred Stock.  These conversion agreements have been rescinded.

II-2

The above securities were offered and issued in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the Securities Act) and/or Rule 506 promulgated under the Securities Act.  The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.  In certain issuances of common stock for cash, the Company paid a placement agent a fee of either (i) ten percent (10%) in cash, or (ii) ten percent (10%) in cash and five percent (5%) in stock, of certain amounts of capital raised.

Item 16.	Exhibits and Financial Statements

(a) Exhibits

The exhibits set forth commencing on page II-6 are incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

Item 17.	Undertakings

1.           The undersigned registrant hereby undertakes:

a.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

b.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.           For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-3

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

e.           To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

f.           That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

g.           That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kennedy Space Center, State of Florida, on the 11th day of April, 2012.

WORLD SURVEILLANCE GROUP INC.

By:	/s/ Glenn D. Estrella
Glenn D. Estrella
President and Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn D. Estrella and W. Jeffrey Sawyers, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of World Surveillance Group Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn D. Estrella	Chief Executive Officer, President and Director (Principal Executive Officer)	April 11, 2012
Glenn D. Estrella

/s/ W. Jeffrey Sawyers	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 11, 2012
W. Jeffrey Sawyers

/s/ Michael K. Clark	Director	April 11, 2012
Michael K. Clark

/s/ Kevin S. Pruett	Director	April 11, 2012
Kevin S. Pruett

/s/ Wayne P. Jackson	Director	April 11, 2012
Wayne P. Jackson

/s/ Anita S. Hulo	Director	April 11 2012
Anita S. Hulo

II-5

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated By-Laws of the Company (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 7, 2011 and incorporated herein by reference)
3.2	Restated Certificate of Incorporation (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2011 and incorporated herein by reference)
3.3	Certificate of Ownership of Sanswire Corp. and World Surveillance Group Inc. dated April 4, 2011 (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 19, 2011 and incorporated herein by reference)
4.1	Form of Class A Warrant (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 24, 2009 and incorporated herein by reference)
4.2	Form of Class B Warrant (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 24, 2009 and incorporated herein by reference)
4.3	Securities Purchase Agreement, dated November 10, 2010, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on November 10, 2010 and incorporated herein by reference)
4.4	Form of Common Stock Purchase Warrant (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 1, 2011 and incorporated herein by reference)
4.5	Securities Purchase Agreement, dated November 23, 2010, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2011 and incorporated herein by reference)
4.6	Form of Common Stock Purchase Warrant (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2011 and incorporated herein by reference)
4.7	Stock Purchase Agreement, dated May 2, 2011, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 9, 2011 and incorporated herein by reference)
4.8	Registration Rights Agreement, dated May 2, 2011, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 9, 2011 and incorporated herein by reference)
4.9	Stock Purchase Agreement, dated May 27, 2011, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on June 2, 2011 and incorporated herein by reference)
4.10	Registration Rights Agreement, dated May 27, 2011, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on June 2, 2011 and incorporated herein by reference)
4.11	Securities Purchase Agreement, dated November 2, 2011, by and among the Company and the purchasers identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2011 and incorporated herein by reference)
4.12	Form of Common Stock Purchase Warrant (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2011 and incorporated herein by reference)
4.13	Securities Purchase Agreement, dated January 25, 2012, by and between the Company and the purchaser identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 7, 2012 and incorporated herein by reference)
4.14	4 ¾% Secured Convertible Debenture, dated January 25, 2012, by and between the Company and the purchaser identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 7, 2012 and incorporated herein by reference)
4.15	Equity Investment Agreement, dated January 25, 2012, by and between the Company and the purchaser identified therein (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 7, 2012 and incorporated herein by reference)
4.16*	First Amendment to Securities Purchase Agreement between the Company and the purchaser identified therein dated March 28, 2012.
5.1*	Opinion of Fleming PLLC
10.1+	Employment Agreement, dated October 6, 2010, by and between the Company and Barbara M. Johnson (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 12, 2010 and incorporated herein by reference)
10.2+	Amended and Restated Employment Agreement, dated December 27, 2010, by and between the Company and Glenn D. Estrella (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 3, 2011 and incorporated herein by reference)

II-6

10.3+	Employment Agreement, dated February 8, 2011, by and between the Company and Jeffrey Sawyers (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 8, 2011 and incorporated herein by reference)
10.4+	Form of Indemnification Agreement (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 8, 2011 and incorporated herein by reference)
10.5	Form of Option Agreement (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 3, 2011 and incorporated herein by reference)
10.6	Mutual Release and Separation Agreement by and between the Company and David A. Christian (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2010 and incorporated herein by reference)
10.7	Mutual Release and Separation Agreement by and between the Company and William J. Hotz (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 12, 2010 and incorporated herein by reference)
10.8	Purchase Agreement, dated April 20, 2010, by and between the Company and Global Telesat Corp. (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 27, 2010 and incorporated herein by reference)
10.9	Amendment to Purchase Agreement, dated December 20, 2010, by and between the Company and Global Telesat Corp.
10.10	Escrow and Stock Purchase Agreement, dated September 29, 2010, by and among the Company, Michael K. Clark and Hinshaw & Culbertson LLP (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on September 30, 2010 and incorporated herein by reference)
10.11	First Amendment to Escrow and Stock Purchase Agreement, dated December 27, 2010, by and among the Company, Michael K. Clark and Hinshaw & Culbertson LLP (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 3, 2011 and incorporated herein by reference)
10.12	Stock Purchase Agreement, dated December 27, 2010, by and between the Company and Michael K. Clark (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 3, 2011 and incorporated herein by reference)
10.13+	Agreement, dated December 27, 2010, by and between the Company and Glenn D. Estrella (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on January 3, 2011 and incorporated herein by reference)
10.14	Agreement, dated September 30, 2010, by and between the Company and Rocky Mountain Advisers Corp. (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 12, 2010 and incorporated herein by reference)

10.15	Agreement, dated September 30, 2010, by and between the Company and Jonathan Leinwand (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 12, 2010 and incorporated herein by reference)
10.16	Agreement, dated September 30, 2010, by and between the Company and Daniyel Erdberg (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 12, 2010 and incorporated herein by reference)
10.17	GlobeTel Communications Corp. 2004 Employee Stock Option Plan (filed as an Exhibit to the Company’s Registration Statement on Form S-8, as filed with the SEC on March 8, 2005 and incorporated herein by reference)
10.18	Settlement Agreement by and among the Company and TAO Technologies GmbH, Dr. Bernd-H Kroeplin and Global Telesat Corp., dated March 22, 2011 (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 28, 2011 and incorporated herein by reference)
10.20+	Non-Qualified Stock Option Agreement dated March 30, 2011 with Glenn D. Estrella (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 16, 2011 and incorporated herein by reference)
10.21+	Non-Qualified Stock Option Agreement dated March 30, 2011 with W. Jeffrey Sawyers (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 16, 2011 and incorporated herein by reference)
10.22+	Non-Qualified Stock Option Agreement dated March 30, 2011 with Barbara M. Johnson (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 16, 2011 and incorporated herein by reference)
10.23	Form of Common Stock Purchase Warrant (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 1, 2011 and incorporated herein by reference)
10.24	Settlement Agreement dated May 17, 2011 between the Company and Hudson Bay Fund LP and Hudson Bay Master Fund Ltd. (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 20, 2011 and incorporated herein by reference)
10.25	Stock Purchase Agreement by and among World Surveillance Group Inc., Global Telesat Corp., Growth Enterprise Fund, S.A. and David Phipps dated May 25, 2011 (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 31, 2011 and incorporated herein by reference)
10.26	Option Agreement by and among World Surveillance Group Inc., Global Telesat Corp., and Growth Enterprise Fund, S.A. dated May 25, 2011 (filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 31, 2011 and incorporated herein by reference)
10.27	Letter Agreement dated June 30, 2003 between Global Telesat Corp. and Globalstar (filed as an Exhibit to the Company’s Amendment No. 1 to Form S-1, as filed with the SEC on September 1, 2011 and incorporated herein by reference)
10.28	Letter Agreement dated August 7, 2003 between Global Telesat Corp. and Globalstar (filed as an Exhibit to the Company’s Amendment No. 1 to Form S-1, as filed with the SEC on September 1, 2011 and incorporated herein by reference)
10.29	Agreement dated May 4, 2005 between Globalstar LLC and Globalnet Corporation (filed as an Exhibit to the Company’s Amendment No. 2 to Form S-1, as filed with the SEC on September 20, 2011 and incorporated herein by reference)
10.30	Assignment and Assumption Agreement dated July 28, 2005 by and among Globalstar LLC, Globalnet Corporation and Global Telesat Corp. (filed as an Exhibit to the Company’s Amendment No. 1 to Form S-1, as filed with the SEC on September 1, 2011 and incorporated herein by reference)

II-7

10.31	Agreement dated August 16, 2006 between Global Telesat Corp. and Globalstar, Inc. (filed as an Exhibit to the Company’s Amendment No. 2 to Form S-1, as filed with the SEC on September 20, 2011 and incorporated herein by reference)
10.32	Agreement dated February 10, 2011 between Global Telesat Corp. and Globalstar, Inc. (portions of this Exhibit have been redacted pursuant to a request for confidential treatment submitted to the SEC) (filed as an Exhibit to the Company’s Amendment No. 4 to Form S-1, as filed with the SEC on October 21, 2011 and incorporated herein by reference)
10.33+	Amended and Restated Letter Agreement between the Company and Anita S. Hulo dated September 29, 2011 (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2011 and incorporated herein by reference)
10.34+	Amended and Restated Letter Agreement between the Company and Wayne P. Jackson dated September 29, 2011 (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2011 and incorporated herein by reference)
10.35+	Amended and Restated Letter Agreement between the Company and Kevin S. Pruett dated September 29, 2011 (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2011 and incorporated herein by reference)
10.36+	Letter Agreement between the Company and Michael K. Clark dated as of January 3, 2012 (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 28, 2012 and incorporated herein by reference).
10.37+	Conversion Agreement between the Company and Glenn D. Estrella dated November 2, 2011 filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2011 and incorporated herein by reference)
10.38+	Conversion Agreement between the Company and Barbara M. Johnson dated November 2, 2011 filed as an Exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on November 8, 2011 and incorporated herein by reference)
10.39+	Restricted Stock Agreement between the Company and the parties set forth therein dated September 28, 2011 (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 28, 2012 and incorporated herein by reference)
10.40+	Restricted Stock Agreement between the Company and the parties set forth therein dated December 28, 2011 (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 28, 2012 and incorporated herein by reference)
10.41+	Restricted Stock Agreement between the Company and the parties set forth therein dated December 28, 2011 (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 28, 2012 and incorporated herein by reference)
10.42+	2011 Equity Compensation Incentive Plan (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2011 and incorporated herein by reference)
21.1	List of the Company’s Subsidiaries as of December 31, 2011 (filed as an Exhibit to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 28, 2012 and incorporated herein by reference)
23.1*	Consent of Independent Auditors for WSGI Financials
23.2*	Consent of Fleming PLLC (see Exhibit 5.1)
23.3*	Consent of Independent Auditors for GTC Financials
24.1*	Power of Attorney (contained on Signature Page hereto)

* Provided herewith
+ Indicates management contract relating to compensatory plans or arrangements

II-8